Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SENIOR SECURED SUPER-PRIORITY REPLACEMENT DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED SUPER-PRIORITY REPLACEMENT DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT dated as of July 4, 2023 (this “Amendment”), is entered into by and among (a) CORE SCIENTIFIC, INC., a Delaware corporation and a debtor and debtor-in-possession in the Chapter 11 Cases (as defined in the Loan Agreement referred to below) (“Core Scientific” or “Borrower”) and as authorized representative for all Obligors (as defined in the Loan Agreement) hereunder (in such capacity, the “Obligor Representative”), (b) each SUBSIDIARY GUARANTOR, as a Guarantor, an Obligor, and a debtor and debtor-in-possession in the Chapter 11 Cases (as such terms are defined in the Loan Agreement), (c) the entities parties to the Loan Agreement as lenders (the “Lenders”) and (d) B. RILEY COMMERCIAL CAPITAL, LLC, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the other Obligors party thereto, the Lenders and the Administrative Agent are parties to that certain Senior Secured Super-Priority Replacement Debtor-In-Possession Loan and Security Agreement dated as of February 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in this Amendment, the Borrower, the other Obligors, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Loan Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement (as amended hereby) or if not defined therein, then in the Final DIP Order.

Section 2.     Amendments. Upon the First Amendment Effective Date (as defined below), the parties hereto consent and agree that the Loan Agreement (excluding the exhibits and schedules thereto, all of which exhibits and schedules (unless otherwise expressly amended hereby) shall be unamended and unaltered hereby and shall remain in full force and effect), is hereby amended to (x) delete the stricken text (as indicated textually in the same manner as the following example: ~~stricken text~~), (y) add the double- underlined text (as indicated textually in the same manner as the following example: double-underlined text), and (z) move any affected text (as indicated textually in the same manner as the following example: ~~moved text~~) from its original location in the Loan Agreement to a different location within the Loan Agreement (as indicated textually in the same manner as the following example: moved double-underlined text), in each case, as set forth in the composite amended Loan Agreement attached to this Amendment as Annex A.

Section 3.    Conditions to Effectiveness. This Amendment shall, in each case, be effective as of the date (such date, the “First Amendment Effective Date”) that the Administrative Agent shall have received this Amendment duly executed and delivered by the Borrower, the other Obligors, the Lenders constituting the Required Lenders and the Administrative Agent, with all annexes hereto attached hereto.

Section 4.    Representations and Warranties. Each Obligor hereby represents and warrants, on and as of the First Amendment Effective Date, that:

(a)    Each Obligor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment (i) are within such Obligor’s corporate or other powers, (ii) have been duly authorized by all necessary corporate or other organizational action and all necessary Bankruptcy Court action or other actions required pursuant to the Final DIP Order, and (iii) do not (A) contravene the terms of any of such Person’s Organic Documents, (B) violate any Applicable Law or the Final DIP Order, or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted by Section 10.2.2 of the Loan Agreement) under, (x) any agreement or contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.

(b)    This Amendment has been duly executed and delivered by each Obligor that is a party hereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar law affecting the enforcement of creditors’ rights and by general principles of equity.

Section 5.    Effect on Loan Documents.

(a)    On and after the First Amendment Effective Date, each reference in any Loan Document or the Final DIP Order, and, in each case, in any other document or instrument incidental thereto, to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in the Loan Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall mean, from and after the First Amendment Effective Date, the Loan Agreement as amended hereby.

(b)    Except as specifically amended herein, all Loan Documents and the Final DIP Order shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as specifically otherwise provided herein or therein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or the Final DIP Order, nor constitute a waiver of any provision of the Loan Documents or the Final DIP Order or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or the Final DIP Order.

(d)    Each party hereto acknowledges and agrees that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes under the Loan Agreement and each other Loan Document.

Section 6.    Miscellaneous.

(a)    Except as expressly amended hereby, the provisions of the Loan Documents are and shall remain in full force and effect.

(b)    This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(c)    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means

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that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(d)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)    The Borrower shall pay all out of pocket costs and expenses of Administrative Agent and the Lenders incurred in connection with this Amendment including, without limitation, reasonable attorneys’ fees and expenses.

(f)    The provisions of Sections 14.3, 14.12, 14.13, 14.14, 14.15 and 14.17 are, by this reference thereto, hereby incorporated herein mutatis mutandis, as if all references therein to the Loan Agreement were deemed to be references to this Amendment.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

THE ADMINISTRATIVE AGENT AND LENDERS

B. RILEY COMMERCIAL CAPITAL, LLC, as the Administrative Agent and as the sole initial Lender

By:
Name:
Title:

[Signature Page to First Amendment to Senior Secured Super-Priority Replacement Debtor-In-Possession Loan and Security Agreement]

BORROWER

CORE SCIENTIFIC, INC., as Borrower

By:
Name:
Title:

GUARANTORS

CORE SCIENTIFIC MINING LLC, as a Guarantor

By:
Name:
Title:

CORE SCIENTIFIC ACQUIRED MINING LLC, as a Guarantor

By:
Name:
Title:

CORE SCIENTIFIC OPERATING COMPANY, as a Guarantor

By:
Name:
Title:

RADAR RELAY, INC., as a Guarantor

By:
Name:
Title:

[Signature Page to First Amendment to Senior Secured Super-Priority Replacement Debtor-In-Possession Loan and Security Agreement]

CORE SCIENTIFIC SPECIALTY MINING (OKLAHOMA) LLC, as a Guarantor

By:
Name:
Title:

AMERICAN PROPERTY ACQUISITION, LLC, as a Guarantor

By:
Name:
Title:

STARBOARD CAPITAL LLC, as a Guarantor

By:
Name:
Title:

RADAR LLC, as a Guarantor

By:
Name:
Title:

AMERICAN PROPERTY ACQUISITIONS I, LLC, as a Guarantor

By:
Name:
Title:

AMERICAN PROPERTY ACQUISITIONS VII, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to First Amendment to Senior Secured Super-Priority Replacement Debtor-In-Possession Loan and Security Agreement]

ANNEX A

Conformed Amended Loan Agreement

Attached.

ANNEX A

Incorporating First Amendment to Senior Secured Super-Priority

Replacement Debtor-in-Possession Loan and Security Agreement

SENIOR SECURED SUPER-PRIORITY REPLACEMENT DEBTOR-IN-POSSESSION

LOAN AND SECURITY AGREEMENT

Dated as of February 27, 2023

among

CORE SCIENTIFIC, INC.,

as Borrower, as an Obligor, as a Debtor and Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code, and as Obligor Representative

CERTAIN SUBSIDIARIES OF CORE SCIENTIFIC, INC.,

as Guarantor, as an Obligor, and as Debtor and Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code,

THE LENDERS PARTY HERETO,

and

B. RILEY COMMERCIAL CAPITAL, LLC

as the Administrative Agent

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION		3

1.1.	Definitions	3
1.2.	Accounting Terms	42
1.3.	Uniform Commercial Code	42
1.4.	Certain Matters of Construction	42

SECTION 2. CREDIT FACILITIES		43

SECTION 3. INTEREST, FEES AND CHARGES		47

3.1.	Interest	47
3.2.	Fees and Commitment Payments	47
3.3.	Computation of Interest, Fees, Yield Protection	49
3.4.	Reimbursement Obligations	49
3.5.	[Reserved]	49
3.6.	[Reserved]	50
3.7.	Increased Costs; Capital Adequacy	50
3.8.	Mitigation	51
3.9.	[Reserved]	51
3.10.	Maximum Interest	51

SECTION 4. LOAN ADMINISTRATION		51

4.1.	Manner of Borrowing and Funding Loans	51
4.2.	Defaulting Lender	52
4.3.	[Reserved]	53
4.4.	[Reserved]	53
4.5.	[Reserved]	53
4.6.	Effect of Termination	53

SECTION 5. PAYMENTS		54

5.1.	General Payment Provisions	54
5.2.	Voluntary Prepayments	54
5.3.	Mandatory Prepayments	54
5.4.	Payment of Other Obligations	55
5.5.	Marshaling; Payments Set Aside	56
5.6.	Application and Allocation of Payments	56
5.7.	[Reserved]	57
5.8.	[Reserved]	57
5.9.	Taxes	57
5.10.	Lender Tax Information	59
5.11.	Obligor Representative	61

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SECTION 6. CONDITIONS PRECEDENT		61

6.1.	Conditions Precedent to Initial Draw	61
6.2.	Conditions Precedent to Closing Date and all other Borrowings	61
6.3.	Conditions Subsequent	66

SECTION 7. COLLATERAL		66

7.1.	Grant of Security Interest	66
7.2.	Lien on Accounts; Liens on Real Property	68
7.3.	Pledged Collateral	69
7.4.	Intellectual Property Matters	73
7.5.	Other Collateral	74
7.6.	No Assumption of Liability	74
7.7.	Further Assurances	75

SECTION 8. COLLATERAL ADMINISTRATION		75

8.1.	[Reserved]	75
8.2.	Administration of Accounts	75
8.3.	[Reserved]	76
8.4.	[Reserved]	76
8.5.	Administration of Deposit Accounts	76
8.6.	General Provisions	77
8.7.	Power of Attorney	78

SECTION 9. REPRESENTATIONS AND WARRANTIES		78

9.1.	General Representations and Warranties	78
9.2.	Disclosure	84

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS		84

10.1.	Affirmative Covenants	84
10.2.	Negative Covenants	92
10.3.	Financial Covenants	102
10.4.	Chapter 11 Cases	103

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT		104

11.1.	Events of Default	104
11.2.	Remedies upon Default	109
11.3.	Setoff	113
11.4.	Remedies Cumulative; No Waiver	114

SECTION 12. THE ADMINISTRATIVE AGENT		115

12.1.	Appointment, Authority and Duties of the Administrative Agent	115
12.2.	Agreements Regarding Collateral and Borrower Materials	117
12.3.	Reliance By the Administrative Agent	119
12.4.	Action Upon Default	119

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12.5.	Ratable Sharing	119
12.6.	Indemnification	120
12.7.	Limitation on Responsibilities of the Administrative Agent	120
12.8.	Successor Agent and Co-Agents	120
12.9.	Non-Reliance on the Administrative Agent and the Other Lenders	122
12.10.	Remittance of Payments and Collections	122
12.11.	Individual Capacities	123
12.12.	Erroneous Payments	123
12.13.	[Reserved]	124
12.14.	No Third Party Beneficiaries	124
12.15.	Withholding Tax	124
12.16.	The Administrative Agent May File Proofs of Claim; Credit Bidding	125
12.17.	Certain ERISA Matters	128
12.18.	Successors By Merger, Etc	129

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS		129

13.1.	Successors and Assigns	129
13.2.	Participations	129
13.3.	Assignments	130
13.4.	Replacement of Certain Lenders	131

SECTION 14. MISCELLANEOUS		132

14.1.	Consents, Amendments and Waivers	132
14.2.	Indemnity	133
14.3.	Notices and Communications	134
14.4.	Performance of Borrower’s Obligations	136
14.5.	Credit Inquiries	136
14.6.	Severability	136
14.7.	Cumulative Effect; Conflict of Terms	137
14.8.	Counterparts; Execution	137
14.9.	Entire Agreement	137
14.10.	Relationship with Lenders	137
14.11.	No Advisory or Fiduciary Responsibility	137
14.12.	Confidentiality	138
14.13.	GOVERNING LAW	138
14.14.	Consent to Forum	138
14.15.	Waivers by Obligors	139
14.16.	Patriot Act Notice	139
14.17.	NO ORAL AGREEMENT	140
14.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	140
14.19.	DIP Orders	140
14.20.	Acknowledgment Regarding any Supported QFCs	141

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Acceptance
Exhibit B	Assignment Notice
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Guaranty
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of U.S. Tax Compliance Certificate
Exhibit G	Form of Joinder
Exhibit H	Initial Budget
Exhibit I	Form of Global Intercompany Note
Exhibit J	Form of Variance Report Certificate

Schedule 1.1	Commitments of Lenders
Schedule 1.1(a)	Subject Real Property
Schedule 1.1(b)	Commitment Letter
Schedule 6.2.1	List of Closing Documents
Schedule 6.3	Conditions Subsequent
Schedule 7.1(c)	Commercial Tort Claims
Schedule 7.3(a)	Equity Interests and Debt Securities
Schedule 8.5	Deposit Accounts, Security Accounts, Commodity Accounts
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.10	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Litigation
Schedule 9.1.18	Labor Relations
Schedule 10.1.16	Immaterial Subsidiaries
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.4	Existing Investments
Schedule 10.2.16	Existing Affiliate Transactions

SENIOR SECURED SUPER-PRIORITY REPLACEMENT DEBTOR-IN-POSSESSION

LOAN AND SECURITY AGREEMENT

THIS SENIOR SECURED SUPER-PRIORITY REPLACEMENT DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT is dated as of February 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, including pursuant to the First Amendment (as defined below), this “Agreement”), by and among (a) CORE SCIENTIFIC, INC., a Delaware corporation and a debtor and debtor- in-possession in the Chapter 11 Cases (“Core Scientific” or “Borrower”) and as authorized representative for all Obligors hereunder (in such capacity, the “Obligor Representative”), (b) each SUBSIDIARY GUARANTOR, as a Guarantor, an Obligor, and a debtor and debtor-in-possession in the Chapter 11 Cases, (c) each Person party hereto from time to time as a LENDER, and (d) B. RILEY COMMERCIAL CAPITAL, LLC, as Administrative Agent (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, on December 21, 2022 (the “Petition Date”), each of Core Scientific and certain direct and indirect Subsidiaries of Core Scientific (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) initiating their respective jointly administered cases under Chapter 11 of the Bankruptcy Code (Case No. 22-90341 (DRJ)) (collectively, the “Chapter 11 Cases”), and each Debtor has continued and is continuing in the possession of its assets and management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, in order to provide the Debtors with financing during the pendency of the Chapter 11 Cases, the Debtors, certain Persons parties from time to time party thereto as lenders (the “Original DIP Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent thereunder (the “Original DIP Agent”) entered into a certain Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement dated as of December 22, 2022 (the “Original DIP Credit Agreement”), pursuant to which the Original DIP Lenders made certain loans and provided certain other accommodations to the Debtors after the Petition Date, on an interim basis pursuant to authorization under that certain Interim Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Priming Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief Docket No. 130 approved and entered by the Bankruptcy Court on December 23, 2022;

WHEREAS, the Debtors desire to replace and refinance the financing contemplated by the Original DIP Credit Agreement;

WHEREAS, in furtherance thereof, pursuant to (i) the terms of that certain Commitment Letter dated as of January 29, 2023 provided to Borrower by the Administrative Agent and the Lenders party thereto and the Term Sheet attached as Annex A thereto (collectively, the “Commitment Letter”) and (ii) that certain Order (I) Authorizing The Debtors On An Interim Basis

To (A) Obtain Senior Secured Non-Priming Superpriority Replacement Postpetition Financing And (B) Use Cash Collateral, (II) Authorizing The Debtors To Refinance Existing Postpetition Financing On A Final Basis, (III) Granting Liens And Providing Claims With Superpriority Administrative Expense Status, (IV) Granting Adequate Protection To The Prepetition Secured Parties On A Final Basis, (V) Modifying The Automatic Stay, (V) Scheduling A Final Hearing, And (VI) Granting Related Relief (Docket No. 447) which was approved and entered by the Bankruptcy Court on February 2, 2023 (as more fully defined below, the “Interim DIP Order”), the Administrative Agent and the Lenders agreed (x) to provide Borrower a senior secured super-priority debtor-in-possession term loan credit facility (the “DIP Facility”) and (y) to fund the Initial Draw under the DIP Facility in the amount of $35,000,000 to Borrower on February 3, 2023 in order to, among other things, (i) repay and refinance the obligations and liabilities owing by the Debtors under the Original DIP Agreement and the related instruments, documents and agreements, (ii) to pay certain fees and expenses owing to the Lenders and the Administrative Agent, (iii) to fund the Carve-Out Account in accordance with the Approved Budget and (iv) to fund ongoing working capital requirements during the pendency of the Chapter 11 Cases in accordance with the Approved Budget (subject to Permitted Variances);

WHEREAS, to ensure timely repayment and satisfaction of, and to provide security for the repayment and satisfaction of, the Loans and all other Obligations owing to the Administrative Agent and the Lenders by Borrower under the DIP Facility, (x) each Guarantor has agreed to irrevocably and unconditionally guaranty the full, complete and timely repayment of the Obligations and (y) Borrower and Guarantor have each agreed to grant in favor of the Administrative Agent (for the benefit of the Secured Parties) Liens on the Collateral, in each case, as further set forth in, and subject to, the DIP Orders;

WHEREAS, pursuant to the Commitment Letter, it is a condition to the ongoing financing under the DIP Facility that Borrower, Guarantor, the Administrative Agent and Lenders (x) enter into definitive loan documentation, including this Agreement, to more fully set forth the terms and conditions of the DIP Facility and the grant of Liens in connection therewith and (y) obtain Bankruptcy Court approval of the DIP Facility, this Agreement and the other Loan Documents, in each case, on a final basis by no later than thirty (30) days after the Interim DIP Order Date;

WHEREAS, the entry by the parties into this Agreement and the other Loan Documents and the financings and grants of Liens contemplated hereby and thereby are anticipated to be approved by the Bankruptcy Court pursuant to the Final DIP Order to be entered by the Bankruptcy Court by March 4, 2023 (as more fully defined below, the “Final DIP Order” and together with the Interim DIP Order, being the “DIP Orders”), with this Agreement constituting the “Replacement DIP Credit Agreement”, the Loan Documents constituting the “Replacement DIP Loan Documents”, and the DIP Facility and the Loans constituting the “Replacement DIP Facility,” in each case, as referred to in the Final DIP Order;

WHEREAS, subject to the terms and conditions set forth herein and in the DIP Orders, it is hereby agreed that (i) the Lenders are willing to continue and to make available the existing and new Loans as contemplated hereby and by the DIP Orders to Borrower and (ii) the Administrative Agent is willing to serve as the Administrative Agent for the Lenders; and

WHEREAS, that certain Restructuring Support Agreement dated as of December 22, 2022 (the “Restructuring Support Agreement”), by and among the Obligors, certain prepetition creditors of the Obligors party thereto and the Original DIP Lenders was terminated pursuant to a termination letter dated as of February 9, 2023.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1.    Definitions. As used herein (including in the recitals hereto), the following terms have the meanings set forth below:

“Acceptable Chapter 11 Plan” : a plan of reorganization for each of the Debtors in the Chapter 11 Cases (including all related schedules, supplements, exhibits and orders, as applicable) on terms that provides for the Full Payment (or such other treatment acceptable to the Administrative Agent and the Required Lenders in their sole discretion) of all Obligations outstanding pursuant to this Agreement on the Chapter 11 Plan Effective Date.

“Account”: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor”: a Person obligated under an Account, Chattel Paper or General Intangible.

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, division, or all or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Subsidiary with another Person.

“Adequate Assurance Deposit”: as defined in that certain Emergency Motion of Debtors for Entry of an Order (I) Approving Debtors’ Proposed Form of Adequate Assurance of Payment to Utility Companies; (II) Establishing Procedures for Resolving Objections by Utility Companies; (III) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Service; and (IV) Granting Related Relief entered by the Bankruptcy Court on or about the Petition Date, which such deposits are made and maintained in accordance with the terms of such motion and the Approved Budget.

“Administrative Agent”: as of any time of determination, the Person appointed in accordance with this Agreement (including pursuant to the successor agency provisions of Section 12.8.1) to act as administrative agent for the Lenders and as collateral agent for the Secured Parties. As of the Interim DIP Closing Date and the Closing Date, the Administrative Agent shall be B. Riley Commercial Capital, LLC.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, each of the Permitted Holders shall be an Affiliate of the Obligors and their Subsidiaries.

“Agent Indemnitees”: the Administrative Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by the Administrative Agent (including Choate, Hall & Stewart LLP and any applicable local or special counsel (the appointment of any such special counsel to be subject to the reasonable consent of Obligors, so long as not unreasonably withheld, conditioned or delayed).

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Law”: the Foreign Corrupt Practices Act of 1977, as amended, or any similar Applicable Law.

“Anti-Terrorism Law”: any law primarily relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Debtors, any order of the Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Applicable Rate”: in the case of the Loans, 10% per annum.

“Approved Budget”: (a) the Initial Budget, at all times, until superseded by an Updated Budget in accordance with (and subject to receipt of all approvals required pursuant to) Section 10.1.12(a) and (b) as of any time of determination thereafter, the most recent Budget Supplement (if any) that constitutes the Updated Budget in effect as of such time in accordance with (and subject to) receipt of all approvals required pursuant to Section 10.1.12(a).

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Asset Disposition”: a sale, lease (as lessor), license, consignment, transfer or other disposition of assets or property (real or personal) (including any Equity Interests) of an Obligor, unwinding of any Hedging Agreement, any discounting or selling of (with or without recourse) any notes receivable or accounts receivable, a disposition of property in connection with a sale-leaseback transaction or synthetic lease, and including any disposition of property pursuant to a Division.

“Assignment and Acceptance”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably acceptable to the Administrative Agent.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Bankruptcy Court”: as defined in the recitals to this Agreement.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bitcoin”: the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the Blockchain.

“Bitcoin Disposition”: any disposition of Bitcoin by Borrower or Subsidiary thereof for Fair Market Value (to be determined as of the date such disposition is agreed to) in the Ordinary Course of Business or pursuant to the terms of any Permitted BTC Hedging Agreement.

“Board of Governors”: the Board of Governors of the Federal Reserve System.

“Borrowed Money”: with respect to any Obligor or Subsidiary, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the

Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for property; (b) Capital Leases; (c) reimbursement obligations with respect to drawn amounts under letters of credit; and (d) Guarantee Obligations with respect to any Debt of the foregoing types owing by another Person.

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: reports, financial statements and other materials delivered by Borrower hereunder, as well as other Reports and information provided by the Administrative Agent to Lenders.

“Borrowing”: a group of Loans that are made (or deemed made) on the same day.

“Borrowing Date”: as defined in Section 4.1.1.

“Budget Covenant”: as defined in Section 10.3.1.

“Budget Reporting Deadline”: as defined in Section 10.1.12.

“Budget Supplement”: as defined in Section 10.1.12.

“Budget Variance”: as defined in Section 10.1.12.

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of Texas, California or New York.

“Capital Expenditures”: all liabilities incurred or expenditures made by any Obligor or a Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations”: as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Carve-Out”: has the meaning assigned to such term in the Interim DIP Order (with respect to the period prior to the entry of the Final DIP Order) or the Final DIP Order (from and after the date on which the Final DIP Order is entered).

“Carve-Out Account”: Borrower’s deposit account ending –x6786 at Bank of America, N.A. in which all amounts therein shall be held in trust for and exclusively available for the payment of fees and expenses of Professional Persons (as defined in the DIP Order) and designated as the “Professional Fees Escrow Account” pursuant to the DIP Orders.

“Cash Collateral”: cash, Cash Equivalents, and any interest or other income earned thereon, that collateralizes, or is security for the payment of, any Obligations.

“Cash Dominion Period”: shall be in effect at the election of the Administrative Agent or the Required Lenders, as of the time that any Event of Default occurs or arises, and at all times until such Event of Default shall have been cured or shall cease to exist, so long as no other Default or Event of Default exists or be continuing at such time.

“Cash Equivalents”: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a Lender or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by any financial institution or other Person acceptable to the Administrative Agent or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (e) above. For the avoidance of doubt, Cryptocurrency shall not constitute “Cash Equivalents”.

“CERCLA”: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law”: the occurrence, after the Interim DIP Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: any of the following:

(a)    at any time, and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, (i) shall obtain the power (whether or not exercised) to elect a majority of the members of the board of directors of Borrower, or (ii) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of Borrower representing more than the greater of (x) twenty-five percent (25%) of the voting power of the then outstanding Voting Equity Interests of Borrower and (y) the percentage of the voting power of the then outstanding Voting Equity Interests of Borrower owned, directly or indirectly, beneficially by the Permitted Holders (in the aggregate);

(b)    Persons serving as directors of Borrower as of the Petition Date have ceased to represent a majority of the directors of Borrower unless each such new director was approved by the majority of the board of directors of Borrower as of the Petition Date;

(c)    the sale or transfer of all or substantially all of Borrower’s or the Obligors’ assets, in each case, on a consolidated basis;

(d)    at any time, and for any reason whatsoever (other than in connection with a Permitted Asset Disposition), Borrower ceases to directly or indirectly own and control one hundred percent (100%) of the Equity Interests of each of the other Obligors in existence on the Interim DIP Closing Date; or

(e)    a “change of control” or any comparable term under, and as defined in, any agreement governing Debt for Borrowed Money in an aggregate principal amount exceeding $5,000,000.

“Chapter 5 Claims and Causes of Action”: the Obligors’ claims and causes of action arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code or similar state law.

“Chapter 11 Approvals”: as defined in Section 10.2.21.

“Chapter 11 Cases”: as defined in the recitals to this Agreement.

“Chapter 11 Order”: any order of the Bankruptcy Court in the Chapter 11 Cases in form and substance, and on terms and conditions, satisfactory to the Administrative Agent and the Required Lenders (including, as applicable, the Interim DIP Order and the Final DIP Order).

“Chapter 11 Plan”: any plan of reorganization or liquidation (as the case may be) (including any Acceptable Chapter 11 Plan).

“Chapter 11 Plan Effective Date”: (a) with respect to the Acceptable Chapter 11 Plan, the date upon which all of the conditions to the effectiveness of the Acceptable Chapter 11 Plan set forth therein have been satisfied (or waived) in accordance with its terms, and (b) with respect to any Chapter 11 Plan that is not the Acceptable Chapter 11 Plan, the date of “substantial consummation” (as such term is defined in Section 1101 of the Bankruptcy Code) of any Chapter 11 Plan; provided, that, for purposes of this Agreement, “substantial consummation” shall in any event be deemed to occur no later than the effective date of such Chapter 11 Plan.

“Chapter 11 Unsecured Creditors Committee”: the official committee of unsecured creditors appointed in the Chapter 11 Cases, pursuant to Section 1102 of the Bankruptcy Code, if any.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (which shall be limited to the fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Indemnitees (unless there is an actual or perceived conflict of interest in which case each such Indemnitee may retain its own counsel), and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of the Administrative Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, to the extent relating to (a) any Loans, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law in connection with the Loan Documents, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, settlement or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date”: the date upon which all conditions precedent to the effectiveness of this Agreement set forth in Section 6.2.1 are satisfied or waived in accordance with the terms hereof. For the avoidance of doubt, February 27, 2023 constitutes the Closing Date.

“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: collectively, (a) all property described in Section 7.1, (b) all property (including Real Estate, personal property, mixed, owned, leased or operated by an Obligor) that is described in any DIP Order or any Security Document as security for any Obligations, and (c) all other property (including, without limitation, Real Estate, personal property, mixed, owned, leased or operated by an Obligor) of an Obligor that now or hereafter secures (or is intended to secure) any Obligations; but, in all cases, excluding Excluded Assets (unless a Lien thereon is granted pursuant to the DIP Orders or any other Chapter 11 Order).

“Commitments”: the DIP Term Loan Commitments.

“Commitment Letter”: as defined in the recital to this Agreement. A copy of the Commitment Letter is attached as Schedule 1.1(b).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate”: a certificate (substantially in the form of Exhibit E hereto or in such other form acceptable to the Administrative Agent) signed by a Senior Officer of each of the Obligors and delivered on behalf of the Obligors to certify compliance with the matters set forth in Section 7.5.2, Section 10.1.2(a), (b) or (c), as applicable, and Section 10.3.2.

“Contingent Obligation”: any obligation of a Person arising from any guaranty (including all Guarantee Obligations), indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any

(a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b)    obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by such Person in good faith.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”: an agreement with respect to any Deposit Account, Security Account or Commodity Account (including any DIP Funding Account) entered into by and among the Obligor in whose name such Deposit Account, Security Account or Commodity Account (including any DIP Funding Account) is maintained, the institution(s) maintaining such Deposit Account, Security Account or Commodity Account (including any DIP Funding Account), and the Administrative Agent, which agreement shall be in form and substance reasonably acceptable to the Administrative Agent and effective to establish “control” (within the meaning set forth in Sections 9-104 and 9-106 of the Uniform Commercial Code) of such Deposit Account, Security Account or Commodity Account (including any DIP Funding Account) in favor of the Administrative Agent to the extent required to perfect the Administrative Agent’s Lien on such Deposit Account, Security Account or Commodity Account (including any DIP Funding Account).

“Copyrights”: all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under Applicable Law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Covered Party”: as defined in Section 14.20(a).

“Cryptocurrency”: any digital or electronic asset or currency (including Bitcoin and Ethereum) transacted, exchanged or otherwise subsisting on the blockchain or other decentralized or distributed ledger or similar digital platform.

“CWA”: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Debt”: as applied to any Person, without duplication, (a) all indebtedness and obligations of such Person for Borrowed Money; (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (c) all obligations of such Person arising with respect to non-contingent earnout or similar non-contingent obligations incurred in connection with an Acquisition; (d) all Disqualified Equity Interests; (e) all reimbursement obligations in respect of letters of credit issued for the account of such Person; (f) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed; (g) all Capital Lease Obligations of such Person; (h) all obligations of such Person under Hedging Agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (i) without duplication, all Contingent Obligations of such Person with respect to Debt described in (a) through (h) above; provided, that Debt shall not include (i) trade payables and accrued expenses, in each case arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (iv) any obligations or liabilities under any agreement relating to transactions of the type described in any Permitted Asset Disposition, Permitted Employment Arrangement (whether or not such transactions meet the requirements for being classified as Permitted Asset Dispositions or Permitted Employment Arrangements, as applicable), power purchase agreements or hosting agreements. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. The amount of Debt of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Debt and (2) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Debt Issuance”: the incurrence by any Obligor or any Subsidiary of any Debt, other than Debt permitted under Section 10.2.1.

“Debtor”: as defined in the preamble to this Agreement.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: the Applicable Rate plus 2.00% per annum.

“Defaulting Lender”: without limiting Section 4.2.1(b), (a) any Lender that has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Obligor Representative in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) any Lender that has notified the Obligor Representative or the Administrative Agent (or any of their respective counsel) that it does not intend to comply with its funding obligations hereunder, or that has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) any Lender that has failed, within three (3) Business Days after written request by the Administrative Agent or the Obligor Representative , to confirm in writing to the Administrative Agent and the Obligor Representative that it is able to, intends to, and shall, comply with its prospective funding obligations hereunder at the time, in the manner, and as otherwise required hereby (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Obligor Representative ), or (d) any Lender (or any Person seeking to become a Lender) that has, or whose direct or indirect parent company has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Required Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2) upon delivery of written notice of such determination to the Obligor Representative and each Lender.

“Designated Jurisdiction”: a country or territory that is the subject of a Sanction (as of the date of this Agreement, Cuba, Iran, Syria, North Korea, the Crimea region of Ukraine, the Donetsk People’s Republic, and the Luhansk People’s Republic).

“DIP Facility”: as defined in the recitals to this Agreement.

“DIP Funding Account”: each Deposit Account set forth on Schedule 8.5 and maintained in the name of Borrower at Bank of America or another bank reasonably acceptable to the Administrative Agent over which the Administrative Agent has control and the ability to take actions during any Cash Dominion Period, pursuant to the applicable DIP Order and such other arrangements reasonably acceptable to the Administrative Agent, including, without limitation, a Control Agreement, as applicable.

“DIP Motion” means the motion filed by the Obligors with the Bankruptcy Court on January 31, 2023 seeking approval, on an interim basis, of (among other things) the DIP Facility, and authorization for the use of cash collateral (including such terms and conditions relating to adequate protection in connection therewith), in each case, in form and substance acceptable to the Administrative Agent and the Required Lenders.

“DIP Orders”: collectively, the Interim DIP Order and the Final DIP Order and separately, the Interim DIP Order or the Final DIP Order, as the context requires.

“DIP Superpriority Claims”: as defined in the DIP Orders.

“DIP Term Loan Cap”: an amount equal to $70,000,000 (or, if less, the amount authorized as such DIP Term Loan Cap pursuant to the Final DIP Order); it being agreed that such DIP Term Loan Cap shall in no event be deemed to constitute a limit on capitalized PIK Interest or the Upfront Payment.

“DIP Term Loan Commitment”: the commitment and obligation of the Lenders to fund their Pro Rata shares of DIP Term Loans pursuant to Section 2.1.2 (including the Initial Draw funded on the Interim DIP Closing Date) in an aggregate principal amount outstanding at any time equal to (a) the DIP Term Loan Cap, minus (b) the aggregate principal amount of DIP Term Loans made to Borrower as of such date of determination (excluding Loans made under the Initial Draw which have been repaid pursuant to any Initial Draw Voluntary Prepayment as of such date). The DIP Term Loan Commitment as of the Closing Date shall be set forth on the DIP Term Loan Commitment Schedule. For the avoidance of doubt, if applicable from time to time, the DIP Term Loan Commitment shall be adjusted to reflect any reduction resulting from the operation of the provisions hereof (including pursuant to Section 2.1.4); provided, that the aggregate amount of the DIP Term Loan Commitment shall not exceed the DIP Term Loan Cap.

“DIP Term Loan Commitment Schedule”: means Schedule 1.1.

“DIP Term Loans”: Loans made pursuant to Section 2.1.2 hereunder by Lenders having DIP Term Loan Commitments. For the avoidance of doubt, the principal balance of outstanding DIP Term Loans, as determined from time to time, shall include all capitalized PIK Interest and the Upfront Payment which has been Paid in Kind on the Interim DIP Closing Date, as applicable.

“Disbursements Variance”: as defined in Section 10.1.12.

“Disqualified Equity Interests”: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering, asset sale or similar event shall be subject to Full Payment of the Obligations), or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require Borrower or any Subsidiary to repurchase such Equity Interest upon the occurrence of a change of control will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that Borrower or such Subsidiary, as applicable, may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.3.

“Disqualified Lender”: (a) any Person that constitutes a competitor of any Obligor, (b) any Person identified in writing by any Obligor in writing on or prior to the Closing Date, and (c) any Affiliate of any Person described in clauses (a) and (b) above that is either (i) identified in writing to the Administrative Agent in advance of any relevant transaction or (ii) reasonably identifiable on the basis of such Affiliate’s name.

“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Dividing Person”: has the meaning assigned to it in the definition of “Division.”

“Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars”: lawful money of the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: each and any of the following Persons: (a) each Lender, (b) each Affiliate of a Lender, (c) each Approved Fund, and (d) each other Person approved in writing by the Administrative Agent (except (i) any natural person, (ii) any Obligor or any of the Obligor’s Affiliates or Subsidiaries or (iii) unless consented to in writing by the Administrative Agent and the Required Lenders, any holder (or affiliate of any such holder) of Prepetition NPA Facility Debt); provided, however, that each assignment to an Eligible Assignee shall be made in accordance with Section 13.3.

“Eligible Cash”: with respect to cash or Cash Equivalents from time to time on deposit in the Carve-Out Account, such cash or Cash Equivalents to the extent not exceeding the sum of (x) the amount of accrued and unpaid professional fees and expenses of the Obligors of administering the Chapter 11 Cases which are to be deposited therein in accordance with the DIP Orders and the Approved Budget plus (y) the Post-Carve-Out Notice Amount.

“Enforcement Action”: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise, including in the Chapter 11 Cases, pursuant to any order of the Bankruptcy Court, or otherwise).

“Environment”: ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws”: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice”: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) Person having any other form of equity security or ownership interest in another Person, including common stock and preferred stock, and including all of the warrants, options or other rights for the purchase or acquisition from such Person of such Equity Interests in such Person.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) with respect to any Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or a failure to make a required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash”: as defined in Section 5.3.3.

“Event of Default”: as defined in Section 11.1.

“Exchange Act”: Securities Exchange Act of 1934.

“Excluded Account”: any Deposit Account in the name of any Obligor (a) that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments in the Ordinary Course of Business; (b) that is a trust, fiduciary, or withholding tax payment account or (c) accounts set forth on Schedule 8.5 which are listed as Excluded accounts; provided, that, no other Deposit Accounts shall constitute an Excluded Account.

“Excluded Assets”: Except in each case to the maximum extent overridden by the Bankruptcy Code, each of the following:

(a)    any lease, license, contract, or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto) to which any Obligor is a party or any of its rights or interests thereunder and its interest in any Real Estate (other than any Subject Real Property) which is demised thereby and any improvements thereon, in each case, if and only for so long as the grant of a security interest or Lien under this Agreement (i) is prohibited by Applicable Law during the Chapter 11 Cases, or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein pursuant to Applicable Law during the Chapter 11 Cases, (ii) would require the consent of third parties (and such consent requirement is enforceable during the Chapter 11 Cases), and such consent shall have not been obtained notwithstanding (if so reasonably requested by the Administrative

Agent) the Obligors’ commercially reasonable efforts to obtain the same (other than with respect to Real Estate existing as of the Closing Date, for which no such efforts shall be required), or (iii) would constitute or result in a breach, termination or default under any such lease, license, contract or agreement (in each case other than to the extent that any such prohibition, limitation, consent requirement or other term thereof is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction, the Bankruptcy Code or any other Applicable Law or any principles of equity); provided, that any such lease, license, contract or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto), the rights and interests of any Obligor thereunder and/or such Obligor’s interest in any such Real Estate which is demised thereby and any improvements thereon will, in any case, be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset, and will become Collateral, immediately and automatically, at such time as such consequences will no longer result;

(b)    Excluded Accounts;

(c)    [reserved];

(d)    any United States intent-to-use trademark applications to the extent the grant of a security interest therein would impair the validity or enforceability of such intent- to-use trademark application under applicable federal law notwithstanding the DIP Orders; and

(e)    Margin Stock;

provided, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that upon the occurrence of an event that renders property to no longer constitute Excluded Assets, including submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) with respect to an intent-to- use trademark application, a security interest in such property shall be automatically and simultaneously be granted under the Security Documents and such property shall be automatically and immediately included as Collateral hereunder.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes, in each case, as a result of (i) such recipient being organized or having its principal office, or, in the case of any Lender, having its applicable Lending Office located, in such jurisdiction, or (ii) a present or former connection between such recipient and the taxing jurisdiction (other than connections arising from the Administrative Agent, such Lender or such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document); (b) any Tax imposed on such recipient as a result of such recipient’s failure to comply with Section 5.10; (c) in the case of a Lender, any U.S. federal withholding tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to laws in force at the time such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Obligor Representative under Section 13.4) or designates a new Lending Office hereunder, except to the extent that, pursuant to Section 5.9, additional amounts were payable with respect to such U.S. federal withholding tax to such Lender (or its assignor, if any), immediately prior to designation of a new Lending Office (or assignment) and (d) withholding Taxes imposed by FATCA.

“Exit Premium”: as defined in Section 3.2.5.

“Extension”: as defined in Section 2.1.5(a).

“Extension Fee”: as defined in Section 2.1.5(b).

“Extraordinary Expenses”: all reasonable and out-of-pocket costs or expenses that the Administrative Agent in accordance with the terms hereof incurs during an Event of Default relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Administrative Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Administrative Agent’s Liens with respect to any Collateral), the Loan Documents, the Obligations, or the transactions contemplated thereby, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of the Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable, documented, and out-of-pocket legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Fair Market Value”: with respect to any asset or item of property, the sale value that would be obtained therefor in an arm’s-length, free market transaction between an informed and willing seller under no compulsion to sell, and an informed and willing buyer under no compulsion to buy, as determined in good faith.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Final Availability Period” has the meaning set forth in Section 2.1.2(a).

“Final DIP Order”: an order of the Bankruptcy Court in the Chapter 11 Cases, which order (a) shall be in form and substance, and on terms and conditions, reasonably satisfactory to the Administrative Agent and the Required Lenders, (b) shall, subject to the foregoing, authorize and approve, on a final basis, among other things, the DIP Facility, this Agreement, the other Loan Documents and the transactions related hereto and thereto (including the making of the Loans and the incurrence of the Obligations and the grant and perfection of Liens), the Debtors’ use of cash collateral, the Carve-Out, payment of the fees hereunder to the Administrative Agent and the grant of adequate protection (consistent with the adequate protection contemplated by the Interim DIP Order), (c) shall be in full force and effect, and (d) (i) shall not have been reversed, vacated, or stayed and (ii) shall not have been amended, supplemented or otherwise modified since entry thereof by the Bankruptcy Court (unless the Administrative Agent and the Required Lenders shall have previously consented thereto in writing).

“Final DIP Order Date”: the date on which the Final DIP Order is approved and entered by the Bankruptcy Court.

“Final Draw”: as defined in Section 2.1.2(a).

“Financial Covenant”: as defined in Section 10.3.2.

“First Amendment”: that certain First Amendment to Senior Secured Super-Priority Replacement Debtor-In-Possession Loan and Security Agreement dated as of July 4, 2023 entered into by and among the Obligors, the Lenders and the Administrative Agent.

“First Amendment Effective Date”: has the meaning assigned to such term in the First Amendment.

“First-Priority DIP Collateral”: the “First-Priority DIP Collateral” as defined in the DIP Orders, limited with respect to all Real Estate existing as of the Closing Date to the Subject Real Property located in Marble, North Carolina (the “Marble Real Property”), all of which First- Priority DIP Collateral, subject to the Carve-Out, is encumbered by Liens held by the Administrative Agent that are senior to all other Liens.

“Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year”: the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“FLSA”: the Fair Labor Standards Act of 1938.

“Flood Insurance Laws”: means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereinafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereinafter in effect or any successor statute thereto.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

“Full Payment”: with respect to the Loans and all other Obligations (other than Remaining Obligations) the indefeasible payment thereof in full in Cash in accordance with the Loan Documents, including with respect to all interest, fees and other amounts and charges (including Post-Petition Interest) owing hereunder and/or accruing during the Chapter 11 Cases (whether or not allowed during the proceeding); provided, that, notwithstanding the foregoing, Full Payment shall not be deemed to occur, and no Loans shall be deemed to have been paid in full, unless and until such time as all Commitments shall have irrevocably, permanently and finally expired, or shall have been so terminated, cancelled and discharged and all related loan documents in respect thereof have been terminated

“GAAP”: generally accepted accounting principles in effect in the United States from time to time.

“Global Intercompany Note” means a subordinated intercompany promissory note to be dated on or about the Closing Date and executed by all Obligors and all other Subsidiaries of Borrower (other than Immaterial Subsidiaries which are not Debtors in the Chapter 11 Cases), to be substantially in the form of that attached hereto as Exhibit I or otherwise in form and substance satisfactory to the Administrative Agent.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof, as determined by Borrower in good faith.

“Guarantor”: individually or collectively, each Person that is, or at any time becomes, a party to (or otherwise agrees to be bound by) any Guaranty, or that otherwise guarantees payment or performance of any Obligations or owes any Guarantee Obligations to the Secured Parties. As of the Closing Date, each Subsidiary Guarantor is a Guarantor.

“Guaranty”: each guaranty agreement executed by a Guarantor in favor of the Administrative Agent, substantially in the form of Exhibit D or otherwise in form reasonably acceptable to the Administrative Agent.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedging Agreement”: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

“Immaterial Subsidiary” means each Subsidiary of Borrower set forth on Schedule 10.1.16 (as such schedule may only be updated to add additional Subsidiaries of Borrower with the prior written consent of the Administrative Agent).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees”: Agent Indemnitees and Lender Indemnitees.

“Initial Budget”: the cash flow forecast that (a) sets forth, on a line-item, cumulative and aggregate basis, the Obligors’ projections for all weekly receipts and disbursements/expenditures (including debt service costs) expected to be collected, incurred or made (as the case may be) by the Obligors and their Subsidiaries, in each case, during the period beginning with the calendar week ending on Friday of the week in which the Petition Date occurs, and continuing through the week of projected emergence upon confirmation of an Acceptable Plan of Reorganization, and (b) was approved by the Administrative Agent prior to the Interim DIP Closing Date. For the avoidance of doubt, Exhibit 4 to the Interim DIP Order shall constitute the Initial Budget (and a copy thereof is attached as Exhibit H hereto).

“Initial Draw”: as defined in Section 2.1.2(a).

“Initial Draw Voluntary Prepayment”: as defined in Section 2.1.2(a).

“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law, rule or regulation for, or any agreement of such Person to any or a combination of the following (each, a “Bankruptcy Law”): (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property”: all intellectual and similar property of a Person, including: Patents, Trademarks, Copyrights and Technology; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; and all intellectual property rights in all books and records relating to the foregoing.

“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise) that Holding’s or a Subsidiary’s ownership, use, marketing, sale or distribution of any Intellectual Property or other property or methods, processes or services violates, infringes, dilutes or misappropriates another Person’s Intellectual Property.

“Intellectual Property Collateral”: all Intellectual Property and Licenses of each Obligor, whether now or hereafter owned, licensed or acquired, in each case, excluding any Excluded Assets.

“Intercompany Subordination Agreement”: that certain Intercompany Subordination Agreement dated as of the Closing Date among the Obligors, all Subsidiaries of Borrower (other than Immaterial Subsidiaries which are not Debtors in the Chapter 11 Cases), and the Administrative Agent.

“Interest Payment Date”: (a) the first day of each calendar month until Full Payment (whether or not the Termination Date shall have occurred, and whether or not such day is a Business Day), (b) to the extent set forth herein, each date when any principal of any Loan shall be paid (or shall be required to be paid, if earlier) whether pursuant to any prepayment, repayment, or other payment (including at maturity), (c) without duplication of the foregoing, the Termination Date (and each day thereafter until Full Payment, and (d) each and any other date, if any, that any interest shall be payable hereunder.

“Interim Availability Period”: as defined in Section 2.1.2(a).

“Interim DIP Closing Date”: the date upon which the Initial Draw was advanced by the Lenders to Borrower pursuant to the Interim DIP Order and the Commitment Letter, which date was February 3, 2023.

“Interim DIP Order”: as defined in the recitals to this Agreement and which shall (a) be in full force and effect, and (b) not have been reversed, vacated, stayed or amended, supplemented or otherwise modified (unless the Required Lenders shall have previously consented thereto in writing, including with respect to the Final DIP Order).

“Interim DIP Order Date”: the date the Interim DIP Order was entered by the Bankruptcy Court, which date was February 2, 2023.

“Inventory”: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Person’s business (but excluding Equipment).

“Investment”: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or a loan advance or capital contribution to or other debt or equity investment in a Person or any guaranty or other assurance of payment of any loan advance or other Debt owing by any such other Person.

“IRS”: the United States Internal Revenue Service.

“Junior-Priority DIP Collateral”: the “Junior-Priority DIP Collateral” as defined in the DIP Orders.

“Lender”: as of any time of determination, each Person that has a Commitment and/or holds any Loan at such time (including any Person that has become a Lender pursuant to an Assignment and Acceptance) (the foregoing Persons, collectively, the “Lenders”). As of the Closing Date, the Lenders shall be the Persons whose name is set forth on Schedule 1.1 (as amended from time to time) hereto under the heading “Lenders”.

“Lender Indemnitees”: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

“Lending Office”: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to the Administrative Agent and Borrower.

“License”: all license agreements with, and covenants not to sue, any other party with respect to any Intellectual Property or Intellectual Property Collateral, whether such Obligor is a licensor or licensee under any such license agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Lien”: any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Liquidity”: as of any date of determination, the sum of each of (each to be separately listed and calculated on any certification thereof) (i) unrestricted cash and Cash Equivalents (based on the book balance thereof) of Borrower and the other Obligors, in either case, held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent and (ii) subject to the definition of Unrestricted Bitcoin, the aggregate value in U.S. Dollars of the Unrestricted Bitcoin owned by Borrower and the other Obligors on such date of determination, as such value shall be determined based on the BTCUSD Coinbase spot price as of 5:00 p.m. as of the immediately preceding Business Day (or, if applicable with respect to any Bitcoin, the value thereof, if any, as determined in accordance with any applicable Permitted BTC Hedging Agreement with respect thereto); provided that, (1) solely for purposes of determining compliance with the Financial Covenant, any amount held in any Deposit Account shall be “Liquidity” regardless of whether it is subject to a Control Agreement in favor of the Administrative Agent until the date on which Control Agreements must be put in place pursuant to Section 6.3 and (2) in no event, shall (x) cash or Cash Equivalents in the Carve-Out Account or (y) any cash held or deposited in respect of utility deposits, including any Adequate Assurance Deposits, be included in the calculation of Liquidity.

“Liquidity Covenant”: as defined in Section 10.3.2.

“Loan”: each and any DIP Term Loan made to or for the account of Borrower pursuant to Section 2.1.2 hereof.

“Loan Documents”: the Commitment Letter, this Agreement, the Other Agreements and the Security Documents.

“Loan Year”: each 12 month period commencing on the Closing Date and ending on each anniversary of the Closing Date.

“Marble Real Property”: as defined in the definition of “First-Priority DIP Collateral.”

“Margin Stock”: as defined in Regulation U of the Board of Governors.

“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances (other than as a result of (x) the events and conditions related and/or leading up to the commencement of the Chapter 11 Cases, (y) any defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the Chapter 11 Cases, or (z) any liabilities disclosed in any DIP Order or arising out of any litigation described in Schedule 9.1.15, (a) has had or could be reasonably expected to have a material adverse effect (i) on the business, operations, properties, or financial condition of Borrower and its Subsidiaries, taken as a whole, (ii) on the value of Collateral, taken as a whole, (iii) on the enforceability of any Loan Documents, or (iv) on the validity or priority of the Administrative Agent’s Liens on a material portion of the Collateral; (b) materially impairs or has a material adverse effect on the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs or has a material adverse effect on the ability of the Administrative Agent to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

“Material Contract”: any written agreement or arrangement to which an Obligor or a Subsidiary is party (other than the Loan Documents or Prepetition Note Purchase Agreements) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect or which involves property, expenditures, revenue or obligations in excess of $2,500,000.

“Maturity Date”: December 22, 2023, the date that is twelve (12) months after the Petition Date; as such date as may be extended in accordance with and pursuant to Section 2.1.5.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Monthly DIP Agent Fee”: as defined in Section 3.2.1.

“Mortgages”: means mortgages, deeds of trust, leasehold mortgages and such other similar agreements to be executed by an Obligor in favor of the Administrative Agent conveying liens and security interests in the real property, fixtures and personal property (or such Obligor’s interest) comprising the Subject Real Property (or, to the extent relevant, any after-acquired real property (or interests therein) of the Obligors).

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds”: means, as applicable, (a) with respect to any Asset Disposition by any Person, cash and Cash Equivalents received by or for such Person’s account with respect to, or in connection with, such Asset Disposition, net of (i) reasonable direct costs and expenses relating to, and payable as a condition to consummating, such Asset Disposition (including investment banking fees, consultant fees, survey costs, title insurance premiums, and related search and recording charges, legal fees and reasonable broker’s fees or sales commissions and similar costs and expenses paid or payable in connection with such Asset Disposition), in each case, solely to the extent that the payment thereof is in accordance with the Approved Budget and, giving pro forma effect to the payment thereof, the Obligors shall be in compliance with the Financial Covenant, (ii) Taxes paid, or reasonably expected to be payable, by such Person, the Obligor or any of its Subsidiaries as a result of, or in connection with, such Asset Disposition, and (iii) (x) the repayment of any Debt secured by such Collateral (which is the subject of any such Asset Disposition) on a senior priority basis to the Obligations and solely by the asset or property subject to such Asset Disposition, if such repayment is required as a condition to consummating such Asset Disposition, and (y) in the case of Real Estate, the repayment of any mortgages secured by or obligations secured by mechanics’, construction or similar liens on such property having senior priority to the Obligations, if such repayment is required as a condition to consummating such Asset Disposition; and (b) with respect to any Debt Issuance or issuance of any Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and discounts and commissions) incurred in connection therewith.

“Non-Core Assets”: Obligors’ assets which are not essential or material to, and are not used in, the conduct of the businesses of the Obligors in the Ordinary Course of Business. “Non- Core Assets” shall not include any of the Subject Real Property.

“Notice of Borrowing”: a Notice of Borrowing to be provided by Borrower to request a Borrowing of Loans, substantially in the form of Exhibit C hereto or such other form as may be approved in writing by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved in writing by the Administrative Agent), appropriately completed and signed by a Senior Officer of Borrower.

“Obligations”: all (a) principal of, and premium, if any, on the Loans (including principal of DIP Term Loans resulting from and/or deemed made in connection with payment of PIK Interest, the Upfront Payment which was Paid in Kind, and any other obligations or liabilities Paid in Kind hereunder, as applicable), and, without limiting the foregoing, all obligations and indebtedness with respect to the Upfront Payment, Exit Premium, the Monthly DIP Agent Fee and any Extension Fee, (b) interest (including interest accruing after the Termination Date or other maturity of the Loans, and Post-Petition Interest), expenses, fees, indemnification and reimbursement obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents (including, without limitation, all amounts pursuant to Sections 3, 5, 10, 12.6, and 14.1.2), and all charges accruing during the Chapter 11 Cases, and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Obligor”: Borrower, each Guarantor, or other Person that has granted a Lien in favor of the Administrative Agent on its assets to secure any Obligations.

“Obligor Representative”: as defined in Section 5.12. The initial Obligor Representative shall be Core Scientific.

“Ordinary Course of Business”: in respect of any obligation of, any transaction involving, entered into, or consummated by, or any action taken by, or any agreement or arrangement entered into by (each, an “Applicable Transaction”), any Obligor or any other Person (including any Asset

Disposition), that such Applicable Transaction shall be consummated, conducted, effectuated, or otherwise take place in the ordinary course of such Person’s business, and in accordance with such Person’s past practice, and, in each case, in good faith and not for purposes of evading any covenant or restriction in, or any requirement of, any Loan Document or Applicable Law; provided, that, (i) any Applicable Transaction that occurs on or at any time after the Petition Date shall only be deemed to be in the Ordinary Course of Business if and to the extent that the same constitutes “Ordinary Course of Business” or would be deemed to be in the ordinary course pursuant to section 363 of the Bankruptcy Code, (ii) any payment, disbursement or liability made or arising as of the Petition Date shall only be deemed to be in the Ordinary Course of Business if, in addition to satisfying the foregoing requirements, the same shall be in accordance with the Approved Budget, and (iii) any Applicable Transaction involving Cryptocurrency (including any Asset Disposition or any other sale, transfer or other disposition of any Cryptocurrency) shall, in each case, only be considered to be in the Ordinary Course of Business if consummated at Fair Market Value.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Original DIP Agent” as defined in the recitals to this Agreement.

“Original DIP Credit Agreement” as defined in the recitals to this Agreement.

“Original DIP Lenders” as defined in the recitals to this Agreement.

“OSHA”: the Occupational Safety and Hazard Act of 1970.

“Other Agreement”: any fee letter, any Guaranty, any Compliance Certificate, any Variance Report, any Variance Report Certificate, the Perfection Certificate, the Global Intercompany Note (together with any allonge relating thereto), the Intercompany Subordination Agreement, any notes, the Side Letter, and any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to the Administrative Agent or a Lender in connection with this Agreement (together with any updates, amendments or modifications thereto.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Draw”: as defined in Section 2.1.2(a).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than any assignment pursuant to Section 13.4).

“Paid in Kind”: as used with respect to payment of any accrued interest on any Loan, or the payment of any fee or any other amount hereunder that is expressly specified as being required to be Paid in Kind (or payable in kind, capitalized or similar) (including PIK Interest and the Upfront Payment) (the applicable interest, fee or other amount, the “Reference Obligation”), shall mean that such Reference Obligation shall (automatically, by operation of the terms hereof, without the requirement for any Person to take any action or cause anything to be done in order to effectuate such payment), be deemed paid at 12:01 a.m. (New York City time) on due date therefor, by deeming the equivalent Dollar amount of such Reference Obligation (calculated in accordance with Section 3 and as otherwise provided in this Agreement) to be automatically capitalized as an equivalent principal amount of the Loans due in respect of (as determined in accordance with this Agreement), and, accordingly, such amount shall be compounded onto, and added to the aggregate principal amount of the Loans outstanding immediately prior to such payment, such that, immediately after giving effect to the payment of the applicable Reference Obligation as described herein, the aggregate outstanding principal amount of the Loans shall include the amount of such Reference Obligation.

For the avoidance of doubt, without limiting the foregoing, (i) with respect to any Reference Obligation owing with respect to any DIP Term Loans, once such Reference Obligation has been Paid in Kind in accordance with the foregoing, the amount of such Reference Obligation shall constitute, for all purposes hereunder, DIP Term Loans incurred as of such time, which shall thereupon accrue interest in accordance with Section 3 and (ii) the aggregate principal amount of DIP Term Loans outstanding as of any time shall be calculated to include (x) the original principal amount thereof, (y) the aggregate amount of PIK Interest through the time of determination and the amount of the Upfront Payment and (z) any other amounts Paid in Kind hereunder.

“Participant”: as defined in Section 13.2.

“Participant Register”: as defined in Section 13.2.4.

“Patents”: all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under Applicable Law with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Item”: each check, draft or other item of payment payable to Borrower or any Subsidiary, including those constituting proceeds of any Collateral.

“PBGC”: the Pension Benefit Guaranty Corporation.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Performance Period”: as defined in Section 10.1.12.

“Permitted Asset Disposition”: any of the following Asset Dispositions, but, in each case, only if, and so long as, such Asset Disposition is in accordance with the Approved Budget (subject to the Permitted Variance):

(a)    any sale of property or any disposition of property not otherwise described pursuant to any other clause of this definition; provided, that the aggregate Fair Market Value or book value (whichever is more) of property disposed of in reliance on this clause (a) since the Petition Date (taken as a whole, and determined in the aggregate and on a cumulative basis) shall not exceed $1,000,000;

(b)    subject to compliance with Section 5.3.4, a disposition of Non-Core Assets or property that is obsolete, surplus, unmerchantable or otherwise unsalable, including the abandonment or other disposition of immaterial Intellectual Property, in the Ordinary Course of Business;

(c)    the sale or discount (or forgiveness), in each case without recourse and in the Ordinary Course of Business, of accounts receivable or notes receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization;

(d)    dispositions resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceeding of, any real or personal property of any Obligor;

(e)    any transactions permitted by Sections 10.2.2 or 10.2.4;

(f)    non-exclusive Licenses for any Intellectual Property, in each case in the Ordinary Course of Business;

(g)    approved in writing by the Administrative Agent;

(h)    a disposition of property (including mining equipment but excluding Subject Real Property) in the Ordinary Course of Business to the extent that (i) such property is immediately exchanged for credit against the purchase price of similar replacement property (and such purchase is (x) permitted hereunder and (y) consummated promptly thereafter), (ii) the proceeds of such disposition are applied or contractually committed to be applied to the purchase price of replacement property useful in the Ordinary Course of Business of Borrower within ninety (90) days of the receipt of such proceeds (so long as (x) such purchase is otherwise permitted hereunder and (y) pending such application, such proceeds are held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent), provided that any such proceeds are so applied by no later than 90 days after such disposition (notwithstanding that such replacement property may not be received within such 90 day period) or (iii) to the extent neither clause (i) or (ii) is applicable, the Administrative Agent shall have consented in writing to such disposition and the Net Cash Proceeds thereof shall be applied to the Obligations pursuant to Section 5.3.4 upon the receipt thereof; provided, that, any property acquired hereunder shall constitute Collateral, and the Administrative Agent shall be granted a fully perfected Lien thereon in accordance with the requirements hereof and having the same priority as all other Liens granted to secure the Obligations;

(i)    a lease, sublease, license or sublicense of any real or personal property which is entered into in good faith and does not materially interfere with the business of the Obligors, taken as a whole, or which is entered into in the Ordinary Course of Business; provided, that any payments by any Obligor with respect thereto shall be set forth in the Approved Budget and shall be in accordance with the Financial Covenant and the DIP Orders;

(j)    the unwinding of Hedging Agreements (other than any Permitted BTC Hedging Agreement if requiring any Bitcoin Disposition not permitted hereunder);

(k)    Asset Dispositions among Obligors in the Ordinary Course of Business, so long as any property subject to the same shall remain subject to a fully perfected, first priority Lien in favor of the Administrative Agent to the extent provided hereunder and pursuant to the DIP Orders;

(l)    the liquidation or other disposition of cash and Cash Equivalents in the Ordinary Course of Business for equivalent value and in accordance with the Approved Budget;

(m)    the surrender or waiver of contractual rights and/or the settlement or waiver of contractual or litigation claims in the Ordinary Course of Business or in the commercially reasonable judgment of the Obligors, and, in each case, solely if and to the extent permitted in the Chapter 11 Cases; provided, that, the aggregate value of such effected claims shall not exceed $1,000,000 or are otherwise consented to in writing by the Administrative Agent;

(n)    Bitcoin Dispositions;

(o)    the sale or other Disposition (in each case, at Fair Market Value) of one or more of the Subject Real Properties for cash at closing (subject to reasonable holdbacks in respect of potential indemnity obligations, required reimbursements, allowances or purchase price adjustments); provided, that (w) such sale would not have and could not reasonably be expected to have a Material Adverse Effect or materially impair the Obligor’s ability to conduct business and meet the Approved Budget and Financial Covenant, (x) no Default or Event of Default then exists or would result therefrom (unless the Administrative Agent otherwise consents in writing thereto), (y) the Administrative Agent shall have consented in writing thereto, and (z) the Net Cash Proceeds from any such Disposition shall be applied to the repayment of the Obligations as set forth in Section 5.3.4 promptly, but in any event, within three (3) Business Day after such Obligor’s receipt thereof (which receipt shall in any event be into a DIP Funding Account); and

(p)    any sale of property or any disposition of property in connection with a Third-Party Settlement Transaction;

provided, that, notwithstanding anything to the contrary, neither Borrower nor any Subsidiary shall make any Asset Disposition in connection with a sale-leaseback transaction without the prior written consent of the Administrative Agent (at the direction of the Required Lenders).

“Permitted BTC Hedging Agreement”: any forward sales or hedging arrangement with respect to the Obligors’ present or anticipated Bitcoin inventory (in form and substance, and the entry by a Loan Party into which has been, in each case, approved by the Administrative Agent in writing) entered into as contemplated by Section 10.1.13.

“Permitted Contingent Obligations”: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements entered into prior to the Petition Date in accordance with the Prepetition Loan Agreements and not prohibited hereunder, or any Hedging Agreements entered into after the Petition Date in accordance herewith in the Ordinary Course of Business for non- speculative purposes; (c) incurred or arising in the Ordinary Course of Business prior to the Petition Date (to the extent then permitted by the Prepetition Loan Agreements), and existing on the Interim DIP Closing Date (other than any such Contingent Obligations in respect of the “Obligations” under and as defined in the Original DIP Agreement), and any extension or renewal thereof permitted pursuant to the DIP Orders that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with Asset Dispositions not prohibited hereunder; (f) arising under the Loan Documents or the DIP Orders or otherwise in favor of the Secured Parties and/or their Related Parties (including the Guarantee Obligations of the Guarantors); (g) in an aggregate amount of $500,000 or less at any time incurred or arising by operation of law, or in the Ordinary Course of Business pursuant to a transaction not otherwise prohibited hereunder; (h) in respect of Debt (other than the Obligations) of the Obligors permitted pursuant to Section 10.2.1 (but not exceeding the amount of such Debt, and if such Debt is pari passu or subordinated to the Obligations, such Contingent Obligation shall also be subordinated or made pari passu to the same extent, and in all cases, such Contingent Obligation shall be unsecured (unless otherwise permitted pursuant to Section 10.2.2), unless, in each case, otherwise acceptable to the Administrative Agent or (j) arising in connection with any contingent indemnity or contingent payment obligation agreed to in any Permitted Asset Disposition; provided, that, notwithstanding the foregoing, any Contingent Obligation incurred or arising (or extended or renewed) at any time after the Petition Date shall only constitute a Permitted Contingent Obligation if and to the extent that the same is permitted during the Chapter 11 Cases and is not in breach of, or inconsistent with, the DIP Orders or any Chapter 11 Order.

“Permitted Discretion”: a determination made in the exercise, in good faith, of reasonable credit judgment (from the perspective of a secured lender, or any administrative or collateral agent in connection with any secured financing transaction).

“Permitted Employment Arrangements”: any employment arrangements approved by the Bankruptcy Court pursuant to any Chapter 11 Order and, if entered into after the Interim DIP Order Date, approved by the Administrative Agent.

“Permitted Holders”: any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), that, as of the time immediately prior to the Petition Date collectively, had the power to elect a majority of the members of the board of directors of Borrower.

“Permitted Lien”: as defined in Section 10.2.2.

“Permitted Prior Lien”: as defined in Section 10.2.2(j).

“Permitted Restrictions”: prohibitions, restrictions, or conditions under or with respect to any of the following: (a) the Loan Documents or the DIP Orders, (b) any agreement entered into prior to the Petition Date and in effect on the Interim DIP Closing Date, (c) any Purchase Money Debt or Purchase Money Lien permitted by Section 10.2.1 or 10.2.2 solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property subject thereto, (d) by reason of customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses, contracts and similar agreements entered into in the Ordinary Course of Business (provided, that such restrictions are limited to the property or assets subject to such leases, licenses, contracts or similar agreements, as the case may be) to the extent the enforceability of any such restrictions would be upheld under applicable Bankruptcy Law, (e) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale of any real or personal property permitted under this Agreement, (f) under any Debt or Lien permitted to be outstanding on the date after the Petition Date upon which any Person first becomes a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, and such Person is permitted hereunder to become a Subsidiary), (g) Liens that are negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 10.2.1 but solely to the extent any negative pledge relates to (A) the property financed by such Debt and the proceeds, accessions and products thereof or (B) the property secured by such Debt and the proceeds, accessions and products thereof so long as the agreements governing such Debt permit the Liens on Collateral securing the Obligations; (h) Liens that are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business and permitted during the Chapter 11 Cases; (i) Liens that arise with respect to cash or other deposits permitted under Sections 10.2.1 or 10.2.2 and limited to such cash or deposit or customary bank set-off rights; (j) Liens that are non-exclusive Licenses or restrictions regarding licensing or sublicensing by the Obligors and its Subsidiaries of Intellectual Property in the Ordinary Course of Business, if permitted during the Chapter 11 Cases; (k) Liens that are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder; and (l) Applicable Law during the Chapter 11 Cases. It being acknowledged and agreed that the permitting of such Permitted Restrictions and the entry into any Restrictive Agreement containing such Permitted Restrictions pursuant to Section 10.2.13, shall not be deemed an acknowledgement and/or agreement by the Administrative Agent to be bound by any such provision in connection with its rights in and to the Collateral pursuant to the DIP Orders.

“Permitted Variance”: shall mean, with respect to either the Receipts Variance or the Disbursements Variance, a variance that would not result in a default under the Budget Covenant.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Petition Date”: as defined in the recitals to this Agreement.

“PIK Interest”: interest Paid in Kind. Unless otherwise specified, references herein to PIK Interest shall be deemed to refer to PIK Interest on the Obligations.

“Plan”: any employee benefit plan (as defined in Section 3(3) of ERISA) established or maintained by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Platform”: as defined in Section 14.3.3.

“Pledged Collateral”: as defined in Section 7.3.1.

“Pledged Debt Securities”: as defined in Section 7.3.1.

“Pledged Equity Interests”: as defined in Section 7.3.1.

“Post-Carve-Out Notice Amount”: as defined in the Final DIP Order.

“Post-Petition Interest”: with respect to any Loans or other Obligations hereunder, all interest, fees, expenses and other charges accruing after the filing of any petition under the Bankruptcy Law, or the commencement of any Insolvency Proceeding relating to any Obligor and/or any of its Subsidiaries (including, as applicable, the Chapter 11 Cases), whether or not a claim for post-filing or post-petition interest is allowed or allowable under the Bankruptcy Law or in any such Insolvency Proceeding.

“Prepetition”: with respect to the Obligors, means any time prior to the commencement of the Chapter 11 Cases.

“Prepetition April NPA”: the Secured Convertible Note Purchase Agreement, dated as of April 19, 2021 (as amended or otherwise modified from time to time prior to, and as in effect on, the Petition Date), among Borrower, the purchasers party thereto from time to time and the Prepetition April NPA Agent.

“Prepetition April NPA Agent”: U.S. Bank, National Association, as note agent and as collateral agent under the Prepetition April NPA, and each of its successors and permitted assigns.

“Prepetition April NPA Debt”: all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Obligors to the Prepetition April NPA Agent and Prepetition April NPA Lenders, including principal, interest, charges, fees, premiums, indemnities, letter of credit obligations, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under the Prepetition April NPA Documents (including, without duplication, all “Obligations” as defined thereunder).

“Prepetition April NPA Documents”: collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Prepetition April NPA; and (b) all other Note Documents (as defined in the Prepetition April NPA).

“Prepetition April NPA Lenders”: the purchasers under the Prepetition April NPA and their respective successors and assigns.

“Prepetition April NPA Secured Parties”: collectively, the Prepetition April NPA Lenders, the Prepetition April NPA Agent and the other Secured Parties (as such term is defined under the Prepetition April NPA Documents).

“Prepetition August NPA”: the Convertible Note Purchase Agreement, dated as of August 20, 2021 (as amended or otherwise modified from time to time prior to, and as in effect on, the Petition Date), among Borrower, the purchasers party thereto from time to time and the Prepetition August NPA Agent.

“Prepetition August NPA Agent”: U.S. Bank, National Association, as note agent and as collateral agent under the Prepetition August NPA, and each of its successors and permitted assigns.

“Prepetition August NPA Debt”: all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Obligors to the Prepetition August NPA Agent and Prepetition August NPA Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under the Prepetition August NPA Documents (including, without duplication, all “Obligations” as defined thereunder).

“Prepetition August NPA Documents”: collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Prepetition August NPA; and (b) all other Note Documents (as defined in the Prepetition August NPA).

“Prepetition August NPA Lenders”: the purchasers under the Prepetition August NPA and their respective successors and assigns.

“Prepetition August NPA Secured Parties”: collectively, the Prepetition August NPA Lenders, the Prepetition August NPA Agent and the other Secured Parties (as such term is defined under the Prepetition August NPA Documents).

“Prepetition Debt”: (a) all Prepetition NPA Facility Debt, and (b) to extent permitted pursuant to Section 10.2.1, all other Debt incurred prior to, and outstanding as of, the Petition Date.

“Prepetition Loan Documents”: the Prepetition April NPA Documents and the Prepetition August NPA Documents, collectively, and each of them individually, as the context may require.

“Prepetition Note Purchase Agreements”: the Prepetition April NPA and the Prepetition August NPA, collectively, and each of them individually, as the context may require.

“Prepetition NPA Facility Debt”: the Prepetition April NPA Debt and the Prepetition August NPA Debt.

“Prepetition Secured Parties”: collectively, the Prepetition April NPA Secured Parties and the Prepetition August NPA Secured Parties (and each of them individually, a “Prepetition Secured Party”).

“Primary Operating Account”: a Deposit Account of Borrower designated by Borrower in writing to the Administrative Agent from time to time as Borrower’s Primary Operating Account.

“Pro Rata”: with respect to any Lender, such Lender’s share, expressed as a percentage, obtained by dividing (a) the aggregate principal amount of outstanding Loans held by such Lender plus such Lender’s unfunded Commitments by (b) the aggregate principal amount of outstanding Loans and unfunded Commitments of all Lenders.

“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly (or to be promptly) instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment would not have and could not reasonably be expected to have a Material Adverse Effect; (e) no Lien other than a Permitted Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of the Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Protective Advances”: as defined in Section 2.1.6.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including Equipment); (b) Debt (other than the Obligations) incurred within 270 days before or after acquisition of any fixed assets (including Equipment), for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof, in each case, solely to the extent effectuated prior to the Petition Date.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

“QFC Credit Support”: as defined in Section 14.20.

“RCRA”: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

“Real Estate”: an Obligor’s interest in all real estate leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas and other improvements thereon (including all fixtures), now or hereafter owned or leased by any Obligor, together with all easements, rights of way, and similar rights relating thereto and all leases, licenses, tenancies and occupancies thereof.

“Receipts Variance”: as defined in Section 10.1.12.

“Register”: as defined in Section 13.3.4.

“Related Parties”: with respect to any Person, (a) such Person’s Affiliates and (b) the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release”: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Remaining Obligations”: as of any date of determination, Obligations that as of such date of determination are inchoate or contingent indemnification and reimbursement obligations under the Loan Documents that survive termination of the Loan Documents, but as of such date of determination are not due and payable and for which no claims have been made.

“Report”: as defined in Section 12.2.3.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders”: at any time, one or more Lenders (subject to Section 4.2) having at such time (on an aggregate basis) Total Credit Exposures in excess of 50% of the Total Credit Exposures of all Lenders at such time; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Bitcoin”: Bitcoin owned by any of the Obligors the sale, Disposition, use or realization upon which (or the proceeds of any such actions) by any Obligor (other than restrictions in favor of the Secured Parties) or the Secured Parties is subject to any restriction or prohibition.

“Restricted Investment”: any Investment by an Obligor or Subsidiary, other than any Investment made pursuant to clauses (a) through (k) below:

(a)    Investments existing on the Closing Date and set forth on Schedule 10.2.4;

(b)    Investments in cash and Cash Equivalents (and assets that were Cash Equivalents when such Investment was made); provided, that the cash and Cash Equivalents subject to such Investment shall be held in a Deposit Account that constitutes Collateral and is either subject to a Control Agreement in favor of the Administrative Agent, in an Excluded Account or a perfected Lien pursuant to the DIP Order;

(c)    advances to a director, officer, or employee for salary, travel expenses, relocation, commissions and other business-related expenses in the Ordinary Course of Business and in accordance with the Approved Budget;

(d)    prepaid expenses and extensions of trade credit made in the Ordinary Course of Business and in accordance with the Approved Budget;

(e)    deposits with financial institutions permitted hereunder;

(f)    Investments in any Obligor;

(g)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(h)    promissory notes, securities and other non-cash consideration received in connection with Permitted Asset Dispositions, so long as the same shall constitute Collateral and be subject to the Administrative Agent’s Lien hereunder in accordance with the requirements hereof;

(i)    Investments in Hedging Agreements permitted under Section 10.2.14;

(j)    Contingent Obligations in respect of leases (other than Capital Leases) or other obligations that do not constitute Debt, in each case entered into in the Ordinary Course of Business and constituting Permitted Contingent Obligations; and

(k)    other Investments, so long as the aggregate amount of such Investments shall not exceed $1,000,000, in aggregate, at any time outstanding and such Investments shall be in accordance with the Approved Budget.

“Restrictive Agreement”: an agreement that conditions or restricts the right of any Obligor to grant Liens on any assets to secure the Obligations, to declare or make Distributions, or to repay any intercompany Debt.

“Restructuring Support Agreement”: as defined in the recitals to this Agreement.

“Royalties”: all royalties, fees, expense reimbursement and other amounts payable by Borrower under a License.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sanction”: any sanction administered or enforced by the U.S. Government (including OFAC), United Nations Security Council, European Union, His Majesty’s Treasury or other sanctions authority.

“Secured Parties”: collectively, the Administrative Agent and Lenders.

“Securities Act”: the Securities Act of 1933.

“Security Documents”: the Guaranties, the Mortgages, the Control Agreements, the DIP Orders, any intellectual property security agreements, the UCC financing statements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Senior Officer”: the chairman of the board, president, chief executive officer, chief financial officer or treasurer of Borrower or, if the context requires, of another Obligor (or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Administrative Agent).

“Side Letter”: that certain Permitted Holder Side Letter, dated as of the Closing Date, from the Administrative Agent to the Obligor Representative.

“Subject Real Property”: the Real Estate of the Obligors at the following locations as more fully-described on Schedule 1.1(a):

a.	the Marble Real Property;
b.	Calvert City, Kentucky;
c.	Grand Forks, North Dakota;
d.	Muskogee, Oklahoma;
e.	Barstow, Texas (Cedarvale);
f.	Pecos, Texas; and
g.	Dalton, Georgia.

It is hereby agreed that in no event shall the Subject Real Property be deemed to be Non-Core Assets.

“Subordinated Debt”: Debt incurred by the Obligors or its Subsidiaries that is expressly contractually subordinate and junior in right of payment to Full Payment of all Obligations (other than Remaining Obligations) on terms in accordance with Section 10.2.1(g) and Section 10.2.7.

“Subsidiary”: with respect to any Person, any entity more than 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which such Person directly or indirectly owns more than 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantor”: each direct and indirect Subsidiary of Borrower which is a Debtor in the Chapter 11 Cases, other than an Immaterial Subsidiary.

“Supported QFC”: as defined in Section 14.20.

“Swap Obligations”: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology”: all trade secrets, know how, technology (whether patented or not), rights in software (including source code and object code), rights in data and databases, rights in Internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under Applicable Law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Termination Date”: the earliest of the following: (a) the date that is thirty (30) days after the date upon which the DIP Motion was filed (or such longer period as may be agreed by the Administrative Agent) unless the Final DIP Order Date has occurred on or prior to such date, (b) the date of consummation of any transaction pursuant to which all or substantially all of the Debtors’ property and assets are sold, transferred or otherwise disposed of (including pursuant to Section 363 of the Bankruptcy Code), (c) the Chapter 11 Plan Effective Date, (d) the conversion of any Chapter 11 Case from a case under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code, (e) the Maturity Date, and (f) the date on which the Obligations are accelerated or otherwise declared (or become) due and payable in accordance with the terms of this Agreement (whether automatically, or upon any Event of Default or as otherwise provided hereunder).

“Third-Party Settlement Transactions”: as defined in Section 11.1(p)(vi).

“Total Credit Exposure”: as to any Lender at any time, the unused Commitments and outstanding amount of all Loans of such Lender at such time.

“Trademarks”: all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names and other identifiers of source, and all goodwill of the business connected with the use of and symbolized by any of the foregoing, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under Applicable Law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Transactions”: (a) the execution and delivery by (i) Borrower of the Commitment Letter and (ii) the Obligors of this Agreement and the other Loan Documents to which they are a party on the Closing Date, and the performance of the obligations and transactions hereunder and thereunder, (b) the other transactions related to or entered into in connection with any of the foregoing, and (c) the payment of fees, premiums, charges, costs and expenses in connection with any of the foregoing.

“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“UCC”: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

“Unrestricted Bitcoin”: any of Obligor’s Bitcoin that is not Restricted Bitcoin.

“Updated Budget”: as defined in Section 10.1.12(a).

“Upfront Payment”: as defined in Section 3.2.4, which payment was required to be made by Borrower on the Interim DIP Closing Date, as further provided in Section 2.1.2(c) hereof, and which fee was Paid in Kind and is deemed added to the outstanding balance of the DIP Term Loans.

“Upstream Payment”: a Distribution by a Subsidiary of Borrower to Borrower or to another Obligor that holds Equity Interests in such Subsidiary so long as each Obligor that holds Equity Interests in such Subsidiary received at least its pro rata share of such Distribution based on its relative ownership of such Subsidiary.

“U.S. Person”: “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes”: as defined in Section 14.20.

“U.S. Tax Compliance Certificate”: as defined in Section 5.10.2(b)(iii).

“Variance Report”: as defined in Section 10.1.12(b)(i).

“Variance Report Certificate”: as defined in Section 10.1.12(b)(ii), to be substantially in the form of Exhibit J or in such other form as shall be consented to by the Administrative Agent in writing.

“Variance Reporting Deadline”: as defined in Section 10.1.12(b).

“Voting Equity Interests”: with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors (or equivalent governing body) of such Person.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower and its Subsidiaries delivered to the Administrative Agent before the Interim DIP Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower’s certified public accountants concur in such change, the change is disclosed to the Administrative Agent, and Section 10.2.3 is amended in a manner satisfactory to the Administrative Agent to take into account the effects of the change. Any change in GAAP occurring after the date hereof that would require operating leases to be treated as capital leases shall be disregarded for the purposes of determining Debt and any financial ratio or compliance requirement contained in any Loan Document.

1.3.    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right”, “Supporting Obligation”, “Security Account” and “Commodity Account”.

1.4.    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at the Administrative Agent’s notice address under Section 14.3.1; or (g) discretion of the Administrative Agent or any Lender means the sole and absolute (unless otherwise qualified) discretion of such Person exercised in a manner consistent with its duties of good faith and fair dealing. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. A reference to Borrower’s or Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had exercised reasonable diligence and good faith. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). References to ‘in accordance with’ or ‘subject to’ the Approved Budget will be subject to (i) with respect to expenditures and payments, Permitted Variances and (ii) with respect to any excess receipts, revenue or other similar items in excess of the Approved Budget will not be deemed a breach of the Agreement. Except as otherwise expressly stated, if this Agreement or any other Loan Document requires a cash payment or wire transfer to be made on a day that is not a Business Day, such payment or transfer shall instead be deemed to be required to be made on the immediately succeeding Business Day. Except to the extent a reference is expressly made to Business Days, each reference to a certain number of “days” shall be a reference to such number of calendar days. Any reference to any approval or consent by the Administrative Agent, the Lenders or the Required Lenders shall be a reference to “prior” approval or consent.

SECTION 2. CREDIT FACILITIES

2.1.1    [Reserved].

2.1.2    DIP Term Loans.

(a)    Subject to the satisfaction of the conditions precedent set forth in Section 6, and subject further to the other terms and conditions hereof, and relying upon the representations and warranties set forth herein, the Lenders agree to severally, but not jointly, make the following DIP Term Loans to Borrower (unless the Termination Date shall have occurred):

(i)    In accordance with the Commitment Letter and the Interim DIP Order, during the period commencing on or after entry of the Interim DIP Order to but excluding the Final DIP Order Date (such period, the “Interim Availability Period”), Borrower, subject to the terms and conditions herein, may request a single draw of DIP Term Loans up to a maximum aggregate amount not exceed $35,000,000 (the “Initial Draw”). It is hereby acknowledged and agreed that on February 3, 2023, Borrower requested and Lenders, in fact, advanced to Borrower the Initial Draw in the original principal amount of $35,000,000 (such Initial Draw being deemed a DIP Term Loan for all purposes hereunder). Pursuant to the Commitment Letter and the Interim DIP Order, at any time prior to the Final DIP Order Date, Borrower was permitted to voluntarily prepay outstanding principal amounts of the Initial Draw without premium or penalty (any such voluntary prepayment (but not any mandatory prepayment thereof) prior to the Final DIP Order Date being an “Initial Draw Voluntary Prepayment”). All DIP Term Loans advanced pursuant to this Section 2.1.2 (other than in respect of the Upfront Payment as set forth in Section 2.1.2(c) below) shall permanently reduce each Lender’s DIP Term Loan Commitment; provided that (and solely to the extent permitted pursuant to the Commitment Letter), Borrower was permitted to (x) reinstate previously borrowed DIP Term Loan Commitments by the amount of all Initial Draw Voluntary Prepayments made prior to the Final DIP Order Date and (y) reborrow such reinstated amounts after the Final DIP Order Date (but prior to the Termination Date) as Other Draws or a Final Draw in accordance with, and subject to, the terms hereof. It is hereby acknowledged and agreed that the remaining aggregate DIP Term Loan Commitments as of the Final DIP Order Date are $35,000,000 (after giving effect to the Initial Draw and the Initial Draw Voluntary Prepayments, if any, prior to such date); and

(ii)    During the period commencing on the Final DIP Order Date up to but excluding the Termination Date (such period, the “Final Availability Period”), Borrower may, subject to the terms and conditions herein, request DIP Term Loans in up to no more than five Borrowings (each an “Other Draw”) and one final additional Borrowing (the “Final Draw”); provided, that, the aggregate amount of DIP Term Loans that shall be made during the Final Availability Period shall not exceed the remaining DIP Term Loan Commitments on the Final DIP Order Date; provided, further, for any Borrowing of any Other Draw or any Final Draw, such Borrowings shall only be permitted to the extent set forth in the following paragraph.

Notwithstanding the foregoing or anything else in this Agreement or in any other Loan Document to the contrary, (A) Borrower shall not be permitted to request and no Lender shall be required to fund any Other Drawing or the Final Drawing if, in either case, the sum of (each to be separately calculated and identified in any calculation or certification thereof) (x) Obligors’ cash and Cash Equivalents on hand (excluding any of Obligors’ Eligible Cash in the Carve-Out Account and any Adequate Assurance Deposits) and (y) subject to the definition of Unrestricted Bitcoin, the aggregate value in U.S. Dollars of the Unrestricted Bitcoin owned by Borrower and the other Obligors on such date as determined based on the BTCUSD Coinbase spot price as of 5:00 p.m. as of the immediately preceding Business Day (or, if applicable with respect to any Bitcoin, the value thereof, if any, as determined in accordance with any Permitted BTC Hedging Agreement then in effect with respect thereto) at such time equals or exceeds $30,000,000 immediately prior to giving effect to any such Borrowing, (B) no Lender shall be required to fund any Other Draw on more than one (1) Borrowing Date in any three-week period (unless consented to in writing by such Lender), (C) no Lender shall be required to fund any Other Draw in a principal amount of less than $5,000,000, (D) no Lender shall be required to fund more than five (5) Other Draws and one (1) Final Draw and (E) no Lender shall be obligated to make any DIP Term Loans that exceeds its then-outstanding unfunded DIP Term Loan Commitment or exceeds the aggregate DIP Term Loan Cap at such time.

(b)    Each Lender’s DIP Term Loan Commitment shall, concurrently with the funding of the above DIP Term Loans by it to the Administrative Agent, be automatically reduced, on a dollar-for-dollar basis, by the principal amount of DIP Term Loans made by it at such time, subject to reinstatement solely as and to the extent provided in of Section 2.1.2 with respect to any Initial Draw Voluntary Prepayment; provided, that, notwithstanding anything else herein, each Lender’s DIP Term Loan Commitment shall in any event terminate (and shall be reduced to zero), and shall be deemed permanently discharged, extinguished and cancelled in full, and shall cease to be binding on, or enforceable against, such Lender, in each case, automatically on, and immediately upon the occurrence of, the Termination Date. For the avoidance of doubt, in no event shall the Lenders be required to fund any Loans if such funding would cause the aggregate principal amount of Loans outstanding hereunder to exceed the aggregate amount authorized pursuant to the pursuant to the Interim DIP Order (in the case of DIP Term Loans made prior to the Final DIP Order Date) or the Final DIP Order (in the case of DIP Term Loans made from and after the Interim DIP Closing Date).

(c)    In furtherance of Section 3.2.4, pursuant to the Commitment Letter and the Interim DIP Order, Borrower was required to pay the Upfront Payment to the Administrative Agent on the Interim DIP Closing Date. The Upfront Payment is deemed fully earned on the Interim DIP Closing Date and was Paid in Kind on the Interim DIP Closing Date. Such payment of the Upfront Payment was effected pursuant to a deemed addition to the outstanding principal amount of DIP Term Loans (without reducing the Lenders’ DIP Term Loan Commitments or the available Initial Draw or being counted against the DIP Term Loan Cap) on the Interim DIP Closing Date in the aggregate principal amount equal to the amount of the Upfront Payment, which additional Loan has the same pricing, rights, privileges, restrictions and other terms as otherwise attach to all other DIP Term Loans (whether or not any DIP Term Loans are outstanding as of such time), and was made automatically and immediately upon and concurrently with the occurrence of the Interim DIP Closing Date, without requirement for any cash to be advanced by any Lender. Borrower hereby agrees that it shall be deemed to have incurred DIP Term Loans in such amount automatically as of the Interim DIP Closing Date by operation of the provisions hereof, without any further action by any Person, and that all DIP Term Loans and Obligations in respect thereof shall be deemed outstanding from such date, and interest shall accrue thereon from such date in the same manner as interest would accrue on the other DIP Term Loans made on such date.

(d)    Except as and to the extent expressly provided Section 2.1.2(a) with respect to the Initial Draw Voluntary Prepayments, once repaid, no Loan (or portion thereof) may be reborrowed.

2.1.3    Use of Proceeds. The proceeds of DIP Term Loans, and cash and Cash Equivalents of the Obligors, shall, in each case, only be permitted to be used by the Obligors or their Subsidiaries in accordance with the Approved Budget (in the cases of clauses (b)-(d) and (g) below) (subject to Permitted Variances), this Agreement and the DIP Orders for the following:

(a)    for payment in full and termination of the obligations under the Original DIP Credit Agreement with the proceeds of the DIP Term Loans and Borrower’s cash on hand;

(b)    for working capital and other general corporate purposes of Obligors and the Guarantors and other items, in each case as set forth in the Approved Budget;

(c)    for any adequate protection payments in accordance with the DIP Orders;

(d)    for professional fees and expenses of administering the Chapter 11 Cases, to the extent the Bankruptcy Court authorizes payment thereof (including fees incurred prior to the Closing Date);

(e)    for fees and expenses payable under the DIP Facility;

(f)    for interest and other amounts payable under the DIP Facility; and

(g)    for funding of the Carve-Out Account as provided for in the DIP Orders and the Approved Budget.

2.1.4    Termination of Commitments; Voluntary Reduction of Commitments.

(a)    All Commitments shall automatically terminate on the Termination Date.

(b)    Obligor Representative may permanently reduce the unused DIP Term Loan Commitments, on a Pro Rata basis for each Lender, upon at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior written notice to the Administrative Agent. Any such notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof. No Lender shall be required to fund any Loan or provide any credit extension or other accommodation pursuant to any DIP Term Loan Commitment amount sought to be so reduced pending any payment owing hereunder). Any notice of reduction of any Commitment shall be irrevocable unless expressly contingent on the occurrence of a transaction or confirmation of an Acceptable Chapter 11 Plan.

2.1.5    Extension of Maturity Date.

(a)    Notwithstanding anything to the contrary in this Agreement, upon at least ten (10) Business Day’s (or such shorter period as may be agreed by the Administrative Agent) prior written notice to the Administrative Agent after having made all permitted Borrowings hereunder (including the Final Draw), the Obligor Representative is hereby permitted to extend the scheduled Maturity Date of all obligations by three (3) months (the “Extension”), so long as the following terms are satisfied:

(i)    the representations and warranties of each Obligor set forth in this Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date);

(ii)    no Event of Default or Default shall have then occurred and be continuing; and

(iii)    Borrower shall have paid to the Administrative Agent, for the pro rata benefit of each Lender, a fee (the “Extension Fee”), in cash, in an amount equal to 3.50% of the aggregate DIP Term Loans outstanding (including all capitalized PIK Interest and all fees previously Paid in Kind, including the Upfront Payment ) as of the date of such extension.

(b)    No Borrowings shall be permitted during such Extension. No consent of any Lender shall be required to effectuate any Extension. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Obligor Representative as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the in connection with such Extension.

(c)    This Section 2.1.5 shall supersede any provisions of Section 14.1 to the contrary.

2.1.6    Protective Advances. The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make DIP Term Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time of up to ten percent (10%) of the aggregate Commitments, if the Administrative Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such DIP Term Loans do not cause the outstanding Loans to exceed the aggregate Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

SECTION 3. INTEREST, FEES AND CHARGES

3.1.    Interest.

3.1.1    Rates and Payment of Interest.

(a)    The outstanding principal amount of each Loan shall bear interest at the Applicable Rate (subject to clause (b) below), and such interest shall accrue on such Loan daily from (and including) the day such Loan is made until Full Payment. Subject to clause (b) below, accrued interest on each Loan shall be due and payable by Borrower in arrears on each Interest Payment Date, and such interest shall be Paid in Kind and otherwise in accordance with the terms of this Agreement.

(b)    As of (and including the day of) the occurrence of, and at all times on each day during the continuance of, any Event of Default (including if any Loans or other Obligations (or portion thereof) shall remain unpaid as of the Termination Date), all outstanding Loans, and all overdue interest, fees and other Obligations (as applicable), shall, in each case, automatically bear interest at the Default Rate (whether before or after any judgment), and such interest shall accrue thereon until Full Payment. Accrued Default Rate interest shall be payable Paid in Kind on each Interest Payment Date (unless a demand for Payment in Kind thereof is made by the Administrative Agent on the Obligor Representative sooner or on a more frequent basis, as determined by the Administrative Agent, in which case payment shall be made when specified by the Administrative Agent to the Obligor Representative). Borrower hereby acknowledges that the cost and expense to the Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)    Interest hereunder shall be due and payable in accordance with, and at the times, and as otherwise provided for by, the terms of this Agreement, both before and after judgment, and before and after the commencement of any Insolvency Proceeding.

3.2.    Fees and Commitment Payments.

3.2.1    Monthly Agent DIP Fee. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative and collateral agency fee in the amount of $75,000 per month, payable in cash, on the Interim DIP Closing Date and the first day of each calendar month thereafter until Full Payment (the “Monthly DIP Agent Fee”). For the avoidance of doubt, the Monthly DIP Agent Fee shall be payable in addition to, and nothing herein shall be construed as limiting the Obligors’ obligations with respect to payment of, any other fees, expenses, indemnities and other amounts payable to the Administrative Agent pursuant to the Loan Documents (including Extraordinary Expenses, and amounts payable pursuant to Section 3.4 and Section 14.4) or otherwise.

3.2.2    Fees. Without limiting anything else herein, Borrower shall pay all fees set forth in all engagement letters, fee letters and other similar agreements, if any, executed in connection with the Loan Documents with any other Person (if permitted by the Administrative Agent and the Required Lenders).

3.2.3    No Refunds. No fees or other amounts payable hereunder (including the Upfront Payment , Extension Fee, the Exit Premium, and the Monthly DIP Agent Fee) shall be refundable under any circumstances.

3.2.4    Upfront Payment . As consideration for structuring and arranging the DIP Facility, for providing the DIP Term Loan Commitments and such other accommodations that have been or may be made available to Borrower by the Lenders hereunder, and otherwise in connection with the transactions occurring on or about the Interim DIP Closing Date, Borrower shall pay to the Administrative Agent (for the ratable benefit of each Lender) a fee (the “Upfront Payment”) (such fee being payable, in kind, on the Interim DIP Closing Date) in an amount equal to 3.50% of the aggregate DIP Term Loan Commitments ($70,000,000) as of the Interim DIP Closing Date, to be Paid in Kind, pursuant to, and as further set forth in, Section 2.1.2; it being acknowledged and agreed that pursuant to the Commitment Letter and the Interim DIP Order such fee was so Paid in Kind on the Interim DIP Closing Date

3.2.5    Exit Premium. Concurrently with any and all repayments of any principal of any Loan (including any portion thereof constituting capitalized PIK Interest and/or any fees Paid in Kind, including the Upfront Payment), whether pursuant to any scheduled (including on the Maturity Date or the Termination Date), voluntary (other than an Initial Draw Voluntary Prepayment) or mandatory (including as required pursuant to Section 5.3 or upon the acceleration of the Obligations pursuant to the occurrence of a Termination Event) payment or prepayment of the Loans, such payment or prepayment shall, in all cases, be accompanied by the payment, in cash, of a fee (the “Exit Premium”) in an amount equal to 5.00% of the amount of any such principal payment or prepayment on such date. Borrower and each Obligor expressly agree (to the fullest extent that it may lawfully do so) that: (A) the Exit Premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the Exit Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) the Exit Premium shall be deemed fully earned as of the Interim DIP Closing Date; and (D) Borrower and each Obligor shall each be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrower and the Obligors expressly acknowledge that their agreement to pay the Exit Premium hereunder is a material inducement to the Lenders to provide the DIP Facility and the Commitments, and to make the Loans and enter into this Agreement.

3.2.6    Certain Payments. Each of the parties hereto agree to treat, and consistently report, the Upfront Payment, the Extension Fee and the Exit Premium, as not subject to U.S. federal income tax withholding – whether (as reasonably determined by Borrower in consultation with the Lenders) by reason of being a “put premium” paid to the commitment parties, original issue discount or interest, a payment in respect of the termination of a right or obligation with respect to a capital asset, or otherwise (but not, for the avoidance of doubt, as payment for services) – unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code; provided that, Borrower receives the documentation described in Section 5.10; provided further, for the avoidance of doubt, to the extent any such payment is taxable as original issue discount or interest for U.S. federal income tax purposes, such payment shall be subject to the provisions of Section 5.9.

3.3.    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges expressed to be calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by the Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.

3.4.    Reimbursement Obligations. Borrower shall reimburse the Administrative Agent for all Extraordinary Expenses. Borrower shall also reimburse the Administrative Agent for all reasonable and documented legal, accounting, examination, consulting, and other reasonable and documented fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Administrative Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or examination with respect to any Obligor or Collateral, whether prepared by the Administrative Agent’s personnel or a third party (in the case of legal fees and expenses, subject to the immediate following sentence). All legal and accounting fees incurred by Agent Professionals shall be charged to Borrower at the actual rate charged by such Agent Professionals; provided, that Borrower’s obligation to reimburse the Administrative Agent for legal fees and expenses shall be limited to the reasonable and documented legal fees and expenses of one primary counsel, and one local counsel in each relevant jurisdiction, and one special counsel (the appointment of any such special counsel to be subject to the reasonable consent of Obligors, so long as not unreasonably withheld, conditioned or delayed) for each relevant specialization for which the Administrative Agent deems necessary or appropriate. In addition to the Extraordinary Expenses of the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, Borrower shall reimburse each Lender for any reasonable out-of-pocket fees, charges and disbursements (including without limitation, the reasonable, documented, and out-of-pocket fees, charges and disbursement of one primary outside legal counsel for all of the Lenders) incurred by it in connection with the enforcement, collection or protection of its rights under the Loan Documents, including all such expenses incurred during any workout, restructuring or Insolvency Proceeding. All amounts payable by Borrower under this Section shall be due on demand.

3.5.    [Reserved].

3.6.    [Reserved].

3.7.    Increased Costs; Capital Adequacy.

3.7.1    Increased Costs Generally. If any Change in Law shall:

(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)    subject any recipient to Taxes (other than Indemnified Taxes and Excluded Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)    impose on any Lender or interbank market any other condition, cost or expense affecting any Loan, Commitment or Loan Document;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered; provided, that such additional amounts are also being assessed by such Lender generally against similarly situated borrowers under similar credit facilities.

3.7.2    Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments, Loans, or participations in Loans, to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered; provided, that such additional amounts are also being assessed by such Lender against similarly situated borrowers under similar credit facilities.

3.7.3    [Reserved].

3.7.4    Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.    Mitigation. If any Lender requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would reduce amounts payable in the future; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.    [Reserved].

3.10.    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1.    Manner of Borrowing and Funding Loans.

4.1.1    Notice of Borrowing. Whenever Borrower desires funding of a Borrowing of DIP Term Loans in accordance with Section 2.1.2(a), Borrower shall give notice to the Administrative Agent in the form of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent no later than 11:00 a.m. (New York City time) five (5) Business Days prior to the requested Borrowing Date (unless the Lenders consent in writing to any other time of day or any shorter time period), it being agreed that any Notice of Borrowing received by the Administrative Agent after the requisite time required shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing and (B) the requested funding date (which must be a Business Day) (each, a “Borrowing Date”).

4.1.2    Funding by Lenders. Each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder to the Administrative Agent. In furtherance of the foregoing, the Administrative Agent shall notify Lenders of its receipt of any Notice of Borrowing on the same Business Day when such Notice of Borrowing shall have been received by it, and each Lender shall thereupon make its Loan by funding such Lender’s Pro Rata share of the Borrowing requested pursuant to such Notice of Borrowing in immediately available funds to the account specified by the Administrative Agent no later than 2:00 p.m. (New York City time) on the requested funding date (it being agreed that such Loan shall be deemed made as of the time when such funding shall occur, and shall be deemed outstanding at all times thereafter until Full Payment). Subject to its receipt of such amounts from Lenders, the Administrative Agent shall disburse the proceeds of the Loans as directed by Borrower in the applicable Notice of Borrowing (it being agreed that any such disbursement of Loans to fund the Carve-Out shall be directed by Borrower for direct deposit to the Carve-Out Account and all other disbursements of Loans for other purposes shall be directed by Borrower for direct deposit to the DIP Funding Account (as defined in the DIP Orders) approved in writing by the Administrative Agent). Unless the Administrative Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Administrative Agent may assume that such Lender has deposited or promptly will deposit its share with the Administrative Agent, and the Administrative Agent may (but shall not be obligated to) disburse a corresponding amount to Borrower. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.2 is not received by the Administrative Agent, then Borrower agrees to repay to the Administrative Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3    Notices. Neither the Administrative Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of the Administrative Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by the Administrative Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.

4.2.    Defaulting Lender.

4.2.1    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.2.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 4.2.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Notwithstanding anything to the contrary herein, no Termination Payments shall be due or payable to any Defaulting Lender, until such time as such Lender ceases to be a Defaulting Lender.

4.2.2    Cure. If Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments (without giving effect to Section 4.2.1(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.2.3    Loans. So long as any Lender is a Defaulting Lender, the Administrative Agent shall not be required to fund any Loans unless it will have no exposure after giving effect to such Loan.

4.3.    [Reserved].

4.4.    [Reserved].

4.5.    [Reserved].

4.6.    Effect of Termination. Notwithstanding anything contained to the contrary herein, on the Termination Date (howsoever occurring), all Commitments shall be immediately terminated and all Obligations (other than Remaining Obligations) shall be immediately due and payable. Until Full Payment of the Obligations, all undertakings of Borrower contained in the Loan Documents shall continue, and the Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Sections 3.7, 5.5, 5.9, 5.10, 12, 14.1.3, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5. PAYMENTS

5.1.    General Payment Provisions. Except in the case of any amounts that are expressly permitted to be Paid in Kind hereunder, all payments of Obligations shall be made in Dollars in cash, without offset, counterclaim or defense of any kind and in immediately available funds, not later than 12:00 noon (New York City time) on the due date. Any payment after such time may be deemed by the Administrative Agent made on the next Business Day. Borrower and Obligors agree that, during the continuation of an Event of Default, the Administrative Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as the Administrative Agent deems advisable.

5.2.    Voluntary Prepayments. Loans may be prepaid from time to time, subject (other than with respect to the Initial Draw Voluntary Prepayment) to the concurrent payment, in cash, of the Exit Premium, and compliance with Section 5.3.6. Such voluntary prepayments shall be allocated as set forth in Section 5.6.2(a).

5.3.    Mandatory Prepayments.

5.3.1    [Reserved].

5.3.2    Termination Date. On the Termination Date (howsoever occurring), Borrower shall immediately repay all outstanding Loans and other Obligations, including, without limitation, all Loans, capitalized interest and fees (including the Upfront Payment) and the Exit Premium, in full in cash to effect Full Payment hereunder. Such mandatory prepayments pursuant to this Section shall be allocated as set forth in Section 5.6.2(b).

5.3.3    Excess Cash. If, as of the last day of any calendar month, the sum of (each to be separately calculated and identified in each monthly calculation thereof) (i) Borrower’s and Obligors’ cash and Cash Equivalents (other than Obligors’ Eligible Cash on deposit in the Carve- Out Account and any Adequate Assurance Deposits) and (ii) subject to the definition of Unrestricted Bitcoin, the aggregate value in U.S. Dollars of the Unrestricted Bitcoin owned by Borrower and the other Obligors on such date, shall exceed (x) prior to the calendar month ending June 30, 2023, $50,000,000 or (y) thereafter, the sum of (1) $40,000,000 and (2) an amount (but not less than zero) equal to $5,000,000, less the aggregate value in U.S. Dollars of the amount of any payments on account of Prepetition claims, liens or cure costs made by the Borrower or any of the other Obligors after June 30, 2023 (such excess being “Excess Cash”), then Borrower shall, by no later than the fifth (5th) Business Day of the following month, prepay, or cause to be prepaid, the Obligations by the amount of such Excess Cash (together with the Exit Premium owing in respect thereof); provided, that, pending prepayment of the Loans in accordance herewith, all cash, Cash Equivalents and other funds and proceeds thereof shall be held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent, and no payments, withdrawals, transfers or disbursements shall be made or permitted to be made therefrom at any time (whether or not such payment, withdrawal, transfer or disbursement is otherwise in accordance with the Approved Budget or otherwise permitted hereunder). Borrower shall certify, in writing (in reasonable detail), and deliver to the Administrative Agent the calculations of Excess Cash as of the last day of each calendar month. For purposes of the calculations pursuant to this Section, the value in U.S. Dollars of the Bitcoin owned by Borrower and other Obligors on such date of determination shall be based on the BTCUSD Coinbase spot price as of 5:00 p.m. as of the immediately preceding Business Day (or, if applicable with respect to any Bitcoin, the value thereof, if any, as determined in accordance with any Permitted BTC Hedging Agreement then in effect with respect thereto). Such mandatory prepayments pursuant to this Section shall be allocated as set forth in Section 5.6.2(a). Borrower shall provide the Administrative Agent a written calculation of the existence or non-existence of “Excess Cash” in reasonable detail for each month by no later than third (3rd) day of each calendar month.

5.3.4    Real Property Sales; Other Sales. Within three (3) Business Days (or such later time as expressly provided in the definition of “Permitted Assets Disposition”) of its receipt of the Net Cash Proceeds (“receipt” to include any receipt, including the initial payment, any subsequent payment (including installments, earnouts or similar payment) and upon release and receipt of any escrow, indemnity or holdback) for the sale, sale/leaseback, lease or sublease of (x) any of the Subject Real Property or any of any Obligor’s interest therein or (y) any Permitted Asset Disposition pursuant to clause (b) or (h) of the definition thereof, then Borrower shall prepay, or cause to be prepaid, the Obligations (together with the Exit Premium to the extent owing in respect thereof) with the amount of such Net Cash Proceeds so received from time to time; provided, that pending application of such amounts towards prepayment of the Loans or other application as permitted hereunder, in each case, in accordance herewith, all funds shall be deposited to and held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent. Such mandatory prepayments pursuant to this Section shall be allocated as set forth in Section 5.6.2(a).

5.3.5    Debt or Equity Issuance. Within one (1) Business Day of the receipt by any Obligor or Subsidiary thereof of the Net Cash Proceeds of (x) any Debt Issuance not permitted by Section 10.2.1, or (y) unless otherwise agreed to by the Administrative Agent and the Required Lenders, in writing, any sale of any Equity Interest, Borrower shall prepay the Loans (together with the Exit Premium thereon) as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds therefrom; provided, that pending application of such amounts towards prepayment of the Loans in accordance herewith, all funds shall be held in a Deposit Account subject to a Control Agreement in favor of the Administrative Agent. Such mandatory prepayments pursuant to this Section shall be allocated as set forth in Section 5.6.2(a).

5.3.6    Effect of Prepayments. No prepayments or repayments of any Loans (including pursuant to Section 5.2 (other than as set forth in Section 2.1.2(a) as it relates to Initial Draw Voluntary Prepayments made prior to the Final DIP Order Date) or this Section 5.3) shall (or shall be deemed to), cause or result in any increase to, or replenish or give rise to any increase to, any Commitment, and Borrower shall not be permitted to request to borrow additional Loans as a result of any such prepayment or repayment.

5.4.    Payment of Other Obligations. Extraordinary Expenses and other Obligations (except the Loans (including interest thereon) and other Obligations payable as otherwise expressly required hereby) shall be paid in cash by Borrower as provided in the Loan Documents or, if no payment date is specified, within three (3) Business Days after written demand from the Administrative Agent (which may be via e-mail).

5.5.    Marshaling; Payments Set Aside. None of the Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrower or any other Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.    Application and Allocation of Payments.

5.6.1    Application. Payments made by Borrower hereunder shall be applied (i) first, as specifically required by the terms of this Agreement; (ii) second (to the extent clause (i) is inapplicable), to Obligations then due and owing; (iii) third (to the extent clauses (i) and (ii) are inapplicable), as determined by the Administrative Agent in its good faith reasonable discretion; and (iv) fourth (to the extent clauses (i), (ii) and (iii) are inapplicable), to other Obligations specified by Borrower.

5.6.2    Voluntary and Mandatory Prepayment; Post-Default/Termination Date Allocations.

(a)    Subject to Section 5.6.2 (b) (which, if applicable at such time, then all such payments shall be applied in accordance with the terms of such Section 5.6.2(b)), voluntary or mandatory prepayments pursuant to Section 5.2 or 5.3 which are stated to be allocated pursuant to the terms of this Section 5.6.2(a) shall be allocated as follows:

(i)    first, to any previously non-capitalized accrued interest on that portion of the outstanding Loans then being prepaid

(ii)    second, to the payment of the Exit Premium required to paid in respect of such Loan repayment;

(iii)    third, to all Obligations constituting fees, indemnification, costs or expenses (including Extraordinary Expenses) then due and owing to the Secured Parties;

(iv)    fourth, to the outstanding principal balance of the Loans (including all capitalized PIK Interest and the Upfront Payment which was Paid in Kind);

(v)    fifth, to all remaining Obligations until Full Payment of such Obligations; and

(vi)    sixth, to the extent of any remaining proceeds, to Borrower or as otherwise required by law.

(b)    Notwithstanding anything in any Loan Document to the contrary, (x) if elected by the Administrative Agent and the Required Lenders during an Event of Default or (y) at all times following the Termination Date, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(i)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to the Administrative Agent;

(ii)    second, to all amounts owing to the Administrative Agent on any Loans fronted by it for the benefit of a Lender, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)    third, to all Obligations constituting fees (including the Exit Premium in respect of any such Loan payment), indemnification, costs or expenses owing to Lenders;

(iv)    fourth, the outstanding principal of the Loans, including capitalized PIK Interest and the Upfront Payment Paid in Kind;

(v)    fifth, to all remaining Obligations until Full Payment of such Obligations; and

(vi)    sixth, to the extent of any remaining proceeds, to Borrower or as otherwise required by law.

Amounts shall be applied pursuant to Section 5.6.2(a) or 5.6.2(b), as applicable, to payment of each category of Obligations set forth therein only after full payment of all preceding categories. If amounts are insufficient to satisfy a category, Obligations in the category shall be paid on a pro rata basis. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and Borrower and Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3    Erroneous Application. The Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.    [Reserved].

5.8.    [Reserved].

5.9.    Taxes.

5.9.1    Payments Free of Taxes. All payments by any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by the applicable withholding agent in its good faith discretion) requires the deduction or withholding of any Tax from any such payment, then (i) the applicable withholding agent shall be entitled to make such deduction or withholding, (ii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority pursuant to Applicable Law, and (iii) to the extent such deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Obligor (including amounts payable under this Section 5.9) shall be increased as necessary so that the Lender (or the Administrative Agent in the case where the Administrative Agent receives the payment for its own account) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2    Payment of Other Taxes. Without limiting or duplicating the foregoing, Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the Administrative Agent’s option, timely reimburse the Administrative Agent for payment of, any Other Taxes.

5.9.3    Tax Indemnification. Borrower shall indemnify the Administrative Agent or any Lender for any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section 5.9.3) payable or paid by a recipient or required to be withheld or deducted from a payment to a recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.4    Evidence of Payments. If the Administrative Agent or an Obligor pays any Taxes pursuant to a Governmental Authority pursuant to this Section, then upon request, the Administrative Agent shall deliver to Borrower or Borrower shall deliver to the Administrative Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to the Administrative Agent.

5.9.5    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Lender or other recipient of payments from an Obligor under any Loan Document determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay such Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that such Obligor agree, upon request by the recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the recipient if the recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no recipient shall be required to pay any amount to Borrower if such payment would place the recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall the Administrative Agent or any recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10.    Lender Tax Information.

5.10.1    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document or of Obligations shall deliver to the Obligor Representative and the Administrative Agent, at the time or times reasonably requested by the Obligor Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Obligor Representative or the Administrative Agent or prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Obligor Representative or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Obligor Representative or the Administrative Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, the completion, execution and submission of such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2    Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)    Any Lender that is a U.S. Person shall deliver to the Obligor Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Obligor Representative or the Administrative Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Obligor Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Obligor Representative or the Administrative Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN-E or IRS Form W-8BEN (as applicable) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    executed copies of IRS Form W-8ECI;

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F hereto, to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower, as described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable); or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN- E or W8-BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in form of Exhibit F hereto, on behalf of each such direct and indirect partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Obligor Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of the Obligor Representative or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Obligors or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to the Obligor Representative and the Administrative Agent at the time(s) prescribed by law and otherwise as reasonably requested by the Obligor Representative or the Administrative Agent such documentation prescribed by

Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Obligor Representative or the Administrative Agent as may be necessary for them to comply with their obligations under FATCA and to determine whether such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or promptly notify the Obligor Representative and the Administrative Agent in writing of its inability to do so.

5.10.4    Lenders’ Authorization. Each Lender hereby authorizes the Administrative Agent to deliver to the Obligors and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 5.10.

5.11.    Obligor Representative. Each Obligor hereby designates Core Scientific as its representative and agent (in such capacity, the “Obligor Representative”) for all purposes under the Loan Documents, including requests for and receipt of Loans, delivery or receipt of notices, consents, waivers, amendments, consents, acquitances, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. Obligor Representative hereby accepts such appointment. The Administrative Agent and Lenders shall be entitled to rely upon any communication, consent, notice, amendment, waiver or other agreement, instrument, or document delivered by or to Obligor Representative on behalf of any Borrower or other Obligor. Each of the Administrative Agent and the Lenders shall have the right, in its discretion, to deal exclusively with Obligor Representative for all purposes under the Loan Documents. Each Obligor agrees that any communication, delivery, action, omission or undertaking by the Obligor Representative on its behalf shall be binding upon and enforceable against such Obligor as if such Obligor were a party thereto.

SECTION 6. CONDITIONS PRECEDENT

6.1.    Conditions Precedent to Initial Draw. The making of the Initial Draw was subject to the conditions precedent thereto set forth in the Commitment Letter and such Loan was funded on February 3, 2023.

6.2.    Conditions Precedent to Closing Date and all other Borrowings. The occurrence of the Closing Date and the effectiveness of this Agreement and the Lenders’ obligations to make any Other Draws or the Final Draw at the time so requested from time to time hereunder, are subject to the satisfaction (or waiver by the Administrative Agent and the Required Lenders) of the following conditions precedent:

6.2.1    General. As of the Closing Date:

(a)    each Obligor shall be a debtor and debtor-in-possession in the Chapter 11 Cases;

(b)    the Obligors shall have established a cash management system subject to the entry of the DIP Orders reasonably satisfactory to the Obligors and the Required Lenders;

(c)    the Obligors shall have made no payments after the Petition Date on account of any Debt or other obligations arising prior to the Petition Date unless such payment is made pursuant to a Chapter 11 Order and subject to Permitted Variances, in accordance with the Approved Budget;

(d)    the Interim DIP Order as entered by the Bankruptcy Court in the Chapter 11 Cases on February 2, 2023 shall be in full force and effect on the Closing Date, (i) shall not have been vacated or reversed, (ii) shall not be subject to a stay or an appeal, and (iii) shall not have been modified or amended in any respect without the prior written consent of the Required Lenders, in each case, except by the Final DIP Order;

(e)    the Final DIP Order is in form and substance reasonably satisfactory to the Administrative Agent;

(f)    the DIP Orders shall be effective to create, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, binding, enforceable and fully and automatically perfected Lien on the Collateral, on the basis and with the priority set forth therein;

(g)    the Restructuring Support Agreement shall have been terminated and shall no longer be of any further force or effect;

(h)    no Default or Event of Default has occurred, is existing, or would result from the entry of the Final DIP Order, the entry by the Obligors into the Loan Documents, or the consummation of the transactions contemplated by the Loan Documents, including the making of the Loans hereunder;

(i)    The Administrative Agent shall have received (in each case, to be in form and substance satisfactory to the Administrative Agent and the Lenders and, where applicable, duly and fully-executed by all parties thereto):

(i)    a copy of this Agreement and each other Loan Document (including those set forth on the List of Closing Documents attached hereto as Schedule 6.2.1, including, without limitation and subject, where applicable, to Section 6.3), the Security Documents, including the Control Agreements, in each case, duly executed and delivered to the Administrative Agent by each of the signatories thereto, and each of the foregoing shall be in full force and effect on the Closing Date.

(ii)    Subject to Section 6.3 (if applicable), solely with respect to the Obligors’ Marble Real Property, a Mortgage, executed and delivered by a duly authorized officer of each party thereto, together with any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection therewith, each in form and substance reasonably satisfactory to the Administrative Agent;

(iii)    the Initial Budget (as previously delivered pursuant to the terms of the Commitment Letter) and such budget has not been amended, updated, rescinded or modified except in accordance with requirements and procedures set forth in the Commitment Letter and Section 2 below;

(iv)    certificates from a Senior Officer of Borrower (individually and in its capacity as Obligor Representative) certifying that, immediately after giving effect to the incurrence of the Loans and the consummation of the transactions hereunder on the Closing Date,

(i)    no Default or Event of Default exists; (ii) the representations and warranties set forth in Section 9 are true and correct in all material respects (or with respect to representations qualified by materiality, in all respects) on and as of the Closing Date (or if such representation or warranty is as of an earlier date, as of such earlier date) and (iii) the conditions set forth in this Section 6.2.1 and in Section 6.2.2 are satisfied.

(v)    a certificate of a duly authorized officer of Borrower (individually and in its capacity as Obligor Representative), certifying (i) that the copies of each Obligor’s Organic Documents attached thereto (which copies of are true and complete, and are in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each officer of each Obligor authorized to sign the Loan Documents; it being agreed that the Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor or the Obligor Representative in writing.

(vi)    (a) copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization as of a date no earlier than 30 days prior to the Closing Date by the Secretary of State of the state of the applicable Obligor’s organization (which may be attached to the certificates described in clause (v) above), and (b) good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official (no more than 10 days prior to the Closing Date) of such Obligor’s jurisdiction of organization;

(vii)    (a) satisfactory results of searches of the UCC filings (or equivalent filings) made with respect to the Obligors in the states or other jurisdictions of formation of such Person, together with copies of the financing statements (or similar documents) disclosed by such searches and (b) evidence of the completion of all other actions, recordings and filings of or with respect to any Loan Document (or evidence that such actions, recordings or filings will be completed substantially concurrently with the effectiveness of this Agreement) that the Administrative Agent may deem reasonably necessary in order to effectuate the provisions of Section 7, including UCC-1 financing statements to be filed against each Obligor in its jurisdiction of organization naming the Administrative Agent as secured party and terminations of any Liens which are not Permitted Liens;

(viii)    certificates of insurance for the insurance policies carried by the Obligors (other than D&O insurance), all in compliance with the Loan Documents, each of which, subject, where applicable, to Section 6.3, shall have been endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in each case, as may reasonably be requested by the Administrative Agent and in form and substance reasonably satisfactory to the Required Lenders, including as required pursuant to Section 8.6.1;

(j)    [reserved];

(k)    all governmental and third party approvals necessary in connection with the Transactions and the DIP Facility and financing contemplated hereby (including shareholder approvals, if any) shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof or any of the transactions contemplated hereby;

(l)    the Obligors and their Subsidiaries shall have (A) no outstanding Debt except as permitted pursuant to Section 10.2.1, and (B) no outstanding preferred stock except as set forth on Schedule 9.1.4;

(m)    The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(n)    all legal (including tax implications) and regulatory matters shall be reasonably satisfactory to the Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System; and

(o)    subject, where applicable, to Section 6.3, (i) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Loan Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement and the other applicable Loan Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording or (ii) the Administrative Agent shall have been provided with all authorizations, consents and approvals from each Obligor, Governmental Authority and other Person reasonably requested by it to file, record or register all documents and instruments referred to in the immediately preceding clause (i) of this clause (o).

6.2.2    Conditions Precedent to All Other Borrowings. No Loans (including any Other Draws or the Final Draw) shall be made at any time after the Interim DIP Closing Date, and the Lenders shall not be required to fund any such Loans requested by Borrower after the Interim DIP Closing Date, unless, in each case, the following conditions (in addition to those set forth in Section 6.1.1) are satisfied (or waived by the Administrative Agent and the Required Lenders) prior to (or concurrently with) the making of such Loan on the Borrowing Date relating thereto:

(a)    the Closing Date shall have occurred;

(b)    the Final DIP Order (i) has been entered by the Bankruptcy Court, (ii) is in full force and effect, (iii) shall not have been reversed, vacated or stayed, (iv) shall not have become the subject of any appeal or challenge, (v) shall not have been amended, supplemented or otherwise modified in any way without the prior written consent of the Required Lenders and (vi) fully approves, among other things, the execution, delivery and performance by the Obligors of the Loan Documents, the incurrence of the Obligations, the payment of all fees hereunder and thereunder and grant and the perfection of the Liens contemplated herein and therein;

(c)    no Default or Event of Default shall exist at the time of, or immediately result from, the making of such Loan;

(d)    the representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on the date of, and upon giving effect to, the making of such Loan (except for representations and warranties that expressly relate to an earlier date, in which case such representation and warranty shall be true and correct in all material respect (or all respects, as applicable) as of such date);

(e)    there shall be an Approved Budget in full force and effect on and as of each of (a) the Borrowing Date for such Loan and (b) the time that such Loan is funded;

(f)    the Interim DIP Order (in the case of Loans made prior to the entry of the Final DIP Order) or the Final DIP Order (in the case of Loans made after the entry of the Final DIP Order) (a) shall be in full force and effect, (b) shall not have been reversed, vacated or stayed, (c) shall not have become the subject of any appeal or challenge, and (d) shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Lenders;

(g)    the absence of any injunction or temporary restraining order which, in the judgment of the Administrative Agent exercising Permitted Discretion, would prohibit the making of the Loans or the consummation of the Transactions; and the absence of any litigation which would have or could reasonably be expected to result in a Material Adverse Effect (except to the extent relating to the Chapter 11 Cases);

(h)    the making of such Loan shall not violate any Applicable Laws and shall not be enjoined, temporarily, preliminarily or permanently;

(i)    there shall not have occurred since the Petition Date any development or event which, individually or in the aggregate with other such circumstances, has had or could reasonably be expected to have, a Material Adverse Effect (except to the extent relating to the Chapter 11 Cases); and

(j)    In the case of a Borrowing of any DIP Term Loan, in addition to the above, the following shall be satisfied (or waived as provided herein):

(i)    the aggregate principal amount of all DIP Term Loans requested by Borrower on such Borrowing Date shall not exceed the amount identified in the Approved Budget as being required by the Obligors and their Subsidiaries to finance disbursements due and payable within the full four week period following such Borrowing Date as set forth in the Approved Budget (unless the Administrative Agent and the Required Lenders consent in writing thereto);

(ii)    the making of such DIP Term Loans, and the use of proceeds therefrom, shall comply with the Approved Budget and with this Agreement in all respects;

(iii)    the requesting and making of such DIP Term Loan comply with the provisions of Section 2.1.2(a);

(iv)    the Administrative Agent shall have received a Notice of Borrowing in connection with the applicable DIP Term Loans in accordance with the requirements of this Agreement; and

(v)    the Administrative Agent shall have received evidence (which may be included in the applicable Notice of Borrowing, or delivered separately in writing) demonstrating that on and as of the time of delivery of the Notice of Borrowing for the applicable DIP Term Loan, and immediately prior to the incurrence thereof, Liquidity satisfies the Liquidity Covenant.

Each Notice of Borrowing shall constitute a representation by Borrower that the foregoing conditions in this Section 6.2 are satisfied on and as of each of (i) the date of such Notice of Borrowing, (ii) the requested Borrowing Date, and (iii) the date on which such Loan is funded or made (or deemed funded or made, as applicable).

6.3.    Conditions Subsequent. The Obligors shall deliver to the Administrative Agent each of the items set forth on Schedule 6.3 on or prior to the date set forth thereon (or such later date as may be agreed to by the Administrative Agent).

SECTION 7. COLLATERAL

7.1.    Grant of Security Interest. Without limiting in any way the grant to the Administrative Agent of the Liens and security interests in the “DIP Collateral” pursuant to (and as defined in) the DIP Orders (all of which are hereby reaffirmed and regranted and none of which shall be deemed limited, diminished or otherwise affected hereby), to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations to the full extent required hereunder, each Obligor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and Lien upon, all property and assets of such Obligor, whether tangible or intangible, real or personal, wherever located, and whether now owned by or owing to such Obligor, or at any time hereafter coming into existence, whether prior to or after the Petition Date, whether acquired or obtained by, or arising in favor of, such Obligor, or in which such Obligor now has or at any time in the future may acquire any right, title or interest, and, including, without limitation, all of the following:

(a)    all Accounts;

(b)    all Chattel Paper, including electronic chattel paper;

(c)    all claims and causes of action, including all Commercial Tort Claims (including those shown on Schedule 7.1(c) or described in any notice or other instrument delivered to the Administrative Agent at any time), and subject to the entry of the Final DIP Order, all proceeds of or property recovered, whether by judgment, settlement or otherwise, arising from Chapter 5 Claims and Causes of Action;

(d)    all Deposit Accounts, Securities Accounts and Commodities Accounts (including the DIP Funding Accounts) and all “wallets” or custodial accounts in which any Cryptocurrencies are maintained or registered;

(e)    all Documents;

(f)    all General Intangibles, including Intellectual Property Collateral and Payment Intangibles;

(g)    all Goods, including Inventory, Equipment and fixtures;

(h)    all Real Estate and interests therein (including all leasehold interests);

(i)    all Instruments;

(j)    all Investment Property and Financial Assets;

(k)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(l)    all Supporting Obligations;

(m)    all cash, Cash Equivalents, Cryptocurrency, monies and other funds (whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent or a Lender, and including any Cash Collateral);

(n)    all other assets and properties of the Grantors, whether tangible, intangible, real, personal or mixed;

(o)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral;

(p)    all “Collateral” under and as defined in the Prepetition Loan Documents;

(q)    all assets and property held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(r)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

(s)    any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, cash and non-cash proceeds and insurance proceeds any or all of the foregoing; and

(t)    upon entry of the Final DIP Order, the proceeds of any causes of actions for preferences, fraudulent conveyances, and other avoidance power claims under Sections 502(d), 544, 545, 547, 548, and 550 of the Bankruptcy Code (the “Avoidance Actions”).

Notwithstanding anything contained herein to the contrary, in no event shall the security interest granted under this Section 7.1 include any Excluded Assets.

7.2.    Lien on Accounts; Liens on Real Property.

7.2.1    Deposit Accounts; Security Accounts; Commodity Accounts. To further secure the prompt payment and performance of all Obligations, each Obligor hereby grants to the Administrative Agent for the benefit of Secured Parties a continuing security interest in and Lien upon all amounts credited to any Deposit Account, Security Account and Commodity Account (including the DIP Funding Accounts) of such Obligor (other than any Excluded Accounts and the Carve-Out Account), including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Without limiting the foregoing or the Administrative Agent’s Lien on and rights with respect to such account (all of which are hereby ratified and confirmed by Borrower), it is hereby acknowledged that Bank of America, N.A. will not agree to enter into a Control Agreement with respect to Borrower’s account at Bank of America, N.A. ending x8262. Borrower agrees (x) not to change the arrangement with Bank of America, N.A. with respect to the account ending x8262 (which currently requires all remittances and withdrawals from such account to be deposited to Borrower’s account at Bank of America, N.A. ending x7817 (or any such other account of Borrower’s) which in either case is subject to a Control Agreement in favor of the Administrative Agent) without the prior written consent of the Administrative Agent and (y) in the event that the Administrative Agent requests at any time after the occurrence and during the continuance of an Event of Default, to promptly (and in any event, within 10 days after such request) cause all funds in Borrower’s account at Bank of America, N.A. ending x8262 to be moved and deposited into a Deposit Account which is then subject to a Control Agreement in favor of the Administrative Agent and close such account ending x8262. Each Obligor hereby authorizes and directs each bank or other depository/custodian to deliver to the Administrative Agent, upon request, all statements of balances in any Deposit Account, Security Account and Commodity Account (including the DIP Funding Accounts) maintained by such Obligor, without inquiry into the authority or right of the Administrative Agent to make such request.

7.2.2    Real Property. In accordance with the terms of the DIP Orders, the Obligors hereby grant to, and hereby reaffirm the grant pursuant to the DIP Orders, to the Administrative Agent of first-priority Liens and security interests (subject, solely in the case of the Junior-Priority DIP Collateral, to only those Permitted Prior Liens explicitly set forth in the DIP Orders as being senior to the Administrative Agent’s Liens in the Junior-Priority DIP Collateral) in the Obligors’ Subject Real Property (and interests therein). Borrower agrees to deliver or cause to be delivered to the Administrative Agent the Mortgage relating to the Obligors’ Marble Real Property as set forth in and as required by Section 6.2 and Section 6.3.

7.3.    Pledged Collateral.

7.3.1    Pledged Equity Interests and Debt Securities. As security for the payment or performance, as the case may be, in full of the Obligations, each Obligor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of Secured Parties, a security interest in, all of such Obligor’s right, title and interest in, to and under (a) the Equity Interests now owned or at any time hereafter acquired by such Obligor, including the Equity Interests set forth opposite the name of such Obligor on Schedule 7.3(a), and all certificates and other instruments representing such Equity Interests (collectively, the “Pledged Equity Interests”); (b) the debt securities now owned or at any time hereafter acquired by such Obligor, including the debt securities set forth opposite the name of such Obligor on Schedule 7.3(a), and all promissory notes and other instruments (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section; (b) subject to Section 7.3.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Equity Interests, securities and instruments referred to in clauses (a) and (b) above; (e) subject to Section 7.3.6, all rights and privileges of such Obligor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any and all of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

7.3.2    Delivery of the Pledged Collateral.

(a)    Each Obligor agrees to deliver or cause to be delivered to the Administrative Agent any and all certificates representing the Pledged Equity Interests of Subsidiaries and all other certificated Pledged Collateral at any time owned by such Obligor with a value in excess of $500,000 promptly (and in any event, within 15 days (or such longer period as the Administrative Agent may agree)) following the acquisition thereof by such Obligor, together with instruments of transfer executed in blank by a duly authorized officer of such Obligor.

(b)    Upon delivery to the Administrative Agent, (i) any Pledged Equity Interests shall be accompanied by undated stock powers duly executed by the applicable Obligor in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) the certificated Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Obligor in blank and by such other instruments and documents as the Administrative Agent may reasonably request. In connection with any delivery of possessory Pledged Collateral after the date hereof to the Administrative Agent, Borrower shall deliver a schedule to the Administrative Agent describing the possessory Pledged Collateral so delivered, which schedule shall be attached to Schedule 7.3(a) and made a part hereof; provided, that failure to deliver any such schedule hereto or any error in a schedule so attached shall not affect the validity of the pledge of any Pledged Collateral.

7.3.3    Pledge Related Representatives, Warranties and Covenants. Each Obligor hereby represents, warrants and covenants to the Administrative Agent and the Secured Parties that:

(a)    Schedule 7.3(a) sets forth a true and complete list, as of the Closing Date, with respect to such Obligor, of (i) all the Equity Interests owned by such Obligor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Obligor and (ii) all debt securities owned by such Obligor, and all promissory notes and other instruments evidencing such debt securities. Schedule 7.3(a) sets forth, as of the Closing Date, all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(b)    The Pledged Equity Interests and Pledged Debt Securities have (to the knowledge of the Obligors in the case of any of the foregoing that are not issued by an Obligor or Subsidiary) been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c)    Except for the security interests granted hereunder, such Obligor (i) is and, subject to any transfers or dispositions not prohibited by this Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 7.3(a) as owned by such Obligor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Permitted Liens and transfers or dispositions not prohibited by this Agreement) and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons whomsoever.

(d)    Such Obligor has the corporate or company power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated.

(e)    No Governmental Approval or any other action by any Governmental Authority and no consent or approval of any securities exchange or any other person (including stockholders, partners, members or creditors of such Obligor) is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

(f)    By virtue of the execution and delivery by such Obligor of this Agreement, when any Pledged Collateral are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Collateral as security for the payment and performance of the Obligations.

7.3.4    Limited Liability Company and Limited Partnership Matters; Certification of Limited Liability Company and Limited Partnership Interests. With respect to any Pledged Equity Interest representing any membership interest in any limited liability company or a limited partnership, each Obligor hereby (x) represents and warrants that no such membership interest or partnership is or shall be deemed to be (and, except as set forth in the following sentence, no Obligor shall or permit any of its Subsidiaries to take any action to permit any such membership or partnership interest to become or be deemed to be) a security within the meaning of Article 8 of the UCC or shall ever be certificated and (y) hereby covenants and agrees that upon the Administrative Agent or any successor, assign or transferee thereof acquiring ownership of any such Pledged Equity Interest, such acquisition or transfer thereof shall be deemed permitted under the Organic Documents of such pledged entity without any consent of any kind (including of any other members or partners), and any such Person acquiring such interests shall be deemed admitted to full membership or partnership status and privilege with full voting rights and authority, in each case, without any further consent or approval of any Loan Party or any other Person, all of which such necessary consents shall be deemed granted in full as of the Initial DIP Order Date. Notwithstanding the foregoing, if reasonably requested by the Administrative Agent at a time when an Event of Default has occurred and is continuing, each Obligor shall use commercially reasonable efforts to cause each interest in any limited liability company or limited partnership controlled by such Obligor and pledged hereunder to be a “security” within the meaning of Article 8 of the New York UCC and be certificated.

7.3.5    Registration in Nominee Name; Denominations. Subject to the DIP Orders, at any time when an Event of Default has occurred and is continuing, the Administrative Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Obligor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall at a time when an Event of Default has occurred and is continuing have the right to exchange the certificates representing Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

7.3.6    Voting Rights; Dividends and Interest.

(a)    Unless and until an Event of Default shall have occurred and be continuing:

(i)    Each Obligor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)    [Reserved].

(iii)    Without limiting the Administrative Agent’s Liens thereon, each Obligor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, the terms and conditions of this Agreement, the other Loan Documents and applicable laws; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Obligor, shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement).

(b)    Subject to the DIP Orders, upon the occurrence and during the continuance of an Event of Default, concurrent with the Administrative Agent’s notice to the Obligors of the suspension of their rights under paragraph (a)(iii) of this Section, all rights of Obligors to dividends, interest, principal or other distributions that such Obligor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Obligor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the Obligations and shall be applied in accordance with the provisions of Section 5.6.

(c)    Subject to the DIP Orders, upon the occurrence and during the continuance of an Event of Default, concurrent with the Administrative Agent’s notice to the Obligors of the suspension of their rights under and in accordance with paragraph (a)(i) of this Section, all rights of any Obligor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided, that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to, in its sole discretion, notwithstanding the continuance of an Event of Default, to permit any Obligor to exercise such rights and powers.

7.4.    Intellectual Property Matters.

7.4.1    For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Administrative Agent, an irrevocable (until the termination of this Agreement), non-exclusive, worldwide, royalty-free (and free of any other obligation of payment) license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Obligor, wherever the same may be located; provided that such license (i) shall automatically terminate upon the repayment, satisfaction or discharge of all Obligations and (ii) may only be exercised by the Administrative Agent, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, and shall, for the Licenses, be within the scope of and to the extent allowed under such Licenses. While the Administrative Agent exercises its lawful rights and remedies under this Agreement, in order to preserve the inherent value of the Trademarks included in the Intellectual Property Collateral, the Administrative Agent agrees use such Trademarks only in accordance with such quality standards as may be reasonably established by the Obligors and communicated to the Administrative Agent from time to time in writing; provided that nothing herein shall be deemed to limit the rights of the Administrative Agent to realize upon such Trademarks in such manner as it in its reasonable judgment determines is appropriate.

7.4.2    On a continuing basis, each Obligor shall, at its sole cost and expense, (i) other than prosecution of Intellectual Property in the Ordinary Course of Business, promptly following its becoming aware thereof, notify the Administrative Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any material Intellectual Property Collateral, such Obligor’s right to register such material Intellectual Property Collateral or its right to keep and maintain such registration and prosecute applications in full force and effect, (ii) prosecute, maintain, protect and enforce all material Intellectual Property Collateral in the Ordinary Course of Business, (iii) not permit to lapse or become abandoned any material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) other than prosecution of Intellectual Property in the Ordinary Course of Business, upon such Obligor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the validity, enforceability, value or utility of any material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against any material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral, or otherwise disclose any confidential Technology or source code other than non-exclusive licenses entered into by such Obligor in, or incidental to, the Ordinary Course of Business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the prior written consent of the Administrative Agent, and (vi) furnish to the Administrative Agent from time to time upon the Administrative Agent’s request therefor reasonably detailed schedules further identifying the Intellectual Property Collateral.

7.4.3    If any Obligor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral (other than any Intellectual Property that would constitute Excluded Assets) or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use Trademark application (or foreign equivalent) is no longer subject to clause (h) of the definition of Excluded Assets, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

7.5.    Other Collateral.

7.5.1    Commercial Tort Claims. After the Petition Date, Obligors shall promptly take such actions as the Administrative Agent reasonably requests from time to time to subject any Commercial Tort Claim with a claim value in excess of $500,000 to a fully and properly perfected Lien in favor of the Administrative Agent to secure the Obligations to the fullest extent required hereunder; which Lien shall rank super senior and prior to, and shall have first priority over, all other Liens thereon (including Permitted Liens).

7.5.2    Certain After-Acquired Collateral. Obligors shall notify the Administrative Agent in the next Compliance Certificate delivered pursuant to this Agreement in accordance with Section 10.1.2(c) (or with respect to clause (a), within 10 days thereof) if, after the Closing Date, any Obligor obtains any interest in any Collateral (in which it did not have such an interest as of the Interim DIP Order Date) consisting of (a) Deposit Accounts, Security Accounts and Commodity Accounts (including the DIP Funding Accounts) (other than Excluded Accounts), (b) Chattel Paper and Instruments, in each case with a face amount in excess of $500,000, (c) Investment Property with a value in excess of $500,000 or consisting of Equity Interests in a Subsidiary, or (d) Letter-of-Credit Rights with a value in excess of $500,000 and, upon the Administrative Agent’s request, shall promptly take such actions as the Administrative Agent may reasonably request to a fully and properly perfected Lien in favor of the Administrative Agent to secure the Obligations to the fullest extent required hereunder, which Lien shall rank super senior and prior to, and shall have first priority over, all other Liens thereon (including Permitted Liens) upon such Collateral, including obtaining any appropriate possession or Control Agreement.

7.6.    No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject the Administrative Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.

7.7.    Further Assurances. All Liens granted to the Administrative Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as the Administrative Agent shall reasonably request under Applicable Law to evidence or perfect its Lien on any Collateral. Each Obligor authorizes the Administrative Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by the Administrative Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1.    [Reserved].

8.2.    Administration of Accounts.

8.2.1    Records and Schedules of Accounts. Each Obligor shall keep materially accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may reasonably request. Each Obligor shall also provide to the Administrative Agent, on or before the 25th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, and net of any discount, allowance, credit, authorized return or dispute, and such other information as the Administrative Agent may reasonably request.

8.2.2    Taxes. Without duplication of any amounts covered by Section 5.9, if an Account of any Obligor includes a charge for any Other Taxes, the Administrative Agent is authorized, in its Permitted Discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor, and to charge such Obligor therefor; provided, however, neither the Administrative Agent nor Lenders shall be liable for any Other Taxes (including any that may be due from Obligors, or any Other Taxes with respect to any Collateral).

8.2.3    Account Verification. The Administrative Agent shall have the right, (x) in the name of any Obligor (or any designee of an Obligor), once per Fiscal Quarter when there is no Event of Default that has occurred and is continuing or (y) at any time when an Event of Default has occurred and is continuing, in the name of the Administrative Agent (or any designee of the Administrative Agent), to verify the validity, amount or any other matter relating to any Accounts of any Obligor, whether by mail, telephone or otherwise, and the Obligors shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4    Maintenance of DIP Funding Account. Borrower shall ensure that the Administrative Agent has, at all times, pursuant to the DIP Orders and such other arrangements acceptable to the Administrative Agent, rights to the DIP Funding Accounts and control thereof to the extent necessary to enable the Administrative Agent to establish dominion and control over the DIP Funding Accounts, and exercise all rights associated therewith during any Cash Dominion Period (including the right to sweep cash, and require immediate deposit of all remittances received in the lockbox to a DIP Funding Account). If requested by the Administrative Agent, Borrower shall use commercially reasonable efforts to obtain a Control Agreement (or other agreement in form and substance reasonably satisfactory to the Administrative Agent) from each lockbox servicer and DIP Funding Account bank, establishing the Administrative Agent’s control over and Lien in the lockbox or DIP Funding Account, which may be exercised by the Administrative Agent during any Cash Dominion Period. The Administrative Agent and Lenders assume no responsibility to Borrower for any lockbox arrangement or DIP Funding Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5    Proceeds of Collateral. Subject to the applicable DIP Order, Obligors shall ensure that all payments on Accounts or otherwise relating to Collateral are at all times made directly to a DIP Funding Account (or a lockbox relating to a DIP Funding Account). If Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the second Business Day (or if such cash or Payment Item is with respect to a material amount, the next Business Day) or such later date as is acceptable to the Administrative Agent) deposit same into a DIP Funding Account.

8.3. [Reserved].

8.4. [Reserved].

8.5.    Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts, Security Accounts and Commodity Accounts maintained by Obligors, including all DIP Funding Accounts, as of the Closing Date. Obligors shall ensure that the Administrative Agent has a fully perfected first-priority Lien on each Deposit Account, Security Account and Commodity Account (including all DIP Funding Accounts) (other than Excluded Accounts) at all times until Full Payment, and shall use commercially reasonable efforts necessary to maintain such Lien in effect. Each Obligor shall be the sole account holder of each Deposit Account, Security Account and Commodity Account (including all DIP Funding Accounts) and shall not allow any other Person (other than the Administrative Agent or, solely by operation of Applicable Law, the depositary bank, custodian or other financial institution at which such account is held, or pursuant to the DIP Order) to have control over a Deposit Account, Security Account and Commodity Account (including all DIP Funding Accounts) or any property deposited therein. Each Obligor shall promptly notify the Administrative Agent in writing of any intention to (or notice in connection with any other Person’s intention to) open or close any Deposit Account, Security Account and Commodity Account (including all DIP Funding Accounts and Excluded Accounts), and shall enter into a Control Agreement or other arrangements reasonably satisfactory to the Administrative Agent, and use commercially reasonable efforts to obtain such Chapter 11 Approvals as required by the Administrative Agent in connection with the same, in each case, prior to any funds being transferred to any such newly opened Deposit Account, Security Account and Commodity Account, and, with the prior written consent of the Administrative Agent, will amend Schedule 8.5 to reflect same. The Obligors will not allow the proceeds or collections of Collateral, any remittances by customers or other cash proceeds or receipts to be deposited directly into any Excluded Account. Notwithstanding anything contained herein to the contrary, the Obligors shall not deposit any amounts in the Carve-Out Account other than in respect of the Carve-Out (including in respect of the Post-Carve-Out Notice Amount) in the manner prescribed in the DIP Orders.

8.6.    General Provisions.

8.6.1    Insurance of Collateral; Condemnation Proceeds. Each Obligor shall maintain insurance with respect to the Collateral (subject to exceptions to be agreed upon by the Administrative Agent in its Permitted Discretion), covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved in writing by the Administrative Agent) consistent with industry practice for similarly situated companies or otherwise reasonably satisfactory to the Administrative Agent; provided, however, that any required flood insurance shall only be required to be in compliance with any applicable Flood Insurance Laws. All proceeds under each property policy shall be payable to the Administrative Agent as lender loss payee. From time to time upon reasonable request of the Administrative Agent, Obligors shall deliver to the Administrative Agent copies of its insurance policies. Unless the Administrative Agent shall agree otherwise, each property policy and general liability policy shall include customary endorsements (i) showing the Administrative Agent as lender loss payee (in the case of the property policies) and additional insured, as applicable; (ii) requiring (A) ten (10) days prior written notice to the Administrative Agent in the event of cancellation of the policy for reason of non-payment of premium, and (B) thirty (30) days prior written notice to the Administrative Agent in the event of cancellation of the policy for any other reason; and (iii) with respect to property policies, specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, the Administrative Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Administrative Agent. If an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims.

8.6.2    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Administrative Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower. The Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Administrative Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’ sole risk.

8.6.3    Defense of Title. Each Obligor shall defend its title to Collateral and the Administrative Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.    Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. The Administrative Agent, or the Administrative Agent’s designee, may, without notice and in either its or any Obligor’s name, but at the cost and expense of Borrower:

(a)    Endorse any Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Administrative Agent’s possession or control; and

(b)    During the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Administrative Agent deems advisable in its Permitted Discretion; (iv) collect, liquidate and receive balances in Deposit Accounts, Security Accounts, Commodity Accounts (including DIP Funding Accounts) or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to any Obligor, and notify postal authorities to deliver any such mail to an address designated by the Administrative Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use any Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which any Obligor is a beneficiary; and (xii) take all other actions as the Administrative Agent deems, in its Permitted Discretion, appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1.    General Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement, and to induce the Lenders to make available the Commitments and extend any Loans, each Obligor represents and warrants that, on and as of the Closing Date and each Borrowing Date:

9.1.1    Organization and Qualification. Borrower and each of its Subsidiaries (including all of the Obligors) are duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing (to the extent such concepts are applicable) in each other jurisdiction where failure to be so qualified would have or could reasonably be expected to have a Material Adverse Effect. Each Obligor is a debtor and debtor-in-possession in the Chapter 11 Cases.

9.1.2    Power and Authority. Borrower and the other Obligors are each duly authorized to execute, deliver and perform the Loan Documents to which it is a party (subject to the DIP Orders). The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or company, as applicable, action by or on behalf of the Obligors, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Obligor’s real or personal property.

9.1.3    Enforceability. Subject to the entry of the applicable DIP Order and the terms thereof, each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4    Capital Structure. Each direct or indirect Subsidiary of Borrower, other than the Immaterial Subsidiaries, is an Obligor, and Schedule 9.1.4 shows for each Obligor and each direct Subsidiary thereof, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable (in each case to the extent such concepts are applicable). Other than as set forth on Schedule 9.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.

9.1.5    Title to Properties; Real Estate. Each Obligor has good title to (or valid leasehold interests in) each Subject Real Property and good title to all of its material personal property, including all property reflected in any financial statements delivered to the Administrative Agent or Lenders, in each case free of Liens except Permitted Liens. No Obligor owns or shall acquire any fee interest in any Real Estate other than the Subject Real Property.

9.1.6    [Reserved].

9.1.7    Financial Statements. The historical balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrower and its Subsidiaries that have been delivered to the Administrative Agent on or prior to the Closing Date, and, following the Closing Date, the consolidated financial statements that have been delivered in accordance with Section 10.1.2, are prepared in accordance with GAAP, except as otherwise expressly noted therein, and fairly present in all material respects the financial positions and results of operations of Borrower and its Subsidiaries at the dates and for the periods indicated, and, for unaudited financial statements, subject to normal year-end and audit adjustments and the absence of footnotes. All projections delivered from time to time to the Administrative Agent and Lenders have been prepared in good faith, based on assumptions believed by Borrower to be reasonable in light of the circumstances at such time; provided, that projections, estimates, and forward-looking statements are not to be viewed as facts or a guaranty of performance or achievement of a certain result, and the actual results during the period or periods covered may differ from such projections, estimates, and forward-looking statements, and such differences may be material. Since December 31, 2021, there has been no change in the condition, financial or otherwise, of Borrower and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

9.1.8    Taxes. Each Obligor and Subsidiary has filed all Tax returns and other reports that it is required by Applicable Law to file, and has paid all Taxes (including in a capacity as a withholding agent) that are due and payable, whether or not shown on a Tax return or report, except in each case (i) to the extent being Properly Contested or (ii) to the extent failure to file such Tax return or report or pay such Taxes would not have and could not reasonably be expected to have a Material Adverse Effect.

9.1.9    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.10    Intellectual Property. Each Obligor and Subsidiary exclusively owns or has the lawful right to use all Intellectual Property used or held for use in or otherwise necessary for the conduct of its business, without conflict with any rights of others except to the extent the failure of the foregoing to be true would not have and could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of Borrower and each Subsidiary does not infringe or misappropriate any Intellectual Property rights of any third party, and there is no pending or, to any Obligor’s knowledge, threatened (in writing), Intellectual Property Claim with respect to Borrower, any Subsidiary or any of their product, service, or property (including any Intellectual Property), and to any Obligor’s knowledge, no third party is infringing or misappropriating any material Intellectual Property rights of Borrower or any Subsidiary, in each case, except to the extent the failure of the foregoing to be true would not have and could not reasonably be expected to have a Material Adverse Effect. As of the Interim DIP Closing Date, all registered and applied for Intellectual Property owned by Borrower or any Subsidiary (“Registered IP”) and all material Licenses granted by Borrower or any Subsidiary are, in each case, set forth on Schedule 9.1.10. To Borrower’s knowledge, and except to the extent the failure of the foregoing to be true would not have and could not reasonably be expected to have a Material Adverse Effect, all Registered IP are valid and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Registered IP in full force and effect. Except to the extent the failure of the foregoing to be true would not have and could not reasonably be expected to have a Material Adverse Effect, Borrower and its Subsidiaries have taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by Borrower and/or any of its Subsidiaries that are necessary in or material to the conduct of the business of Borrower and its Subsidiaries.

9.1.11    Governmental Approvals. Subject to the DIP Orders, as applicable, each Obligor and Subsidiary is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties except to the extent failure to be in compliance and good standing would not have and could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and each Obligor and Subsidiary has complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to procure, maintain in effect or noncompliance would not have and could not reasonably be expected to have a Material Adverse Effect.

9.1.12    Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance would not have and could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to Borrower or any Subsidiary under any Applicable Law except where noncompliance would not have and could not reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

9.1.13    Compliance with Environmental Laws. No Obligor or Subsidiary’s past or present operations, any Subject Real Property or other properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release, Hazardous Material or clean-up of the Environment that would have or could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary has received any Environmental Notice that would have or could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or Hazardous Material on any Real Estate now or previously owned, leased or operated by it that would have or could reasonably be expected to have a Material Adverse Effect.

9.1.14    Burdensome Contracts. No Restrictive Agreement to which any Obligor is a party prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.15    Litigation. Other than the commencement of the Chapter 11 Cases and except as shown on Schedule 9.1.15, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or Subsidiary, or any of its operations or properties, that (a) as of the Closing Date, relate to any Loan Documents or transactions contemplated thereby; or (b) would have or could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority to the extent such default would have or could reasonably be expected to have a Material Adverse Effect.

9.1.16    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.

9.1.17    ERISA. Except to the extent the failure of the following to be true would not have and could not reasonably be expected to have a Material Adverse Effect:

(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)    There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.18    Labor Relations. Except as described on Schedule 9.1.18, as of the Interim DIP Closing Date, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, material management agreement or material consulting agreement. There are no grievances, disputes or controversies with any union or other organization of Borrower’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, the effect of which would have or could reasonably be expected to have a Material Adverse Effect.

9.1.19    Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

9.1.20    Margin Stock. No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by Borrower or any of its Subsidiaries to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.21    OFAC. No Obligor, Subsidiary, director, officer, employee, or, to the knowledge of any Obligor, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction, or is located, organized or resident in a Designated Jurisdiction.

9.1.22    Anti-Corruption Laws. Each Obligor and Subsidiary has conducted its business in accordance with applicable anti-corruption laws in all material respects and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.1.23    Affected Financial Institution. None of the Obligors is an Affected Financial Institution.

9.1.24    Security Interests. This Agreement and the DIP Orders are effective to create, in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding, enforceable first-priority Lien on and security interest in all right, title and interest of the Obligors in the Collateral, in each case, subject to the Carve Out and junior only to any Permitted Prior Liens (solely to the extent explicitly set forth as junior and other than as expressly provided in the DIP Orders). Pursuant to the terms of the DIP Orders, no filings or other action (including the taking of possession or control) are or shall at any time be necessary to perfect, preserve or protect such Liens and security interests; provided, that, notwithstanding the foregoing, the Obligors shall have executed and delivered all other Security Documents, and made (or authorized the making by the Administrative Agent of) all filings, in each case, to the extent deemed reasonably necessary and/or appropriate, and requested, by the Administrative or the Required Lenders.

9.1.25    Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

9.1.26    Covered Entities. No Obligor is a Covered Entity.

9.1.27    Budget. Each of (w) the Initial Budget, as attached as Exhibit H and which was delivered to the Administrative Agent and the Lenders on or prior to the Interim DIP Closing Date, and which is in effect as of the Closing Date, (x) each Approved Budget, (y) each Budget Supplement and (z) each Updated Budget, in each case, is based upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, in light of the circumstances under which they were made. The Initial Budget, was prepared in good faith based upon assumptions Borrower believes to be reasonable assumptions on the date of delivery thereof

9.1.28    Immaterial Subsidiaries. Schedule 10.1.16 sets forth a complete and accurate list of each Immaterial Subsidiary. No Immaterial Subsidiary has (i) engaged in any business activities or owns any property (real or personal) or assets (in each case, of whatever nature), (ii) created, incurred, assumed or suffered to exist any Debt, (iii) created or permitted to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired), (iv) received, directly or indirectly, any Investment or Distribution from any Obligor or (v) entered into any transaction of any nature with any Obligor.

9.2.    Disclosure. As of the Closing Date, there are no agreements, instruments and corporate or other restrictions to which any Obligor is subject, that, individually or in the aggregate, would have or could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of any Obligor to the Administrative Agent in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1.    Affirmative Covenants. From and after the Interim DIP Order Date to and until Full Payment, each Obligor shall, and shall cause each Subsidiary thereof to:

10.1.1     Inspections.

(a)    Permit the Administrative Agent from time to time, subject (except when an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the properties of Borrower or any Subsidiary, inspect, audit and make extracts from Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s or Subsidiary’s business, financial condition, assets and results of operations, subject to any express limits in clause (b) below. Neither the Administrative Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, examination or report with any Obligor. Obligors acknowledge that all inspections, examinations and reports are prepared by the Administrative Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b)    Reimburse the Administrative Agent for reasonable charges, costs and expenses of the Administrative Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters (including for the avoidance of doubt, field examinations) as the Administrative Agent deems appropriate, up to two times per Loan Year (but no more than once in any six-month period); provided, however, that a second examination during any six month period will be permitted at the Obligors’ expense during a Cash Dominion Period; provided further that (i) if an examination is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrower without regard to any of the foregoing limits and such examination shall not reduce or count against any of the foregoing limits; and (ii) any additional number of examinations may be performed by the Administrative Agent at Lenders’

expense in the absence of any Default. Borrower agrees to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal examination groups, as well as the reasonable charges of any third party used for such purposes.

10.1.2    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Administrative Agent and Lenders:

(a)    within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated basis for Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception, other than a “going concern” qualification or exception solely as a result of the Chapter 11 Cases or Debt maturing thereafter) by the independent certified public accountants of Borrower, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b)    within 60 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject only to normal year-end and audit adjustments and the absence of footnotes;

(c)    within 30 days after the end of each calendar month, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of operations for such month and for the portion of the Fiscal Year then ended, and consolidated statements of cash flows for such month and the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Senior Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP;

(d)    concurrently with delivery of financial statements pursuant to clauses (a), (b) and (c) above, a Compliance Certificate, which Compliance Certificate shall be substantially in the form of Exhibit E attached hereto;

(e)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by their accountants in connection with such financial statements;

(f)    [reserved];

(g)    [reserved];

(h)    promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;

(i)    promptly after request, such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with any Collateral or any Obligor’s or its Subsidiary’s financial condition or business; and

(j)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti- money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

10.1.3    Notices. Notify the Administrative Agent in writing, promptly after any Obligor’s obtaining knowledge thereof, of any of the following in respect of an Obligor (without limiting any requirements of Section 10.1.13): (a) except with respect to the Chapter 11 Cases, the written threat or commencement of any proceeding or investigation, whether or not covered by insurance, which would have or could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened in writing labor dispute, strike or walkout, or the expiration of any labor contract, which would have or could reasonably be expected to have a Material Adverse Effect; (c) any uncured default by an Obligor under a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment not covered by insurance in an amount exceeding $250,000; (f) the assertion of any Intellectual Property Claim, which would have or could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) which would have or could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Real Estate owned, leased or occupied by an Obligor, or receipt of any Environmental Notice, which, in each case, would have or could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event which would have or could reasonably be expected to have a Material Adverse Effect; or (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants.

10.1.4    Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and Anti-Corruption Laws, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business unless failure to comply or maintain would not have or could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of any Obligor or of a Subsidiary thereof, it shall act promptly and diligently to investigate and report to the Administrative Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

10.1.5    Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or the failure to pay or discharge such Taxes would not have and could not reasonably be expected to have a Material Adverse Effect.

10.1.6    Insurance. Maintain insurance with insurers with respect to the properties and business of Borrower and its Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.7    Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material real or personal property of Obligors and Subsidiaries in full force and effect except to the extent the failure to do so would not have and could not reasonably be expected to have a Material Adverse Effect; promptly notify the Administrative Agent of any proposed modification to any such License, or entry into any new material License, in each case at least 15 days prior to its effective date; pay all material Royalties when due; and notify the Administrative Agent of any default or breach asserted by any Person to have occurred under any material License.

10.1.8    Further Assurances; etc.

(a)    Subject to clause (c) below, each Obligor will, and will cause each of the other Obligors to, grant to the Administrative Agent, for the benefit of the Secured Parties, security interests in such assets (other than Excluded Assets) of such Obligor and such other Obligors as are not covered by the grant and perfection requirements of Section 7 hereof, the DIP Orders or any other Security Document as of the Closing Date (other than Excluded Assets), and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders.

(b)    Subject to the limitations set forth herein or any other Loan Document, promptly upon the reasonable request by the Administrative Agent the Obligors shall (i) assist in correcting any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of Section 7, the DIP Orders and the Security Documents.

(c)    With respect to any Person that is or becomes a Subsidiary after the Interim DIP Closing Date, other than an Immaterial Subsidiary, promptly (and in any event, by the time required by the Administrative Agent) (i) deliver to the Administrative Agent or its bailee the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of any such Subsidiary that is a direct Subsidiary of an Obligor, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Obligor together with instruments of transfer executed in blank by a duly authorized officer of such Obligor, (ii) cause such new Subsidiary (A) to execute a joinder agreement, substantially in the form of Exhibit G hereto, and (B) to take all actions reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to cause the Lien on the Collateral of such Subsidiary created hereunder, under the DIP Orders or the applicable Security Document to be duly perfected in accordance with all Applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (iii) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Obligors reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 10.1.8 as the Administrative Agent may reasonably request.

(d)    Each Obligor agrees that each action required by clauses (a) or (b) of this Section 10.1.8 shall be completed no event later than 10 calendar days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise agree), as the case may be; provided, that in no event will Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts (which shall in any event include filing any applicable petition, motion, request or similar with the Bankruptcy Court), to obtain consents from third parties with respect to compliance with clause (a) or (b) of this Section 10.1.8.

10.1.9    Designation of Subsidiaries. Each Person that is a Subsidiary of Borrower at any time, other than an Immaterial Subsidiary, shall be required to be an Obligor and shall be subject to all terms and conditions hereof applicable to Obligors. For the avoidance of doubt, no Investment shall be made by Borrower or any Subsidiary thereof in any Person other than an Obligor.

10.1.10    Sales of Bitcoin. Unless otherwise consented to by the Administrative Agent, sell all Bitcoin in the Ordinary Course of Business within five (5) Business Days after receipt of any such Bitcoin; provided that any such Bitcoin may also be sold or retained to the extent required in accordance with the terms of any applicable Permitted BTC Hedging Agreement.

10.1.11    [Reserved].

10.1.12    Other Reporting.

(a)    On the sixth Wednesday after the Interim DIP Closing Date (March 15, 2023) and continuing every fourth Wednesday thereafter (or more frequently at either Borrower’s or the Administrative Agent’s reasonable discretion and upon reasonable prior notice to the other) (the “Budget Reporting Deadline”), the Obligors shall deliver to the Administrative Agent (for the benefit of it and the Lenders) a prospective supplement to the Approved Budget then in effect (each, a “Budget Supplement”). The Budget Supplement’s form, scope and level of detail shall be consistent with the Initial Budget (each Budget Supplement, if, but solely if and upon being, approved in writing by the Administrative Agent in accordance with the following sentence, an “Updated Budget”) and shall extend the period covered thereby to the earlier of (x) twelve (12) weeks or more (at Borrower’s discretion) from the applicable Budget Reporting Deadline or (y)

the current estimated date of the Chapter 11 Plan Effective Date (as such estimated date is reasonably agreed to between Borrower and the Administrative Agent). For the avoidance of doubt, no Updated Budget shall become the Approved Budget unless and until approved by the Administrative Agent (with the consent of the Required Lenders), which approval shall be deemed granted if, after the Budget Supplement’s submission to the Administrative Agent and the Lenders for approval, the Administrative Agent either (x) expressly approves such Updated Budget in writing or (y) neither rejects nor approves such Updated Budget within four (4) Business Days after the day it receives such Updated Budget (assuming it is received by it by 11:00 a.m. (New York City time) on such date of delivery, otherwise such Updated Budget shall be deemed received on the following Business Day) (such approval or consent in accordance with the foregoing being the “Lender Consent”), and in the event that such Updated Budget is not so approved by the Administrative Agent and the Required Lenders, the prior Approved Budget shall remain in effect; provided, however, that neither the Administrative Agent nor any of the Lenders shall have any obligation to approve any Budget Supplement or any Updated Budget, and, no modification to any Updated Budget or any Approved Budget, or any reforecasting of any information relating to any period covered by any other Updated Budget or any Approved Budget, as the case may be, shall in any event be effective without the Administrative Agent’s prior written consent; and provided; further that if any such Updated Budget is being contested by the Ad Hoc Group (as defined in the DIP Orders) with the Bankruptcy Court in accordance with the Final DIP Order, no such Updated Budget (even if approved by the Administrative Agent as set forth above) shall be deemed to be an Approved Budget until such time as such contest is resolved by the Bankruptcy Court (and any required modifications, if any, to such Updated Budget are made and approved as set forth above) or withdrawn (and until such time, the prior Approved Budget shall remain in effect).

(b)    Every Wednesday (commencing with Wednesday of the calendar week immediately after the Interim DIP Closing Date, i.e., February 8, 2023) (each, a “Variance Reporting Deadline”), and on each Wednesday thereafter, the Obligors shall deliver to the Administrative Agent (for the benefit of it and the Lenders) for the rolling four week period ending on the Friday immediately preceding such Variance Reporting Deadline (the “Performance Period”):

(i)    a variance report, in each case, in form, scope and detail consistent with the Approved Budget (each, a “Variance Report”), which Variance Report shall set forth, with respect to the applicable Performance Period, the difference/variance, expressed as a percentage or whole dollar amount (for each of the line items and other amounts set for the below) (each, a “Budget Variance”), between each of:

(x)    (1) the aggregate budgeted amounts for the line item identified in the Approved Budget for (and during) such Performance Period as “net receipts” to (2) the aggregate actual total “net receipts” (as calculated consistently with the Approved Budget) for (and during) such Performance Period (with any negative difference (shortfall) between the actual results for such Performance Period minus the budgeted amounts for such Performance Period being a “Receipts Variance”);

(y)    each (to be calculated and reported separately) of (1) (A) the aggregate of the budgeted amount in the Approved Budget for (and during) such Performance Period as set forth in the line item identified in the Approved Budget as “net operating disbursements”

to (B) the aggregate actual “net operating disbursements” (as calculated consistently with the Approved Budget) for (and during) such Performance Period, (2) (A) the aggregate of the budgeted amounts in the Approved Budget for (and during) such Performance Period as set forth in the line item identified in the Approved Budget as “net capital expenditures” to (B) the aggregate actual “net capital expenditures” (as calculated consistently with the Approved Budget) for (and during) such Performance Period, and (3) (A) the sum of the aggregate budgeted “net operating disbursements” plus “net capital expenditures” (as derived by adding the budgeted amounts in (1)(A) and (2)(A) immediately above together) for such Performance Period to (B) the actual aggregate sum of “net operating disbursement” plus “net capital expenditures” (as derived by adding the amounts in (1)(B) and (2)(B) immediately above together) for such Performance Period, with any positive difference (excess) between the respective actual aggregate results minus the respective budgeted (or derived) amounts for clause (3) above being the “Disbursements Variance”) (For the avoidance of doubt, the values used to calculate the Disbursements Variances shall not include any amounts related to permitted professional fees, permitted utility deposits or permitted adequate protection payments); and

(z)    a comprehensive line item comparison for all other line items in the Approved Budget of actual results versus budgeted amounts for (and during) each such line item for such Performance Period; and

(ii)    a certificate of a Senior Officer of Borrower prepared in respect of each Variance Report, which shall (A) set forth a reasonably detailed explanation of each Budget Variance identified in such Variance Report that is “material”, whether on a qualitative or a quantitative basis (it being agreed that any Budget Variance, in each case, exceeding 20% shall be material on a quantitative basis), and (B) certify compliance (or non- compliance) by Borrower and its Subsidiaries with Section 10.3.1, and confirm that no Default or Event of Default shall exist or be continuing as of such time, or be reasonably expected to occur or arise (provided, that, if such certification and confirmation cannot be provided for any reason, such certificate shall specifically identify and describe the instance of any non-compliance or default, and the facts, circumstances, extent/amount of, reason for, and other information relevant to, such non-compliance or default; provided, however, that, the compliance with the foregoing shall in any event not be deemed to cure or negate any non-compliance with Section 10.3 or any Default or Event of Default) (a certificate that complies with the foregoing requirements, a “Variance Report Certificate”).

(c)    The Obligors shall arrange for a teleconference with the Administrative Agent and the Lenders wishing to participate to take place prior to 6:00 p.m. (New York City time) (or at such other time as is reasonably satisfactory to the Administrative Agent) every Thursday (commencing with Thursday, February 9, 2023) (or such other day as is reasonably satisfactory to the Administrative Agent) until Full Payment occurs, which teleconference shall (i) require participation by at least one Senior Officer of Borrower’s management team and/or professional advisors to Borrower, and (ii) be intended for purposes of discussing Borrower and its Subsidiaries’ financials (including any budget proposed to be the Approved Budget, Variance Reports and any projections), performance and such other information and matters reasonably related thereto or requested by the Administrative Agent and/or any Lender; provided, that such teleconference shall not be required in any week if and to the extent that the Administrative Agent shall have previously waived or postponed the same by written notice to Borrower.

10.1.13    Other Agreements. The Obligors agree to discuss in good faith with the Administrative Agent and potential counterparties an agreement to provide for the forward sales of or other hedging arrangement relating to the Obligors’ present and anticipated Bitcoin inventory; provided, that it is understood that any Asset Disposition of Bitcoin for the Fair Market Value at the time thereof will be permitted hereunder.

10.1.14    Bankruptcy Related Matters.

(a)    Cause all proposed (i) orders related to or affecting the Obligations and/or the Loan Documents, the Prepetition Debt and applicable loan documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course or adequate protection, (ii) any Acceptable Chapter 11 Plan and/or any disclosure statement related thereto, (iii) orders concerning the financial condition of the Debtors, or other Debt of the Debtors and (iv) orders establishing procedures for administration of the Chapter 11 Cases or approving significant transactions submitted to the Bankruptcy Court, in each case, proposed by the Debtors, to be in accordance with the terms of this Agreement, to the extent applicable.

(b)    Comply in all respects with each order entered by the Bankruptcy Court in connection with the Chapter 11 Cases.

(c)    Deliver to the Administrative Agent and the Lenders, to the extent practicable (absent exigent circumstances), not less than one (1) Business Day’s prior to any filing, copies of all proposed pleadings, motions, applications, orders, financial information and other documents to be filed by or on behalf of the Obligors with the Bankruptcy Court in the Chapter 11 Cases that affect or may affect any of the Secured Parties, and shall consult in good faith with the Administrative Agent and the Lenders regarding the form and substance of any such document.

(d)    If not otherwise provided through the Bankruptcy Court’s electronic docketing system, deliver to the Administrative Agent and to the Lenders promptly, copies of all final pleadings, motions, applications, orders, financial information and other documents distributed by or on behalf of the Obligors to the Chapter 11 Unsecured Creditors Committee (or any other official or unofficial committee appointed or appearing in the Chapter 11 Cases or any other party in interest).

(e)    Provide the Administrative Agent and the Lenders not less than two (2) Business Days’ prior written notice, where practicable, of any assumption or rejection of any Debtor’s or any Subsidiary’s Material Contracts, or of any material non-residential real property leases pursuant to Section 365 of the Bankruptcy Code, and procure that no such contract or lease, as applicable, shall be assumed or rejected if the Administrative Agent (acting at the direction of the Required Lenders) informs Borrower in writing, within one (1) Business Day of receipt of the notice from Borrower referenced above, that it objects to such assumption or rejection, as applicable, or needs additional time to make the decision.

10.1.15    Priority of Liens and Claims. Cause the Obligations to, upon and at all times after entry of the Interim DIP Order (i) constitute DIP Superpriority Claims having the priority and rights set forth in the DIP Orders and (ii) be secured by a valid, binding, continuing, enforceable and fully and properly perfected Lien in favor of the Administrative Agent to secure the Obligations to the fullest extent required hereunder, which Lien, subject to the terms of the DIP Orders, shall rank super senior and prior to, and shall have first priority over, all other Liens thereon (subject only to the Carve-Out and, solely in the case of the Junior-Priority DIP Collateral, to only those Permitted Prior Liens explicitly set forth in the DIP Order as being senior to the Administrative Agent’s Liens in the Collateral). In furtherance thereof, the Obligors hereby agree to execute, deliver to the Administrative Agent and/or (where applicable) file or authorize the filing of, such Security Documents, UCC financings, intellectual property security agreements, Control Agreements, Mortgages (to the extent required hereunder) and such other instruments, documents and agreements as the Administrative Agent may reasonably request in order to grant, evidence, confirm, validate, perfect or preserve the Liens granted to the Administrative Agent hereunder and pursuant to the DIP Orders or the Obligations.

10.2.    Negative Covenants. From and after the Interim DIP Order Date to and until Full Payment, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1    Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except Debt incurred or arising pursuant to clauses (a) through (x) below (provided, that, in the case of any such Debt incurred or arising at any time on or after the Petition Date, such Debt shall only be permitted hereunder if no Default or Event of Default shall exist or be continuing as of the time that such Debt is to be incurred or to arise, or shall occur upon, or as a result of, such Debt being incurred or arising):

(a)    the Obligations;

(b)    the Prepetition NPA Facility Debt;

(c)    any (i) Debt incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Debt), including Capital Lease Obligations and (ii) Debt assumed in connection with the acquisition of any of the foregoing assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that no Debt shall be incurred pursuant hereto at any time after the Petition Date unless permitted pursuant to the applicable Chapter 11 Approvals, and no payments in respect thereof shall be made except to the extent in accordance with the Financial Covenants; and provided, further, that the aggregate principal amount of Debt incurred in reliance on this clause (c) after the Petition Date and the creditor payments related thereto are set forth in, and made pursuant to and in accordance with, the Approved Budget;

(d)    Debt incurred prior to the Petition Date; provided, that if any such Debt exceeds an aggregate principal amount of $100,000, a description of such Debt is set forth on Schedule 10.2.1 hereof;

(e)    Debt with respect to Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, treasury, depository, corporate purchasing cards and other credit cards, cash management, and similar arrangements, in each case incurred in the Ordinary Course of Business;

(f)    [reserved];

(g)    Permitted Contingent Obligations;

(h)    intercompany Debt solely among the Obligors; provided, that any such Debt shall be subordinated on terms reasonably satisfactory to the Administrative Agent to the Obligations hereunder (including pursuant to the terms of the Intercompany Subordination Agreement);

(i)    Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(j)    Debt owed to any Person providing workers’ compensation, unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;

(k)    Debt in respect of performance bonds, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business;

(l)    [reserved];

(m)    [reserved];

(n)    [reserved];

(o)    preferred stock of Borrower issued prior to the Petition Date and that does not constitute Disqualified Equity Interests, as set forth on Schedule 9.1.4;

(p)    Debt consisting of take or pay obligations contained in supply arrangements entered into in the Ordinary Course of Business; provided, that the aggregate amount of all such obligations incurred or arising and outstanding at any time shall not exceed $500,000; provided, further, that no such obligations shall be incurred at any time as of the Petition Date unless permitted by the DIP Orders or other Chapter 11 Order (in each case, in accordance with the Approved Budget);

(q)    guarantees required by Governmental Authorities in the Ordinary Course of Business;

(r)    [reserved];

(s)    Debt arising under Permitted Employment Arrangements in accordance with the Approved Budget, all of which Debt (other than to the extent relating to KEIP/KERP payments approved by the Bankruptcy Court) shall be subordinated on terms acceptable to the Administrative Agent to the Full Payment of the Obligations;

(t)    endorsements for collection, deposit, or negotiation and warranties of products or services, in each case incurred in the Ordinary Course of Business;

(u)    rental obligations incurred in the Ordinary Course of Business; provided, that the aggregate amount thereof incurred or arising at any time following the Petition Date shall not exceed $1,500,000 unless previously approved in writing by the Administrative Agent;

(v)    [reserved];

(w)    trade payables and other current liabilities incurred in the Ordinary Course of Business and in accordance with the Approved Budget;

(x)    all interest accruing on (including capitalized interest), and all reasonable and documented fees and expenses payable in connection with, the obligations described in the foregoing clauses (in the case of (1) clause (a) of this Section 10.2.1, without limiting the amounts otherwise included pursuant to the definition of Obligations or as provided elsewhere in this Agreement and (2) clause (b) of this Section 10.2.1, without limiting the amounts otherwise included pursuant to the definition of Prepetition April NPA Debt or Prepetition August NPA Debt)); and

(y)    to the extent constituting Debt, obligations under Permitted BTC Hedging Agreement.

Notwithstanding anything to the contrary in this Section 10.2.1, no payment shall be made in respect of any Debt (whether or not such Debt is permitted hereunder) at any time after the Interim DIP Closing Date except in accordance with the Approved Budget.

10.2.2    Permitted Liens. Create or suffer to exist any Lien upon any of its property or assets, except the following Liens (provided, that, in the case of any Liens created or arising at any time on or after the Petition Date, such Liens shall only be permitted hereunder if no Default or Event of Default shall exist or be continuing as of the time that such Lien is to be created or to arise, or shall occur upon, or as a result of, such Lien being created or arising) (collectively, “Permitted Liens”):

(a)    Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) granted pursuant to the Loan Documents and the DIP Orders to secure the Obligations;

(b)    Liens in favor of the Prepetition Secured Parties securing the Debt permitted pursuant to Section 10.2.1(b), so long as any such Lien pursuant to this clause (b) on any First-Priority DIP Collateral shall be subordinate to the Administrative Agent’s and the Secured Parties’ Liens thereon as set forth in the DIP Orders;

(c)    Liens for Taxes (including real estate taxes) not yet due or being Properly Contested;

(d)    statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but, with respect to any of the foregoing arising after the Petition Date, only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the real or personal property or materially impair operation of the business of any Borrower or Subsidiary;

(e)    customary Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety, stay, customs, and appeal bonds, performance bonds, and other similar obligations, or arising as a result of progress payments under government contracts;

(f)    pledges, deposits, or Liens in the Ordinary Course of Business in connection with (i) workers’ compensation, payroll taxes, unemployment insurance, and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower, the Obligors, or any of the Subsidiaries;

(g)    Liens arising by virtue of a judgment or judicial order against any Obligor, or any real or personal property of an Obligor, as long as such judgment does not otherwise result in an Event of Default under Section 11.1(h);

(h)    easements, rights-of-way, restrictions, encroachments, other survey defects or matters that would be shown by a current, accurate survey of physical inspection, and covenants, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions, or other agreements of record, and other similar charges, encumbrances or irregularities in title on any Subject Real Property imposed by law or arising in the Ordinary Course of Business that do not or could not reasonably be expected to materially detract from the value of the affected property nor secure any monetary obligation and do not interfere with the business of the Obligors in any material respect;

(i)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)    without duplication of any other Liens set forth in this Section 10.2.2, Liens that are listed on Schedule 10.2.2 hereto, to the extent such Liens are existing, valid, fully perfected and non-avoidable as of the Petition Date (or were properly perfected subsequent to the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code) (the “Permitted Prior Liens”), which such Permitted Prior Liens shall be subject to the priority set forth in the DIP Orders;

(k)    leases, non-exclusive licenses, subleases or non-exclusive sublicenses granted to others that do not (i) interfere in any material respect with the business of Borrower or the Subsidiaries or (ii) secure any Debt;

(l)    Liens arising from UCC financing statements filed regarding operating leases entered into by an Obligor;

(m)    Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(n)    Liens solely on any cash earnest money deposits made by any Obligor or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited by this Agreement;

(o)    Post-Petition Liens on the DIP Collateral in favor of the Prepetition Secured Parties and the Prepetition secured equipment lenders, in each case, granted as adequate protection liens pursuant to the DIP Orders, but only to the extent such Liens are expressly permitted pursuant to the DIP Orders and, in the case of the First-Priority DIP Collateral, are junior in priority to the Administrative Agent’s Liens securing the Obligations hereunder;

(p)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Obligor in the Ordinary Course of Business permitted by this Agreement;

(q)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(r)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment and (ii) consisting of an agreement to dispose of any property in an Asset Disposition permitted hereunder, to the extent that such Asset Disposition would have been permitted on the date of the creation of such Lien;

(s)    ground leases in respect of any Real Estate (other than (x) any ground leases demised by an Obligor or Subsidiary, as the lessor thereunder, of any Subject Real Property and (y) any ground leases demised to any Obligor, as the lessee thereunder, in each case, unless otherwise consented to in writing by the Administrative Agent) on which facilities owned or leased by any of the Obligors are located; provided that with respect to any Real Estate owned by any of the Obligors and demised pursuant to a ground lease by an Obligor or Subsidiary as the lessor thereunder, such ground leases are fully subordinate to the Administrative Agent’s Lien thereon (if any);

(t)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto not to exceed the amount of such premiums in the Ordinary Course of Business;

(u)    Liens on specific items of inventory or other goods (in each case, other than any Obligor’s Bitcoin and other Cryptocurrencies) and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(v)    deposits of cash with the owner or lessor of premises leased and operated by any Obligor to secure the performance of such Obligor’s obligations under the terms of the lease for such premises in the Ordinary Course of Business and if occurring after the Petition Date, such deposits are permitted pursuant to the Approved Budget;

(w)    Purchase Money Liens in respect of Purchase Money Debt permitted to be incurred under Section 10.2.1(c);

(x)    other than with respect to any First-Priority DIP Collateral, Liens on property subject to any sale-leaseback transaction not prohibited hereunder and the general intangibles related thereto, in each case, solely to the extent securing any obligations owing under such transaction;

(y)    Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(z)    Liens existing on property at the time of its acquisition by an Obligor in accordance herewith, or existing on the property of any Person at the time such Person becomes an Obligor in accordance herewith, in either case, after the Closing Date, so long as such Lien is limited to such property so acquired and, in all cases, excluding Liens on the Equity Interests of any Person that becomes a Subsidiary;

(aa)    Liens granted or arising prior to the Petition Date, to the extent such Liens are existing, valid, fully perfected and non-avoidable as of the Petition Date; provided that the aggregate amount of Debt secured by such Liens at any time shall not exceed $100,000 at any time outstanding without the Required Lenders’ consent;

(bb)    Liens (which shall rank junior to the Liens securing the Obligations) upon the specific real or personal property leased under operating leases in the Ordinary Course of Business by Borrower or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of Borrower or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(cc)    Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of Borrower or any of the other Obligors to permit satisfaction of overdraft or similar obligations incurred in the in the Ordinary Course of Business of Borrower or any of the other Obligors or (iii) relating to purchase orders and other agreements entered into with customers of any Subsidiary in the Ordinary Course of Business;

(dd)    Liens on cash and Cash Equivalents securing reimbursement obligations under letters of credit permitted hereunder;

(ee)    Liens in connection with any zoning, building or similar requirement of law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of any Subject Real Property or the structure thereon; and

(ff)    Liens, if any, on affected Bitcoin securing any Permitted BTC Hedging Agreement.

For the avoidance of doubt, notwithstanding anything else herein to the contrary, no Lien on any property or assets of any Obligor (including any Permitted Lien or Permitted Prior Lien (except, other than with respect to the First-Priority DIP Collateral, any Prior Senior Lien (as defined in the DIP Orders), if and solely to the extent provided pursuant to the DIP Order) shall rank pari passu with, or senior to, any Lien thereon granted in favor of the Administrative Agent or otherwise securing any of the Obligations.

10.2.3    Distributions; Upstream Payments. Declare or make any Distributions, except for the following Distributions, if no Default or Event of Default shall exist or be continuing as of the time that such Distribution is made, or shall occur upon, or as a result of, such Distribution:

(a)    Upstream Payments;

(b)    Any Distribution or payment, the proceeds of which are contemporaneously used solely to pay Taxes imposed on or incurred by Borrower or any Obligor (so long as such Distribution or payment is accounted for as expenditures for purposes of Section 10.1.12 and Section 10.3.1, in each case, to the same extent as if the Obligors had paid such amounts themselves);

(c)    Distributions, the proceeds of which are contemporaneously used solely to pay franchise and excise taxes attributable to Borrower and its Subsidiaries and reasonable and customary operating or overhead expenses required to maintain Borrower’s and any Subsidiary’s corporate or organizational existence during the Chapter 11 Cases, in each case, to the extent such Distributions are made in accordance with the Approved Budget and are accounted for as an expenditures for purposes of Section 10.1.12 and Section 10.3.1, in each case, to the same extent as if Borrower or such Subsidiary had paid such amounts themselves; and

(d)    Any Distribution or payment in order to pay a Permitted Employment Arrangements, specifically identified in, and made in accordance with, the Approved Budget and the DIP Orders.

Borrower shall not create or permit to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except any Permitted Restriction or as otherwise consented to by the Administrative Agent. Notwithstanding anything to the contrary, no Distribution or other payment shall be made (whether or not permitted hereunder) at any time from and after the Interim DIP Closing Date except in accordance with the Approved Budget, subject to the Permitted Variance.

10.2.4    Restricted Investments. Make any Restricted Investment.

10.2.5    Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition; provided, that, any proceeds thereof received at any time by Borrower or any Subsidiary thereof shall be maintained by them in accordance with this Agreement (it being agreed that, in the case of any proceeds in the form of cash or Cash Equivalents, the same shall at all times be held in a Deposit Account subject to a Control Agreement; provided, that, if any such cash or Cash Equivalents are initially received by Borrower or applicable Subsidiary in any other account, Borrower or applicable Subsidiary shall procure that such cash or Cash Equivalents shall be transferred and deposited into a Deposit Account subject to a Control Agreement within one (1) Business Day of initial receipt); provided, further, that, no cash or Cash Equivalents shall be transferred out of any Deposit Account except if, and solely in the amount, required to (x) make a payment that constitutes a disbursement permitted pursuant to, and made in accordance with, the Approved Budget and in compliance with the Budget Covenant, or (y) make a prepayment or repayment of Obligations in accordance with Section 5. For the avoidance of doubt, the foregoing shall not be construed as permitting, and shall not operate as a consent or waiver with respect to, the consummation of any Asset Disposition, or the payment of any disbursement, in each case, that would not otherwise be permitted hereunder, or any Default or Event of Default resulting from the same, or any consequence thereof.

10.2.6    [Reserved].

10.2.7    Restrictions on Payment of Debt. Make any payment (whether in cash, kind or consisting of any assets or interests or otherwise, including on account of or in respect of any principal payments, and whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition), in each case, with respect to any Debt, except payments to the extent permitted by, and made in accordance with, the Approved Budget or the DIP Orders; provided that no such payment shall be permitted to be made on account of any Subordinated Debt (other than payments to be paid in kind), without the prior written consent of the Administrative Agent or as otherwise agreed to by the Administrative Agent in any applicable subordination agreement (with respect to any such payments being made in accordance with the terms of such subordination agreement).

10.2.8    Fundamental Changes. Change its legal name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or effect a Division, merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions.

10.2.9    Subsidiaries. Form or acquire any Subsidiary after the Petition Date; or permit any existing Subsidiary to issue any Equity Interests.

10.2.10    Organic Documents and Material Contracts. Amend, modify or otherwise change (or in the case of Material Contracts, accept or reject) any of its Organic Documents or any Material Contract other than in the Ordinary Course of Business, in a manner that is not adverse to the Lenders or the Administrative Agent, and in each case, with prior written consent of the Administrative Agent and, if applicable, if the Obligors are permitted to reject any such Material Contracts pursuant to the Bankruptcy Code so long as it has been permitted in an approved Chapter 11 Order.

10.2.11    [Reserved].

10.2.12    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.13    Restrictive Agreements. Become a party to any Restrictive Agreement other than agreements containing solely Permitted Restrictions.

10.2.14    Hedging Agreements. Enter into, amend or modify any Hedging Agreement (including, directly or indirectly, with respect to any notional amount, or any Swap Obligation or other obligation or exposure thereunder) at any time without the prior written consent of the Administrative Agent, or make any payment pursuant to, or in connection with, any Hedging Agreement (or any Swap Obligation or other obligation thereunder) except to the extent set forth in, and made in accordance with, the Approved Budget. In no event shall any Obligor enter into any Hedging Agreement for speculative purposes. Notwithstanding the foregoing, this Section 10.2.14 shall not restrict or otherwise limit any (i) sale of Bitcoin pursuant to clause (n) of the definition of Permitted Asset Disposition and Section 10.2.5 or (ii) to the extent reviewed and approved in writing by the Administrative Agent prior to the entry into any such arrangement, Permitted BTC Hedging Agreement.

10.2.15    Conduct of Business. Engage in any line of business other than lines of business substantially related to that conducted by it on the Interim DIP Order Date and any activities related, similar or incidental thereto or synergistic therewith. No Obligor shall acquire any fee interest in any Real Estate other than the Subject Real Property.

10.2.16    Affiliate Transactions. Enter into or be party to, or consummate any transaction with an Affiliate except (a) transactions expressly permitted by the Loan Documents, (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities (solely to the extent that payment thereof is in accordance with the Approved Budget), (c) the payment of reasonable fees to independent directors of Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Borrower or their Subsidiaries in the Ordinary Course of Business, subject to the Approved Budget, (d) transactions solely among Obligors, (e) ongoing transactions with Affiliates that were entered into prior to the Petition Date and are set forth on Schedule 10.2.16, (f) transactions with Affiliates, which would otherwise permitted hereunder with any non-Affiliates, which are consummated in good faith upon approval thereof by such Obligor’s board of directors (provided, that a copy of the resolution adopted by the majority of such board of directors approving such transaction and a certificate of a Senior Officer thereof certifying that such transaction complies with this sub-clause (f)), and on terms and pricing no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; provided, that, without the Administrative Agent’s prior written consent, the aggregate amount of payments or other obligation made pursuant to this clause (f) by any Obligor shall not exceed $500,000 per Fiscal

Year, (g) Permitted Employment Arrangements and (h) transactions between or among Obligors; provided, that such transactions are intercompany transactions entered into in the Ordinary Course of Business as part of tax, accounting, pension, cash management and other administrative activities and not for the purpose of circumventing any covenant hereunder; provided, that, if such any transaction that shall otherwise be permitted under this Section 10.2.16 gives rise to any payment or other obligation of the Obligors or any of their Subsidiaries in excess of $500,000 per Fiscal Year, the Administrative Agent’s prior written approval shall be required notwithstanding that such transaction shall otherwise comply with the terms hereof.

10.2.17    Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Interim DIP Order Date.

10.2.18    Amendments to Subordinated Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt.

10.2.19    [Reserved].

10.2.20    Classification. Borrower shall not take any action (or permit any parent entity or other Person Controlling Borrower to take any action at any time (including, but not limited to, an election under Treasury Regulations Section 301.7701-3)) that would result in a change in the tax classification of Borrower for U.S. federal income tax purposes.

10.2.21    Restricted Actions. Notwithstanding anything else herein, the Obligors shall not (and shall not permit any of their respective Subsidiaries to) (i) incur any Debt, grant or permit to arise any Lien, make any Investment or Distribution, or (ii) undertake any Asset Disposition, Affiliate transaction or any other transaction, enter into or modify any Hedging Agreement, or take any other action or exercise any right or power, in each case, that is subject to the covenants contained in Sections 10.2.1 through 10.2.20 (each, an “Applicable Transaction”) except, in each case, solely if and to the extent that, no Default or Event of Default shall exist or be continuing prior to (or after giving effect to) such Applicable Transaction, and such Applicable Transaction (and any action in connection therewith) (x) does not violate any Applicable Law, and is in accordance with any applicable Chapter 11 Order (and, if any approval, authorization or consent, or any notice, motion, filing or other action, as the case may be, is required to cause such Applicable Transaction to be permitted during the pendency of the Chapter 11 Cases (each of the foregoing, a “Chapter 11 Approval”), the Debtors shall have obtained all such Chapter 11 Approvals prior to consummating such Applicable Transaction and shall consummate the same in accordance with the requirements thereof), (y) is undertaken by the applicable Obligor (or by the Subsidiaries of the Obligors involved therein) acting in good faith, and (z) is effectuated or consummated in the Ordinary Course of Business and in accordance with prudent business practices of the Obligors; provided, that, except in connection with making a payment not in violation of the foregoing, the Obligors shall not (and shall not permit any of their respective Subsidiaries to) transfer any funds (other than such funds to pay payroll) from any account that is (or is required to be) subject to a Control Agreement in favor of the Administrative Agent into any account that is not subject to a Control Agreement in favor of the Administrative Agent.

10.2.22    Immaterial Subsidiaries.

(a)    permit any Immaterial Subsidiary to (i) engage in any business activities or own any property (real or personal) or assets (in each case, of whatever nature), (ii) create, incur, assume or suffer to exist any Debt or (iii) create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired).

(b)    Shall not, and shall not permit any other Obligor to, make any Investment, Distribution or enter into any other transaction of any nature whatsoever with any Immaterial Subsidiary.

10.2.23    Use of Proceeds. Permit any Loan, Collateral or any portion of the Carve-Out or Carve-Out Account to be used directly or indirectly by any Obligor, any official committee appointed in the Chapter 11 Cases, or any trustee appointed in the Chapter 11 Cases or any successor cases, including any chapter 7 cases, or any other person, party or entity for any purpose other than as permitted hereby and pursuant to the Final Orders.

10.3.    Financial Covenants.

From and after the Interim DIP Order Date to and until Full Payment hereunder:

10.3.1    Permitted Variances. Obligors shall not permit or cause, for any Performance Period, (i) the Receipts Variance to exceed twenty-five percent (25%) (as compared to budget) or (ii) the Disbursements Variance to exceed 20% (as compared to budget). The covenants and requirements set forth in this Section 10.3.1 being, the “Budget Covenant”.

10.3.2    Minimum Liquidity. Obligors shall not permit or cause the aggregate amount of Liquidity to be less than $5,000,000 at any time (the requirements hereof, the “Liquidity Covenant”, and, the Liquidity Covenant, together with the Budget Covenant, the “Financial Covenant”).

10.3.3    Permitted Obligations and Disbursements. Obligors shall not incur any payment obligation, or make any payment or disbursement (whether voluntary or on account of any obligation, Investment, Distribution or otherwise), unless, in each case, (a) the applicable payment or disbursement is identified in, and made in accordance with, the Approved Budget, (b) pro forma for such payment or disbursement, the Obligors shall be in compliance with the Financial Covenant, and (c) no Default or Event of Default shall exist or be continuing at the time of, or shall arise or result from, such payment or disbursement.

For the avoidance of doubt, any incurrence of any obligation, or any payment or distribution or disbursement or (as relating to clause (y) below) the existence of such other condition, as applicable, by or with respect to any of Borrower and its Subsidiaries (x) other than as set forth in the Approved Budget and (y) results in an applicable Budget Variance in excess of the Permitted Variances permitted by the Budget Covenant shall, in each case, constitute a default under Section 10.3, and an immediate Event of Default under Section 11.1(d). Notwithstanding anything in any Loan Document or in any Approved Budget to the contrary, Borrower may make deposits into, and allow disbursements from, the Carve-Out Account to fund professional fees and expenses to the extent permitted by the DIP Orders.

10.4.    Chapter 11 Cases.

From and after the Interim DIP Order Date to and until Full Payment, Obligors shall not:

(a)    Other than the claims and Liens of the Administrative Agent arising from this Agreement, and other than the adequate protection claims or Liens provided in the DIP Orders, as applicable, and except for the Carve-Out, incur, create, assume, suffer to exist or permit, or file any motion seeking, any other DIP Superpriority Claim which is pari passu with, or senior to the claims and Liens of, the Administrative Agent and Lenders.

(b)    Make or permit to be made any amendment or change to the DIP Orders, as applicable, without the prior written consent of the Administrative Agent and the Required Lenders.

(c)    Commence any adversary proceeding, contested matter or other action asserting any claims or defenses or otherwise against the Administrative Agent or any Lender with respect to any Loan Document, or any of the liens, claims, rights, benefits or protections granted hereunder or thereunder, or any of the transactions contemplated hereby or thereby.

(d)    Make (i) any Prepetition “critical vendor” payments or other payments on account of any creditor’s Prepetition unsecured claim, (ii) payments on account of claims or expenses arising under section 503(b)(9) of the Bankruptcy Code or (iii) payments under any management incentive plan or on account of claims or expenses arising under section 503(c) of the Bankruptcy Code, except in amounts and on terms and conditions that (a) are approved by the Bankruptcy Court after notice and a hearing, and (b) are expressly permitted by, and in compliance with, the terms of the Loan Documents (including the Budget Covenant and the Approved Budget, subject to any Permitted Variance), or otherwise with the prior written consent of the Administrative Agent and the Required Lenders.

(e)    File any material motion or application with the Bankruptcy Court with regard to actions taken outside the Ordinary Course of Business of the Debtors without consulting with the Administrative Agent and providing the Administrative Agent and the Lenders prior (in any case, not less than two (2) Business Days’ (or as soon as reasonably practicable if two (2) Business Days in advance is not reasonably practicable)) notice and the opportunity to review and comment on each such motion.

(f)    Subject to the applicable DIP Order, object to, contest, delay, prevent, or interfere in any manner with, the exercise of any rights and remedies by the Administrative Agent or the Lenders with respect to the Collateral following the occurrence and during the continuance of an Event of Default.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.    Events of Default. Each and any one or more of the following shall be an “Event of Default” if it occurs or exists for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, in each case, at any time from and after the Interim DIP Order Date to and until Full Payment:

(a)    Borrower or any Obligor shall fail to pay any principal of any Loan, or any Exit Premium (or portion thereof) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    Borrower or any Obligor shall fail to pay any interest on any Loan or any fee or any other Obligation (other than an amount referred to in clause (a) above) payable under any Loan Document, within three (3) Business Days after the same shall become due and payable;

(c)    any representation or warranty of an Obligor made in any Loan Document shall be false or misleading in any material respect when given;

(d)    any Obligor or Subsidiary shall breach, or fail to perform, or default under, any covenant applicable to it contained in Section 6.3, 7.2, 7.3, 8.2.4, 8.2.5, 8.5, 8.6.1, 10.1.1, 10.1.12, 10.1.14, 10.1.15, 10.2, 10.3 or 10.4;

(e)    any Obligor shall breach, or fail to perform, or default under, any other covenant contained herein or in any Loan Documents, and such breach, failure or default is not cured within 30 days (or 10 days in the case of a breach of Section 10.1.2) after a Senior Officer of such Obligor or Subsidiary has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach, failure to perform or default is not capable of being cured within such period;

(f)    any Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Administrative Agent; any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders and other than in accordance with the terms of this Agreement); any lien created hereunder or under the Security Documents ceases to be a valid and perfected lien (other than as a result of any action or inaction by the Administrative Agent and other than by reason of a release of Collateral in accordance with the terms hereof or thereof or Full Payment) or the Obligations cease to be DIP Superpriority Claim;

(g)    any “Event of Default” (in each case, as defined in the Prepetition Note Purchase Agreements) occurs under any Prepetition Note Purchase Agreement, or any breach or default of an Obligor or Subsidiary occurs under any Hedging Agreement or under any instrument or agreement to which it is a party or by which it or any of its properties is bound, in each case, relating to any Debt (other than the Obligations) or other payment obligation in excess of $5,000,000 (in the case of any Hedging Agreement, determined on a net basis), and as a result thereof the maturity of or any payment with respect to such Debt or other payment obligation is or may be accelerated or demanded due or otherwise required to be paid prior to its stated maturity, in each case, due to such breach;

(h)    any judgment or order is entered against an Obligor or Subsidiary for the payment of money in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors and Subsidiaries, $5,000,000 (excluding amounts of insurance coverage therefor that has not been denied by the insurer, or subject to another contractual indemnity arrangement reasonably acceptable to the Administrative Agent, and available to the Obligors for payment of such liabilities), and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty consecutive days;

(i)    an Obligor or Subsidiary is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business which would have or could reasonably be expected to have a Material Adverse Effect; there is a cessation of any part of an Obligor’s or Subsidiary’s business which would have or which could reasonably be expected to have a Material Adverse Effect; a material portion of the Collateral or real or personal property of an Obligor or Subsidiary is taken or impaired through condemnation the effect of which would have or which could reasonably be expected to have a Material Adverse Effect;

(j)    an Insolvency Proceeding is commenced by (including by joining any such proceeding) an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial real or personal property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor, and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief approving such Insolvency Proceeding is entered in the proceeding; provided, however, that the Chapter 11 Cases shall not constitute an Event of Default pursuant to this clause (j);

(k)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan to the extent the foregoing would have or could reasonably be expected to have a Material Adverse Effect; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan to the extent the foregoing would have or could reasonably be expected to have a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan to the extent the foregoing would have or could reasonably be expected to have a Material Adverse Effect;

(l)    any Obligor is criminally convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that would have or that could reasonably be expected to have a Material Adverse Effect;

(m)    Borrower does not immediately (i) prepay, or cause to be prepaid, the Loans, and (ii) terminate, or cause to be terminated, the Commitments upon the occurrence of a Change of Control pursuant to Section 5.3.3 hereof or in any amount less than as set forth thereunder;

(n)    [reserved];

(o)    [reserved];

(p)    there shall have occurred any of the following in the Chapter 11 Cases:

(i)    the bringing of a motion by any Obligor in the Chapter 11 Cases, or the entry of any order by the Bankruptcy Court in the Chapter 11 Cases: (A) obtaining additional financing under section 364(c) or (d) of the Bankruptcy Code that does not provide for the repayment of all Obligations under this Agreement in full in cash (including the Exit Premium); (B) granting any Lien other than Liens expressly permitted under this Agreement upon or affecting any Collateral; (C) except as provided in this Agreement, the Interim DIP Order or the Final DIP Order, as the case may be, authorizing use of cash collateral of the Administrative Agent under section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent and the Required Lenders; or (D) that (in the case of any Obligor) requests or seeks authority for or that (in the case of an order entered by the Bankruptcy Court on account of a request by any Obligor) approves or provides authority to take any other action or actions adverse to the rights and remedies of the Administrative Agent and the Lenders hereunder or their interest in the Collateral;

(ii)    the filing by any Obligor of (A) any disclosure statement or other document or instrument relating to any Chapter 11 Plan that is not an Acceptable Chapter 11 Plan, or (B) any direct or indirect amendment to any disclosure statement or other document or instrument relating to any Acceptable Chapter 11 Plan that would cause the same to cease to constitute an Acceptable Chapter 11 Plan;

(iii)    the modification, expiry or termination of any Obligor’s exclusive right to file and solicit acceptances of a Chapter 11 Plan without the prior written consent of the Administrative Agent and the Lenders;

(iv)    the entry of an order in any of the Chapter 11 Cases confirming a Plan that does not constitute an Acceptable Chapter 11 Plan;

(v)    any Obligor seeks authorization from the Bankruptcy Court for the entry in the Chapter 11 Cases of any order, or the entry of an order in the Chapter 11 Cases, in either case, amending, supplementing, staying, vacating or otherwise modifying any Loan Document or the DIP Orders or impairing the rights, privileges, benefits or protections of the Administrative Agent and the Lenders under the DIP Orders or the Loan Documents, in each case, without the prior written consent of the Administrative Agent and the Required Lenders;

(vi)    the payment of, or application by any Obligor for authority to pay, any Prepetition Debt or other Prepetition claim without the Required Lenders’ prior written consent other than (A) as provided in any “first day order”, (B) as permitted by any order of the

Bankruptcy Court reasonably satisfactory to the Administrative Agent, (C) to the extent such payment is expressly permitted pursuant to this Agreement or consented to by the Administrative Agent and the Required Lenders in writing, (D) after the calendar month ending June 30, 2023, payments on account of Prepetition claims, liens or cure costs in an aggregate value in U.S. Dollars not to exceed $11,000,000 inclusive of cash payments made by the Obligors in connection with any Third-Party Settlement Transaction or (E) the payment, settlement or other satisfaction of any third-party’s claims against the Obligors including by such third-party’s or any of its Affiliates’ purchase or transfer of any Subject Real Property and associated assets for use in connection with bitcoin mining and the provision of any replacement collateral to the Prepetition Secured Parties required thereby (the “Third-Party Settlement Transactions”);

(vii)    the entry of an order by the Bankruptcy Court appointing, or the filing of an application by any Obligor for an order seeking the appointment of, in either case, without the prior written consent of the Administrative Agent and the Required Lenders, an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of a receiver or an examiner under section 1104 of the Bankruptcy Code in the Chapter 11 Cases, with expanded powers (including any powers beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) to operate or manage the financial affairs, the business, or reorganization of Borrower or with the power to conduct an investigation of (or compel discovery from) any of the Secured Parties or against any of the Prepetition Secured Parties; or the sale without the Required Lenders’ prior written consent, of any Obligor’s assets (including through a sale under section 363 of the Bankruptcy Code), except to the extent expressly permitted hereunder and the DIP Orders;

(viii)    the dismissal of the Chapter 11 Cases which does not contain a provision for Full Payment, or any Obligor shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases that does not contain a provision for Full Payment;

(ix)    the conversion of any Chapter 11 Case from a case under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code, or into any other bankruptcy proceeding under any Bankruptcy Law, as applicable, or any Obligor shall file a motion or other pleading seeking the conversion of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise;

(x)    the entry of an order by the Bankruptcy Court, as applicable, granting relief from or modifying the automatic stay of section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral of which the Fair Market Value exceeds (when aggregated with any Collateral of any other creditor granted relief from the automatic stay as contemplated by this clause (x)) $20,000,000, in the aggregate; provided however that any such order with respect the assets of either (i) Blockfi Lending LLC (“Blockfi”) or (ii) NYDIG ABL LLC or either of their affiliates (so long as (1) relating solely to such equipment financed and sold to the Obligors by such party or, in the case of Blockfi, relating to the debt owing to Blockfi pursuant to its agreements with the Obligors as in effect prior to the Petition Date and (2) such arrangement shall not result in the improvement of enhancement of such party’s claims in the Chapter 11 Cases or its Lien or priority position with respect to any of the DIP Collateral) shall not constitute an Event of Default pursuant to this provision, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority having priority over the Liens in favor of the Administrative Agent, subject to any Permitted Liens;

(xi)    the entry of an order in the Chapter 11 Case, avoiding, recharacterizing, subordinating, disgorging or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents, or the making, institution or commencement of any filing, action or suit by any Debtor seeking the taking of any such action;

(xii)    the failure of any Obligor to perform any of its obligations under the Interim DIP Order or the Final DIP Order or any violation of any of the terms of the Interim DIP Order or the Final DIP Order, subject to any applicable grace or cure periods;

(xiii)    the challenge (or support) in writing by any Obligor to (and/or the entry of an order of the Court impairing or modifying in any manner) the validity, enforceability, extent, perfection or priority of any liens or claims granted under the Prepetition Loan Documents, the DIP Orders or the Loan Documents;

(xiv)    the entry of an order in any of the Chapter 11 Cases granting any super priority administrative claim or Lien equal or superior to that granted to the Administrative Agent, on behalf of itself and the Lenders, without the consent in writing of the Administrative Agent and the Required Lenders, except (A) in respect of the Carve-Out in accordance with the DIP Orders and (B) as expressly provided in the DIP Orders;

(xv)    the filing of a motion by any Obligor requesting, or the entry of any order granting, any super-priority administrative expense claim which is senior to or pari passu with the Lenders’ claims or with the claims of the Prepetition Secured Parties without the consent in writing of the Administrative Agent and the Required Lenders, except (A) in respect of the Carve-Out and (B) as expressly provided in the DIP Orders;

(xvi)    the entry of an order precluding the Administrative Agent from having the right to or being permitted to “credit bid” with respect to the assets of the Obligors;

(xvii)    any attempt by any Obligor (including by joining any other party in any such attempt or supporting any motion by any other party) to (i) reduce (other than a reduction in accordance with the terms of this Agreement), avoid, set off or subordinate the Obligations or the Liens securing such Obligations to any other debt, (ii) to disallow all or any party of the Obligations, (iii) to contest any provision of any Loan Documents or the DIP Order, or (iv) challenging the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or the DIP Orders or otherwise acting in a manner inconsistent with the Loan Documents and the DIP Orders;

(xviii)    the reversal, vacatur, or stay of the effectiveness of either the Interim DIP Order or the Final DIP Order or any provision thereof without the written consent of the Administrative Agent and the Required Lenders;

(xix)    the payment of, or granting adequate protection (except as expressly contemplated by the DIP Orders) with respect to, any Prepetition NPA Facility Debt or other Prepetition Debt other than in connection with any Third-Party Settlement Transaction;

(xx)    an application for any of the orders described in this Section 11.1(p) shall be (a) made, joined in or supported by any of the Obligors or (b) made by any other Person (other than the Administrative Agent or the Lenders) and such application is not, to the extent requested by the Administrative Agent or the Lenders, contested by the Obligors in good faith, and the relief requested is granted in an order that is not stayed pending appeal;

(xxi)    cessation of the Administrative Agent’s Liens or super- priority claims granted with respect to this Agreement and the DIP Orders to be valid, perfected (in the case of any Liens) and enforceable in all respects or to have the priority as specified in the herein and in the DIP Orders;

(xxii)    the entry of an order (a) surcharging any of the Collateral under Section 105, Section 506(c) or any other section of the Bankruptcy Code, (b) allowing any administrative expenses claim having priority over or ranking in equal priority with the Obligations or the rights of the Administrative Agent and the Lenders or (c) resulting in the marshaling of any Collateral; or

(xxiii)    the Bankruptcy Court shall cease to have exclusive jurisdiction with respect to all matters relating to the exercise of rights and remedies under the Loan Documents, the DIP Orders, the Liens granted under the Security Documents and the Collateral.

Notwithstanding anything to the contrary in any Loan Document, nothing shall prohibit the consummation of any Third-Party Settlement Transaction.

11.2.    Remedies upon Default.

11.2.1    Remedies Generally. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable, and all Commitments shall terminate, without any action by the Administrative Agent or notice of any kind. In addition, if, when and as permitted by the DIP Orders or if any other Event of Default has occurred and exists, the Administrative Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time (in addition to any and all other things as provided elsewhere in Section 11.2):

(a)    declare any Obligations (including the Exit Premium and all premiums thereon) to be immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

(b)    terminate, reduce or condition any Commitment;

(c)    require the Obligors to cash collateralize then outstanding Obligations; and

(d)    exercise any other rights, remedies, powers and privileges afforded under the Loan Documents or any other agreement, pursuant to the DIP Orders and any other Chapter 11 Order, by law (including under the Bankruptcy Code and other Applicable Law), at equity and otherwise, including the rights and remedies of a secured party under the UCC.

11.2.2    Disposition of Collateral. Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by the Interim DIP Order or the Final DIP Order, as applicable) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived (except as required by the Interim DIP Order or the Final DIP Order, as applicable)), during the continuance of any Event of Default (personally or through its agents or attorneys), to the maximum extent permitted under the Bankruptcy Code and other Applicable Law (including the DIP Orders): (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Obligor or any other Person notice or opportunity for a hearing on the Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral, (iii) sell, grant any option to purchase, and/or deliver any Collateral (in its then condition, or after any further manufacturing or processing thereof) (and enter into contractual obligations to do any of the foregoing), in lots or in bulk, in one or more parcels, at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere, upon such terms and conditions, and at such prices, as it may deem necessary, prudent or advisable, for cash or on credit or for future delivery (or any combination thereof), or without charge, and/or without assumption of any credit risk, and any of the foregoing may be adjourned from time to time in accordance with Applicable Law, and the Administrative Agent shall have the right to purchase all or any portion of the Collateral free of any right or equity of redemption of any Obligor, which right or equity is hereby waived and released, at any public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations, (iv) withdraw all cash and Cash Equivalents in any Deposit Account, Commodity Account or Securities Account (including any DIP Funding Account) of a Obligor and apply such cash and Cash Equivalents and other cash, if any, and other securities, then held by it as Collateral in satisfaction of the Obligations, and (v) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account, Commodity Account or Securities Account pursuant to the related Control Agreement.

11.2.3    Management of Collateral. Each Obligor further agrees, that, during the continuance of any Event of Default, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Obligor’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Obligor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to sell any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent, and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall not have any obligation to any Obligor to maintain or preserve the rights of any Obligor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

11.2.4    Direct Obligation. Neither the Administrative Agent nor any other Secured Party shall be required, subject to the DIP Orders, to make any demand upon, or pursue or exhaust any right or remedy against, any Obligor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender or other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such Sale or other disposition.

11.2.5    Commercially Reasonable. To the extent that any Applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that the Administrative Agent shall be deemed to have complied with such duties even if it shall:

(i)    fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)    fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Applicable Law, fail to obtain permits or other consents for the collection or disposition of any Collateral;

(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Obligor, for expressions of interest in acquiring any such Collateral;

(v)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)    dispose of assets in wholesale rather than retail markets;

(vii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)    purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of any Collateral.

11.2.6    Accounts and Payments in Respect of General Intangibles.

(a)    In addition to, and not in substitution for, any other provision in this Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, on and after the date on which at least one deposit account or securities account has been established, any payment of accounts or payment in respect of general intangibles, when collected by any Obligor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Obligor in the exact form received, duly indorsed by such Obligor to the Administrative Agent, in the DIP Funding Account or such other account, subject to withdrawal by the Administrative Agent as provided herein. Until so turned over, such payment shall be held by such Obligor in trust for the Administrative Agent, segregated from other funds of such Obligor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)    At any time during the continuance of an Event of Default:

(i)    each Obligor shall, upon the Administrative Agent’s written request, deliver to the Administrative Agent all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invokes and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent;

(ii)    the Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of an Obligor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Administrative Agent may at any lime enforce such Obligor’s rights against such account debtors and obligors of general intangibles; and

(iii)    each Obligor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Administrative Agent to ensure any Internet domain name is registered.

(c)    Anything herein to the contrary notwithstanding, each Obligor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Obligor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

11.2.7    Proceeds to be Turned over to and Held by the Administrative Agent. Unless otherwise expressly provided in this Agreement, upon the occurrence and during the continuance of an Event of Default, all proceeds of any Collateral received by any Obligor hereunder in cash or Cash Equivalents shall be held by such Obligor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Obligor, and shall, promptly upon receipt by any Obligor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement).

11.2.8    Deficiency. Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Lender Party to collect such deficiency.

11.3.    Setoff. At any time during an Event of Default, the Administrative Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not the Administrative Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.2.1(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of the Administrative Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. NOTWITHSTANDING THE FOREGOING, NO LENDER AND NO PARTICIPANT SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH PERSON WITHOUT THE WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT.

11.4.    Remedies Cumulative; No Waiver.

11.4.1    Cumulative Rights and Remedies. All agreements, warranties, guaranties, indemnities and other undertakings of the Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of the Administrative Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations. Each Obligor acknowledges that the purpose of Section 11.2 is, among other things, to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in such clauses.

11.4.1    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of the Administrative Agent or any Lender to require strict performance by Borrower or any other Obligor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by the Administrative Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrower that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date; provided, however, that notwithstanding anything in any Loan Document to the contrary, the exercise of rights and remedies following an Event of Default by the Administrative Agent and Lenders shall be subject to the DIP Orders.

SECTION 12. THE ADMINISTRATIVE AGENT

12.1.    Appointment, Authority and Duties of the Administrative Agent.

12.1.1    Appointment and Authority. Each Secured Party appoints and designates B. Riley Commercial Capital, LLC, as the Administrative Agent under all Loan Documents. The Administrative Agent may, and each Secured Party authorizes the Administrative Agent to, enter into all Loan Documents to which the Administrative Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Any action taken by the Administrative Agent in accordance with the provisions of the Loan Documents, and the exercise by the Administrative Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as the Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) to execute, deliver and perform any intercreditor agreement in respect of this Facility or the Liens granted pursuant to the Security Documents or the DIP Orders, in each case under this clause (c) to the extent such agreement, amendment or restatement has been approved in writing by the Required Lenders; (d) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (e) manage, supervise or otherwise deal with Collateral; and (f) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. The duties of the Administrative Agent are ministerial and administrative in nature only, and the Administrative Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.

12.1.2    Duties. The Administrative Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon the Administrative Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3    Agent Professionals. The Administrative Agent may perform its duties through agents and employees. The Administrative Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4    Instructions of Required Lenders; Action by the Administrative Agent. The rights and remedies conferred upon the Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, the Administrative Agent may presume that the condition is satisfactory to a Secured Party unless the Administrative Agent has received notice to the contrary from such Secured Party before the Administrative Agent takes the action. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by any other Loan Document that it is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses that may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Notwithstanding the foregoing, the Administrative Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by the Administrative Agent. The Administrative Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. If a Default or Event of Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 12.1.4; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event shall the Administrative Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability (as the terms thereof may be modified by the DIP Orders). In any case, where the consent of the Administrative Agent is expressly required under this Agreement, the other Loan Documents or the DIP Orders, the withholding or giving of such consent may be conditioned by the Administrative Agent upon the receipt of the approval of the Required Lenders, and the Administrative Agent shall be fully protected and not liable to the Lenders or any other Person in relying upon such approval or failing to act in the absence of such approval. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct as determined by a final, nonappealable order of a court of competent jurisdiction. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction. Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent hereunder or thereunder, it is understood that in all cases the Administrative Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1). Beyond the exercise of reasonable care in the custody of the Collateral in the possession or control of the Administrative Agent, it will not have any duty as to any other Collateral or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith.

The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement and the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, in each case, other than as resulting from its gross negligence or willful misconduct, as determined by a nonappealable order of a court of competent jurisdiction.

12.2.    Agreements Regarding Collateral and Borrower Materials.

12.2.1    Lien Releases; Care of Collateral. Secured Parties authorize the Administrative Agent to, and the Administrative Agent shall, (1) release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a Permitted Asset Disposition to a Person that is not an Obligor (and the Administrative Agent may request that the Obligors certify that such disposition is a Permitted Asset Disposition and may rely conclusively on any such certificate without further inquiry); it being agreed that such release shall not extend to the Net Cash Proceeds thereof; (c) subject to Section 14.1, with the prior written consent of the Required Lenders; and (d) if the Collateral subject to such Lien is owned by an Obligor, upon release of such Obligor from its obligations under the Loan Documents pursuant to the following clause (2) and (2) upon request of an Obligor, release any Obligor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Secured Parties authorize the Administrative Agent to subordinate its Liens only to any Purchase Money Lien or other Permitted Lien expressly entitled to senior priority hereunder. The Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that the Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.2.1. If any Collateral is disposed pursuant to a Permitted Asset Disposition to any Person other than an Obligor, such Collateral (but not the proceeds thereof, which will continue to be subject to the Liens of the Administrative Agent) shall be sold free and clear of the Liens created by the Loan Documents and the Administrative Agent shall, at the expense of the Obligors, take any and all actions reasonably requested by the Obligors to effect the foregoing (provided, that if requested by the Administrative Agent, the Obligors shall provide a certification that such disposition is permitted by this Agreement).

12.2.2    Possession of Collateral. The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.

12.2.3    Reports. The Administrative Agent shall promptly provide to Lenders, when complete, any field audit or examination report prepared for the Administrative Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but the Administrative Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon the Obligors’ books, records and representations; (b) that the Administrative Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to other Lenders, such Lender’s Participants, its officers, directors and employees, and its attorneys and accountants provided such Persons are informed of the confidential nature of such Reports and Borrower Materials and instructed to keep them confidential and strictly for such Lender’s use and as otherwise permitted herein), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall severally and not jointly indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of the Administrative Agent furnishing same to such Lender, via the Platform or otherwise.

12.3.    Reliance By the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person except to the extent such reliance is the result of the gross negligence or willful misconduct of the Administrative Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon except to the extent such reliance is the result of the gross negligence or willful misconduct of the Administrative Agent, as determined in a final, non- appealable judgment by a court of competent jurisdiction. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4.    Action Upon Default. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Secured Party (other than the Administrative Agent) agrees that, except as otherwise expressly provided in any Loan Documents or with the written consent of the Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other dispositions of Collateral, or to assert any rights relating to any Collateral.

12.5.    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.2, as applicable, such Lender shall forthwith purchase from the Administrative Agent and the other Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Administrative Agent for application under Section 4.2.1(b) and it shall provide a written statement to the Administrative Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any DIP Funding Account without the Administrative Agent’s prior written consent.

12.6.    Indemnification. EACH LENDER SHALL SEVERALLY AND NOT JOINTLY INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED, THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR THE ADMINISTRATIVE AGENT (IN THE CAPACITY OF AGENT). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Administrative Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If the Administrative Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Administrative Agent by each Lender to the extent of its Pro Rata share.

12.7.    Limitation on Responsibilities of the Administrative Agent. The Administrative Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses to the extent caused by the Administrative Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. The Administrative Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. The Administrative Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.    Successor Agent and Co-Agents.

12.8.1    Resignation; Successor Agent. The Administrative Agent may resign at any time by giving at least 5 days written notice thereof to Lenders and Obligor Representative (or such shorter time period as agreed to by the Required Lenders). Upon receipt of such notice,

Required Lenders shall have the right to appoint a successor Administrative Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders. If no successor agent is appointed prior to the effective date of the Administrative Agent’s resignation, then the Administrative Agent may (but shall not be obligated to) appoint a successor agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role. Whether or not a successor has been appointed, such resignation shall become effective. Upon acceptance by a successor Administrative Agent of its appointment hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Administrative Agent. The resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and except for any indemnity payments or other amounts then owed to the resigning Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Any successor to B. Riley Commercial Capital, LLC by merger or acquisition of stock or this loan shall continue to be the Administrative Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2    Co-Collateral Agent. If necessary or appropriate under Applicable Law, the Administrative Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to the Administrative Agent under the Loan Document shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that the Administrative Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until appointment of a new agent.

12.8.3    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.9.    Non-Reliance on the Administrative Agent and the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Obligor of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into, or consent to, this Agreement and the other Loan Documents and to extend credit to Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

12.10.    Remittance of Payments and Collections.

12.10.1    Remittances Generally. All payments by any Lender to the Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Administrative Agent and request for payment is made by the Administrative Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by the Administrative Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Administrative Agent. Any such payment shall be subject to the Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2    Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Administrative Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by the Administrative Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate. In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to the Administrative Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Administrative Agent pursuant to Section 4.2.

12.10.3    Recovery of Payments. If the Administrative Agent pays an amount to a Secured Party in the expectation that a related payment will be received by the Administrative Agent from an Obligor and such related payment is not received, then the Administrative Agent may recover such amount from the Secured Party. If the Administrative Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Administrative Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by the Administrative Agent to any Obligations are later required to be returned by the Administrative Agent pursuant to Applicable Law, each Lender shall pay to the Administrative Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11.    Individual Capacities. As a Lender, the Administrative Agent shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include the Administrative Agent in its capacity as a Lender, to the extent applicable. The Administrative Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide bank products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not the Administrative Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, the Administrative Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12.    Erroneous Payments.

12.12.1    Each Lender hereby agrees that (i) if the Administrative Agent notifies any Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) and (ii) to the extent permitted by Applicable Law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation a waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause shall be conclusive absent manifest error.

12.12.2    Without limiting the immediately preceding clause, each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that the Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by Applicable Law, the Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received).

12.13.    [Reserved].

12.14.    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and the Administrative Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrower, any Obligor or any other Person. As between Borrower and Obligors, on the one hand, and the Administrative Agent, on the other hand, any action that the Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15.    Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall severally and not jointly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations.

12.16.    The Administrative Agent May File Proofs of Claim; Credit Bidding.

12.16.1    Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent in writing to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

12.16.2    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to take all actions and exercise all rights described in Section 11.2, including to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which an Obligor is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 14.1.1 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

12.16.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law;

(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 14.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by any Obligor, the Obligor Representative or a Lender;

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, but, in each case, subject at all times to the DIP Orders, in the event that any controversy arises between or among any of the Secured Parties or any other Person in respect of any Collateral or proceeds thereof in the possession or control of the Administrative Agent, the Administrative Agent shall, to the extent directed by the Required Lenders, have the right to initiate proceedings in the Bankruptcy Court (or to the extent the Bankruptcy Court does not have (or abstains from exercising) jurisdiction over such matter, to any other court of competent jurisdiction permitted under Section 14.14) for a declaratory judgment to determine the rights of such Secured Parties or other Persons with respect to such Collateral or any proceeds thereof. The provisions of this paragraph are in addition to and not in limitation of any right of resignation or other rights or protections afforded to the Administrative Agent pursuant to the terms of this Agreement.

12.17. Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Obligor, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.18.    Successors By Merger, Etc.. Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Obligors, the Administrative Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower or Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 13.3; and (c) any assignment by the Administrative Agent of its role as such must be made in compliance with Section 13.3. The Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.    Participations.

13.2.1    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower, the other Obligors and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and the Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7 and 5.9 (subject to the requirements and limitations of such Sections and Section 5.10; provided, that any documentation required under Section 5.10 shall be delivered solely to the applicable participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.1. A Participant shall not be entitled to receive any greater payment under Section 3.7 or 5.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law occurring after the sale of the participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Sections 3.8 and 13.4 with respect to any Participant.

13.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date (other than pursuant to Section 2.1.5) or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment (other than pursuant to Section 2.1.5), or releases Borrower, substantially all Guarantors or substantially all Collateral.

13.2.3    Benefit of Set-Off. Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.4    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.3.    Assignments.

13.3.1    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment (except to an affiliated fund of such Lender), is in a minimum principal amount of $1,000,000 (unless otherwise agreed by the Administrative Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $1,000,000 (unless otherwise agreed by the Administrative Agent in its discretion) and (c) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2    Effect; Effective Date. Upon delivery to the Administrative Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by the Administrative Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to the Administrative Agent.

13.3.3    Certain Assignees. Without the Administrative Agent’s prior written consent, no assignment or participation may be made to Borrower, an Obligor, an Affiliate of Borrower or an Obligor, a Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Administrative Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as the Administrative Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4    Register. The Administrative Agent, acting as a non-fiduciary agent of Borrower, shall maintain (a) a copy of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the principal amounts of the Loans (and stated interest) owing to, each Lender (the “Register”). Entries in the Register shall be conclusive, absent manifest error, and Borrower, the Administrative Agent and Lenders shall treat each lender recorded in such Register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower and any Lender (but, in the case of any Lender, only with respect to its holdings (unless consented to otherwise in writing by the Administrative Agent)), from time to time upon reasonable notice.

13.4.    Replacement of Certain Lenders. If (a) a Lender (i) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and the Required Lenders consented or (ii) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, the Administrative Agent or Borrower may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice, provided, that a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. The Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14. MISCELLANEOUS

14.1.    Consents, Amendments and Waivers.

14.1.1    Amendment. No modification of any Loan Document, including any extension (other than in accordance with Section 2.1.5) or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Administrative Agent (with the consent of Required Lenders) (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6) and each Obligor party to such Loan Document; provided, however, that

(a)    without the prior written consent of the Administrative Agent (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6), no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Administrative Agent;

(b)    [reserved];

(c)    without the prior written consent of each affected Lender (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6), including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender (it being understood that a waiver of any condition precedent set forth in Section 6 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender); (ii) reduce the amount of, or rate of, or waive or delay payment of, any principal, reimbursement obligation, interest, fees or other amounts payable to such Lender hereunder or under any Loan Document (except as provided in Section 4.2 and any waiver of interest accruing at the Default Rate; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”); (iii) extend the Termination Date or the Maturity Date (except, as relating to the Maturity Date, in accordance with Section 2.1.5); or (iv) amend this clause (c);

(d)    without the prior written consent of all Lenders (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6) (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Pro Rata or Required Lenders, (iii) amend any payment provision in a manner that would alter the pro rata sharing of payments required thereby (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations (as measured by value not number);

(e)    without the written consent of each Lender directly and adversely affected thereby (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6), no modification shall postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment;

(f)    [reserved]; and

(g)    without the prior written consent of each affected Lender (which, for the avoidance of doubt, may be provided via email in accordance with Section 14.3.6), including a Defaulting Lender, no modification shall be effective that would alter Section 12.5 or 14.3.1.

14.1.2    Limitations. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by the Administrative Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified. Further, notwithstanding anything to the contrary contained in this Section 14.1, if following the Closing Date, the Administrative Agent and Obligor Representative shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Obligor Representative shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

14.1.3    [Reserved].

14.2.    Indemnity. Borrower and each other Obligor, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Lender Related Person”) against, and hold each Lender Related Person harmless from, any and all losses, claims, damages, liabilities and related expenses (limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of one primary counsel, one local counsel in each relevant jurisdiction, and one special counsel (the appointment of any such special counsel to be subject to the reasonable consent of Obligors, so long as not unreasonably withheld, conditioned or delayed) for each relevant specialization deemed necessary or appropriate by the Administrative Agent, for all Lender Related Persons and, in the case of an actual or reasonably perceived conflict of interest, one additional primary counsel (and one additional local counsel in each relevant jurisdiction) per group of similarly situated affected parties), to the extent incurred by any Lender Related Person or asserted against any Lender Related Person by any Person (including Borrower or any other Obligor) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 5.9), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Environmental Release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries or any other Obligor, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries or any other Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, in all cases, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, any of its Subsidiaries or any other Obligor, and regardless of whether any Lender Related Person is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE LENDER RELATED PERSON; provided, that such indemnity shall not, as to any Lender Related Person, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender Related Person or (y) result from a claim brought by Borrower or any other Obligor against a Lender Related Person for a material breach of such Lender Related Person’s obligations hereunder or under any other Loan Document, if Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 5.9.2, this Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.3.    Notices and Communications.

14.3.1    Notice Address. Subject to Section 4.1.3, all notices and other communications by or to a party hereto shall be in writing and shall be given to (x) any Borrower or Obligor, to the Obligor Representative to the attention of Kristen Carnevali, Denise Sterling and Todd DuChene at 210 Barton Springs Road, Suite 300, Austin, Texas 78704, (y) to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or (z) at such other address as any such party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received or when received by electronic mail; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to the Administrative Agent pursuant to Sections 2.1.4 or 4.1.1 shall be effective until actually received by the individual to whose attention at the Administrative Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by Borrower.

14.3.2    Communications. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices from the Obligors under the Loan Documents, unless otherwise expressly agreed.

14.3.3    Platform. Borrower Materials shall be delivered pursuant to procedures approved by the Administrative Agent, including via e-mail and other electronic delivery (if possible) upon request by the Administrative Agent to an electronic system maintained by the Administrative Agent (“Platform”). Obligor Representative shall notify the Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by the Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Lenders acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrower, any Obligor, any Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials, notices and other information through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

14.3.4    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5    Non-Conforming Communications. The Administrative Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrower.

14.3.6    Electronic Mail. Notwithstanding the foregoing, or anything else to the contrary contained herein or in any other Loan Document, the parties hereto agree that (i) if the Administrative Agent requires or seeks consent and/or direction of any Lender in connection with exercising any of its rights or powers, or otherwise taking any action, under this Agreement or any other Loan Document (including in connection with providing any consent or waiver that this Agreement or such other Loan Document expressly permits the Administrative Agent to provide), the Administrative Agent shall be entitled to rely on any such consent and/or direction delivered to it by electronic mail (“e- mail”) by or on behalf of the applicable Lender (including by any investment advisor, manager or similar Person holding itself out as authorized to act on behalf of such Lender or by any counsel thereto or to such Lender), (ii) with respect to (a) any provision of this Agreement or any other Loan Document that permits any date by which any Obligor is required to comply with any obligation hereunder or under such other Loan Document to be extended and (b) any amendment, consent, waiver, modification or otherwise of this Agreement or any other Loan Document, in each case, that requires the consent and/or the direction of one or more of the Lenders, each Lender shall be permitted to provide its consent and/or direction via its counsel and, in such case, such consent and/or direction shall be deemed to have been validly provided to the extent that such counsel confirms the same by electronic mail (“e-mail”) to Borrower’s counsel or the Administrative Agent’s counsel, as applicable, (it being agreed that, in connection with delivering such e-mail, such counsel shall be permitted to rely on any corresponding consent or direction delivered to such counsel by or on behalf of the applicable Lender (including by any investment advisor, manager or similar entity holding itself out as authorized to act on behalf of such Lender)) and (iii) with respect to (a) any provision of this Agreement or any other Loan Document that permits any date by which any Obligor is required to comply with any obligation hereunder (including any date set forth on Schedule 10.1.13) or under such other Loan Document to be extended and (b) any amendment, consent, waiver, modification or otherwise of this Agreement or any other Loan Document, in each case, that requires the consent and/or direction of the Administrative Agent, the Administrative Agent shall be permitted to provide its consent and/or direction via its counsel and, in such case, such consent and/or direction shall be deemed to have been validly provided to the extent that such counsel confirms the same by electronic mail (“e-mail”) to Borrower’s counsel or Lender’s counsel, as applicable, (it being agreed that, in connection with delivering such e-mail, such counsel shall be permitted to rely on any corresponding consent or direction delivered to such counsel by or on behalf of the Administrative Agent.

14.4.    Performance of Borrower’s Obligations. The Administrative Agent may (but shall not be obligated to), in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or do any act required of Borrower or any Obligor under any Loan Documents or otherwise lawfully requested by the Administrative Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of the Administrative Agent under this Section shall be reimbursed to the Administrative Agent by Borrower, within 10 Business Days after demand, with interest from the date incurred until paid in full, at the Default Rate. Any payment made or action taken by the Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.    Credit Inquiries. The Administrative Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved in writing by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved in writing by it.

14.9.    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10.    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for the Administrative Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of the Administrative Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute the Administrative Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrower and Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Administrative Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrower or such Obligor and such Person; (ii) Borrower and the Obligors have consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrower and the Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Administrative Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any Obligor, any of its or their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) the Administrative Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Obligors and their Affiliates, and have no obligation to disclose any of such interests to Borrower, Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, Borrower and Obligors each hereby waives and releases any claims that it may have against the Administrative Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12.    Confidentiality. Each of the Administrative Agent and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives, as well as financing sources and prospective investors (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any bank product; (g) with the consent of Obligor Representative; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or (ii) is available to the Administrative Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrower and Obligors. Notwithstanding the foregoing, the Administrative Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrower’s and Obligors’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Each of the Administrative Agent and Lenders acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law.

14.13.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14.14.    Consent to Forum. BORROWER AND OBLIGORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, SOLELY TO THE EXTENT THAT THE BANKRUPTCY COURT DOES NOT HAVE (OR

ABSTAINS FROM EXERCISING) JURISDICTION OVER ANY MATTER, ANY STATE COURT SITTING IN THE CITY OF NEW YORK IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT IN THE SOUTHERN DISTRICT OF NEW YORK IN THE BOROUGH OF MANHATTAN, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWER AND OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.    Waivers by Obligors. To the fullest extent permitted by Applicable Law, Borrower and each other Obligor waives (a) the right to trial by jury (which the Administrative Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non- payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent on which Borrower or any such Obligor may in any way be liable, and hereby ratifies anything the Administrative Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Administrative Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Administrative Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Borrower and each other Obligor acknowledge that the foregoing waivers are a material inducement to the Administrative Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower and the Obligors. Borrower and Obligors have each reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16.    Patriot Act Notice. The Administrative Agent and Lenders hereby notify Borrower and Obligors that pursuant to the Patriot Act, the Administrative Agent and Lenders are required to obtain, verify and record information that identifies Borrower and each Obligor, including its legal name, address, tax ID number and other information that will allow the Administrative Agent and Lenders to identify it in accordance with the Patriot Act. The Administrative Agent and Lenders will also require information regarding each guarantor, if any, and may require information regarding Borrower’s and Obligors’ management and owners, such as legal name, address, social security number and date of birth. Borrower and each other Obligor shall, promptly upon request, provide all documentation and other information as the Administrative Agent or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.17.    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Affected Resolution Authority.

14.19.    DIP Orders. Borrower, the Obligors, the Administrative Agent and the Lenders hereby expressly agree that, in the event of any conflict or inconsistency between this Agreement (or any other Loan Document), on the one hand, and any DIP Order, on the other hand, the applicable DIP Order then in effect shall control. Notwithstanding anything to the contrary herein, the provisions of this Agreement are subject to the terms, covenants, conditions and provisions of, the DIP Orders, as applicable. This Agreement is subject in all respects (including with respect to all obligations and agreements of the Obligors provided for hereunder) to the terms of the Interim DIP Order (and, when applicable, the Final DIP Order) and, notwithstanding anything in the foregoing, the Obligors shall not be required to undertake any obligation, make any agreement or take any action that is prohibited by the terms of the Interim DIP Order (and, when applicable, the Final DIP Order).

14.20.    Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 14.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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